    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 2003

                                                     REGISTRATION NO. 333-102511

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                              BRAND SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   13-3909681
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                        BRAND INTERMEDIATE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   13-3909682
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                          BRAND SCAFFOLD SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   43-1872612
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                     BRAND SCAFFOLD RENTAL & ERECTION, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   13-3909680
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                          BRAND SCAFFOLD BUILDERS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   13-3909683
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                               SCAFFOLD-JAX, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1700                   59-2561427
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                          BRAND SCAFFOLD ERECTORS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                          1700                  43-1915982
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                        SCAFFOLD BUILDING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   26-0047244
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                           BRAND SPECIAL EVENTS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   43-1872610
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                          MIKE BROWN GRANDSTANDS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   43-1879382
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                                  KWIKRIG, INC.
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                        1700                   95-4396650
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                          BRAND STAFFING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   43-1845105
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                             SKYVIEW STAFFING, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   43-1845084
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                            HIGHTOWER STAFFING, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   43-1876520
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                             BRANDCRAFT LABOR, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   43-1898879
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                          SKYVIEW SAFETY SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                         1700                   43-1929453
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. Employer
 incorporation or organization)   classification code number)   Identification No.)

                                   -----------

                       15450 SOUTH OUTER HIGHWAY 40, #270
                          CHESTERFIELD, MISSOURI 63017
                                 (636) 519-1000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   -----------

                                 JOHN M. MONTER
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                       15450 SOUTH OUTER HIGHWAY 40, #270
                          CHESTERFIELD, MISSOURI 63017
                                 (636) 519-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   -----------

                                    COPY TO:
                                JIN K. KIM, ESQ.
                            MAYER, BROWN, ROWE & MAW
                                  1675 BROADWAY
                               NEW YORK, NEW YORK
                                 (212) 506-2696

                                   -----------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING ANY OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to completion--Dated October 14, 2003.

PROSPECTUS

                              BRAND SERVICES, INC.

                                  $150,000,000

                     12% Senior Subordinated Notes due 2012

         We issued the 12% Senior Subordinated Notes due 2012 (the "notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for our 12% Senior Notes Subordinated due 2012 (the "old notes").

         We will pay interest on the notes semi-annually on April 15 and October 15 of each year, commencing on April 15, 2003. The notes will mature on October 15, 2012. At our option, we may redeem the notes on or after October 15, 2007 at the redemption prices set forth in this prospectus. We may redeem up to 35% of the notes on or prior to October 15, 2005 with the net proceeds of certain equity offerings. There is no sinking fund for the notes.

         The notes are our unsecured senior subordinated obligations and rank junior to our senior indebtedness and equally with all of our unsecured senior subordinated indebtedness. Our obligations under the notes are fully and unconditionally guaranteed on a senior subordinated basis by our parent and domestic subsidiaries.

         This Prospectus is to be used by J.P. Morgan Securities Inc. ("JPMorgan") in connection with offers and sales related to market-making transactions in the notes. JPMorgan may act as principal or agent in such transactions. These sales will be made at prices related to prevailing market prices at the time of such sale. We will receive no portion of the proceeds of the sale of such notes and will bear expenses incident to the registration thereof.

         INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ______________, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................................................        1

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA.................................................................        5

RISK FACTORS...................................................................................................        7

FORWARD-LOOKING STATEMENTS.....................................................................................       15

USE OF PROCEEDS................................................................................................       16

CAPITALIZATION.................................................................................................       16

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA................................................................       17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..........................       23

BUSINESS ......................................................................................................       32

THE TRANSACTIONS...............................................................................................       40

MANAGEMENT.....................................................................................................       42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................................................       49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................................................       50

DESCRIPTION OF THE NOTES.......................................................................................       51

BOOK-ENTRY; DELIVERY AND FORM..................................................................................       92

DESCRIPTION OF OTHER INDEBTEDNESS..............................................................................       94

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.........................................................       97

PLAN OF DISTRIBUTION...........................................................................................      102

LEGAL MATTERS..................................................................................................      103

EXPERTS .......................................................................................................      103

WHERE YOU CAN FIND MORE INFORMATION............................................................................      103

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.....................................................................      F-1

         You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

                               PROSPECTUS SUMMARY

         The following summary highlights key aspects of our company, but does not contain all of the information that you should consider before making an investment decision. For a more comprehensive understanding of our company, you should read this entire document, including "Risk Factors." Unless the context indicates or otherwise requires, references in this prospectus to (i) the term "DLJ Brand" are to DLJ Brand Holdings, Inc. prior to the Acquisition (as defined below), (ii) the term "Holdings" are DLJ Brand prior to the Acquisition and to Brand Intermediate Holdings, Inc., the surviving corporation of the merger of Brand Acquisition Corp. with DLJ Brand Holdings, Inc., and the direct parent of Brand Services, Inc., after the Acquisition, (iii) the term "Brand Services" are to Brand Services, Inc. and its subsidiaries and (iv) the terms "Brand," "our company," "we," "us" or "our" are to Holdings and its subsidiaries. We refer to the acquisition of our company by Brand Acquisition Corp. as the "Acquisition" and the Acquisition, together with the related financings, as the "Transactions."

                                   OUR COMPANY

         We are the largest North American provider of scaffolding services. We believe we have the number one market share position in the industrial scaffolding segment and the number three market share position in the commercial scaffolding segment. Our services in the industrial scaffolding segment facilitate access to tall, often irregular-shaped structures that require ongoing maintenance, periodic overhauls, or turnarounds, and capital projects related to capacity additions and regulatory compliance. We provide our industrial services principally in the refining, petrochemical, chemical, electric utility and pulp and paper industries. Our commercial scaffolding segment primarily serves the non-residential building construction and renovation markets. We provide our customers turnkey services, including skilled labor for the erection and dismantlement of scaffolding, equipment rental and scaffolding design services and the sale of scaffolding equipment. We deliver our services through an extensive field service organization consisting of approximately 4,000 team members (increasing to 5,000 during peak periods) in 45 service centers located throughout the United States and Puerto Rico and two in Canada. We believe our operating platform is the largest and most comprehensive in the scaffolding industry, and that it allows us to provide reliable, efficient, safe and cost effective scaffolding services to our customers. Between 1998 and 2002, we generated compounded annual growth in revenue and EBITDA of 16% and 20%, respectively.

         Approximately 47% of our 2002 revenue was attributable to ongoing maintenance and periodic overhauls of industrial facilities in the refining, chemical and petrochemical and utility industries. We typically provide ongoing maintenance services under contracts, with a duration ranging from two to five years. These contracts generally do not provide for minimum levels of maintenance services, as our services are provided to our customers based on individual projects under these contracts. Pricing under our contracts is generally negotiated on an annual basis, and a majority of projects are priced either on a time and material basis or on a per-unit basis. Overhauls, which are necessary to maintain the safety and efficiency of most industrial facilities, are typically performed every one to four years depending on the industry and the type of overhaul performed. We believe that the necessity for ongoing maintenance and periodic overhauls provides us with a stable, recurring revenue base. Historically, most of our industrial segment contracts have been on a cost-plus basis, but recently our larger customers in the refining and petrochemical industries have increasingly sought fixed unit-price contracts. Fixed unit-price contracts, which offer customers a fixed price for either discrete units of scaffolding or an entire project, generally enable us to achieve higher gross margins because of our ability to manage costs and maximize inventory utilization while offering our customers lower prices for our services. Between 1997 and 2002, revenue attributable to fixed unit-price contracts increased from 16% to 28% of our total revenue.

         Our customers include major integrated oil companies, independent refiners, large chemical and petrochemical companies, electric utilities, pulp and paper producers and large engineering and construction firms. Our largest industrial customers based on revenue to us include Raytheon, Shell Motiva, ExxonMobil, Ultramar and Fluor Daniel. The average length of relationship with our top ten industrial customers based on revenue to us is approximately 16 years, and we have conducted business with one of our largest industrial customers, ExxonMobil, since 1978. Our commercial customers consist primarily of regional construction contractors located throughout the United States and Canada.

         Brand Intermediate Holdings, Inc. and Brand Services, Inc. are Delaware corporations. Our executive offices are located at 15450 South Outer Highway 40, Suite 270, Chesterfield, Missouri 63017, and our telephone number is (636) 519-1000. Our corporate website address is www.brandscaffold.com. Our website and the information contained on our website are not part of this prospectus.

                                THE TRANSACTIONS

         On October 16, 2002, DLJ Brand merged with Brand Acquisition Corp., which was a wholly-owned subsidiary of Brand Holdings, LLC ("Brand Holdings"). Brand Holdings is controlled by J.P. Morgan Partners, LLC ("JPMP") and its affiliates. The total amount of consideration paid in the merger, including amounts related to the repayment of indebtedness, the redemption of the outstanding preferred stock and the payment of transaction costs incurred by the buyer, was approximately $524.4 million. The following events occurred in connection with the Acquisition:

         - an investment in Brand Holdings made by affiliates of JPMP and other equity investors, including $6.7 million of rollover equity, totaling $220 million;

         - the merger of Brand Acquisition Corp. into DLJ Brand, with DLJ Brand as the surviving corporation; DLJ Brand was renamed Brand Intermediate Holdings, Inc. after the Acquisition;

         - our borrowing of $130 million in term loans under a new credit facility and the repayment of our old credit facility. The new credit facility includes a $50 million revolving credit facility, and a $20 million letter of credit facility;

         - our tender offer and consent solicitation for all $130 million aggregate principal amount of our old 10 1/4% Senior Notes due 2008;

         - our repurchase of $14.5 million aggregate principal amount of our old 7.03% subordinated note;

         - our redemption of the $62.4 million aggregate liquidation preference of our 14.5% Senior Exchangeable Preferred Stock due 2008;

         - an issuance to JPMP and certain selling stockholders of DLJ Brand by Holdings of $35 million aggregate principal amount of 13% senior subordinated pay-in-kind notes due 2013 and by Brand Holdings of warrants to purchase its common equity interests; and

         -        our issuance of the notes.

                               THE EXCHANGE OFFER

         We sold $150.0 million of our 12% Senior Subordinated Notes due 2012 to Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc., as initial purchasers, in a private placement of our notes on October 16, 2002. The initial purchasers resold those notes in reliance on Rule 144A and other exemptions under the Securities Act of 1933.

                               TERMS OF THE NOTES

         The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer                     Brand Services, Inc.

Notes $150,000,000 aggregate principal amount of 12% Senior Subordinated Notes due 2012.

Maturity Date              October 15, 2012.

Interest 12% per annum, payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2003.

Guaranties                 The notes are fully and unconditionally guaranteed,
                           jointly and severally, by Holdings and all of our current and certain of our future domestic restricted subsidiaries.

Ranking The notes are our unsecured senior subordinated obligations. The notes and guaranties rank:

                           - junior to all of our and the guarantors' existing and future senior indebtedness;

                           - equally with any of our and the guarantors' existing and future senior subordinated indebtedness; and

                           - senior to any of our and the guarantors' existing and future subordinated indebtedness.

                           As of June 30, 2003, we had $131.0 million of senior indebtedness outstanding (which amount does not include $50.0 million that we have the ability to borrow under our revolving credit facility) and the non-guarantor subsidiary, which is our foreign subsidiary, had approximately $4.4 million of third party liabilities that would be structurally senior to the notes.

                           The indenture governing the notes permits us to incur a significant amount of additional senior debt, including up to a total of $240.0 million under our credit facility. See "Description of Notes."

                           In addition to a $130.0 term loan, a $20.0 million letter of credit facility and a $50.0 million revolving credit facility, our credit facility provides for possible additional borrowings of up to $75.0 million under an uncommitted supplemental term loan facility. See "Description of Other Indebtedness
                           - Senior Credit Facility."

Optional Redemption        We may redeem any of the notes at any time on or
                           after October 15, 2007, in whole or in part, in cash at the redemption prices described in this prospectus, plus accrued and unpaid interest to the date of redemption.

                           In addition, on or before October 15, 2005, we may redeem up to 35% of the aggregate principal amount of notes issued under the notes indenture with the proceeds of certain equity offerings.

Mandatory Redemption       Except as set forth herein, we are not required to
                           make mandatory redemption or sinking fund payments with respect to the notes.

Change of Control          If a change of control of our company occurs, subject
                           to certain conditions, we must give holders of the notes an opportunity to sell to us the notes at a purchase price of 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of the purchase. See "Description of the Notes--Change of Control."

                           If a change of control were to occur, we may not have sufficient funds to pay the purchase price of the outstanding notes.

Certain Covenants          The indenture governing the notes will contain
                           covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:

                           -        incur or guarantee additional indebtedness;

                           -        pay dividends or make other equity
                                    distributions;

                           -        purchase or redeem capital stock;

                           -        make certain investments;

                           - enter into arrangements that restrict dividends from subsidiaries;

                           -        sell assets;

                           -        engage in transactions with affiliates; and

                           -        effect a consolidation or merger.

                           These limitations will be subject to a number of important qualifications and exceptions. See "Description of the Notes--Certain Covenants."

                                  RISK FACTORS

         See "Risk Factors" immediately following this summary for a discussion of certain risks relating to an investment in the notes.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following table presents summary financial and other data with respect to Holdings and its subsidiaries and has been derived from (i) the audited consolidated financial statements of Holdings and its subsidiaries for the four years ended December 31, 2002, (ii) the unaudited consolidated financial statements of Holdings and its subsidiaries for the fiscal year ended December 31, 1998, and (iii) the unaudited consolidated financial statements of Holdings and its subsidiaries for the six months ended June 30, 2003. The following information should be read in conjunction with "Capitalization," "Selected Historical Consolidated Financial Data," "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

                                                                                                           BRAND INTERMEDIATE
                                                    DLJ BRAND HOLDINGS, INC. (PREDECESSOR)                    HOLDINGS, INC.
                                        ------------------------------------------------------------  ----------------------------
                                                           YEAR ENDED DECEMBER 31,
                                        ------------------------------------------------------------  ----------------------------
                                                                                         JANUARY 1,    OCTOBER 17,   SIX MONTHS
                                                                                        2002 THROUGH  2002 THROUGH  ENDED JUNE 30,
                                          1998                                           OCTOBER 16,  DECEMBER 31,       2003
                                       (unaudited)    1999         2000        2001         2002         2002         (UNAUDITED)
                                       -----------  ---------   ---------   ---------   ------------  ------------  --------------
                                                                           (dollars in thousands)
INCOME STATEMENT DATA
Revenue
   Labor                                $ 149,410   $ 158,532   $ 189,891   $ 226,099    $ 222,312     $  62,823      $ 145,320
   Equipment rental                        50,137      54,653      67,060      68,130       59,951        14,886         37,931
   Equipment sales                          5,757       5,731       7,115      10,860        8,210         1,587          3,432
                                        ---------   ---------   ---------   ---------    ---------     ---------      ---------
   Total revenue                          205,304     218,916     264,066     305,089      290,473        79,296        186,683
Operating expenses                        157,673     171,630     203,689     232,292      218,480        65,303        149,755
                                        ---------   ---------   ---------   ---------    ---------     ---------      ---------
   Gross profit                            47,631      47,286      60,377      72,797       71,993        13,993         36,928
Selling and administrative expenses        29,580      31,562      39,254      42,785       32,502        10,008         23,069
Non-cash compensation                          --          --          --          --        2,491            --             --
Transaction expenses                           --          --          --          --        5,297            --             --
                                                                                         ---------     ---------      ---------
   Operating income                     $  18,051   $  15,724   $  21,123   $  30,012    $  31,703     $   3,985      $  13,859
                                        =========   =========   =========   =========    =========     =========      =========

Other Data
EBITDA(1)                               $  34,560   $  39,493   $  46,542   $  56,628    $  52,497     $  13,115      $  35,156
EBITDA margin %                              16.8%       18.0%       17.6%       18.6%        18.1%         16.5%          18.8%
Net Cash provided by (used for)
   Operating Activities                 $  22,957   $  17,519   $  19,494   $  29,441    $  36,219     $   8,449      $  25,418
   Investing Activities                   (21,080)    (19,468)    (39,517)    (20,564)     (10,182)     (527,648)        (5,222)
   Financing Activities                      (969)       (932)     22,918         644      (34,813)      520,132         (1,693)
Depreciation and amortization              16,509      23,769      25,419      26,616       18,303         9,130         21,297
Capital expenditures                       22,519      23,452      32,234      19,635       12,821         3,708          6,018
Ratio of Earnings to Fixed Charges (2)        0.8X        0.7X        0.8X        1.0X         1.4X          0.6X           0.9X

                                          AS OF JUNE 30, 2003
                                              (UNAUDITED)
                                        ----------------------
                                        (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents                       $ 23,320
Working capital                                   52,098
Total assets                                     600,637
Total debt                                       311,203
Stockholder's equity                             223,214

-------------------

(1) EBITDA, is defined as net income (loss) before interest, income taxes, depreciation and amortization, and accretion of preferred stock dividends of subsidiary. We present EBITDA because management believes it provides useful information regarding a company's ability to service and/or incur debt and is used by some investors, analysts and others to make informed investment decisions. Our management uses EBITDA to evaluate our operating performance, to allocate resources and capital to our business operations and as a measure of performance for incentive compensation purposes. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance, profitability or liquidity prepared in accordance with accounting principles generally accepted in the United States. Our method for calculating EBITDA may not be comparable to methods used by other companies A reconciliation of pretax income under generally accepted accounting principles to EBITDA follows:

                                                                   Predecessor
                                         --------------------------------------------------------------
                                                   Fiscal Year Ended December 31,                                       Six Months
                                         -------------------------------------------------   January 1,    October 17,     Ended
                                                                                            2002 through  2002 through   June 30,
                                            1998                                             October 16,  December 31,      2003
                                         (unaudited)     1999         2000         2001          2002         2002      (unaudited)
                                         -----------   ---------    ---------    ---------  ------------  ------------  -----------
Pretax income                             $ (5,347)    $ (8,745)    $ (7,172)    $    563     $  9,753     $ (2,961)     $ (2,178)
Depreciation and amortization expense       16,509       23,769       25,419       26,616       18,303        9,130        21,297
Interest expense                            18,880       19,131       22,052       22,750       15,525        7,105        16,142
Interest income                               (249)        (159)         (95)        (609)        (151)        (159)         (105)
Non-cash compensation                           --           --           --           --        2,491           --            --
Accretion of preferred stock dividends       4,767        5,497        6,338        7,308        6,576            -             -
                                          --------     --------     --------     --------     --------     --------      --------
         EBITDA                           $ 34,560     $ 39,493     $ 46,542     $ 56,628     $ 52,497     $ 13,115      $ 35,156
                                          ========     ========     ========     ========     ========     ========      ========

(2) For the purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, earnings represent income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness plus the interest portion of rental expense on noncancelable leases, amortization of debt issuance costs and accretion of preferred stock dividends. The deficiency of earnings to cover fixed charges for the years ended December 31, 1998, 1999, 2000, and for the period from October 17, 2002 through December 31, 2002 and the six months ended June 30, 2003 were $5,347, $8,745, $7,172, $2,961, and $2,178, respectively.

                                  RISK FACTORS

         An investment in the notes involves a high degree of risk. You should carefully consider the following risks before making an investment in the notes. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected, which in turn could adversely affect our ability to repay the notes.

                           RISKS RELATING TO THE NOTES

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR ABILITY TO RAISE ADDITIONAL CAPITAL TO FUND OUR OPERATIONS AND, LIMIT OUR ABILITY TO REACT TO CHANGES IN THE ECONOMY OR OUR INDUSTRY AND PREVENT US FROM FULFILLING OUR OBLIGATION TO SERVICE OUR CURRENT INDEBTEDNESS.

         We are highly leveraged and have significant debt service obligations. As of June 30, 2003, our total indebtedness, including the Holdings notes was $311.2 million, excluding unused commitments under our new revolving credit facility, which represented 58% of our total capitalization. $131.0 million of such indebtedness was senior to the notes and $4.4 million was structurally senior to the notes. See "--Subordination" below.

         Our substantial indebtedness could have important consequences to you. For example, it could:

         - limit our ability to fund future working capital, capital expenditures, acquisitions and other general corporate activities;

         - require us to dedicate a substantial portion of our operating cash flow to payments on our indebtedness, thereby reducing the availability of our cash flow to fund other areas of our business;

         - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

         - make us more vulnerable in the event of a downturn in general economic conditions or in our business;

         - make it more difficult to satisfy our obligations under the notes, including our repurchase obligation upon the occurrence of specified change of control events; and

         - expose us to risks inherent in interest rate fluctuations because some of our borrowings will be at variable rates of interest, which could result in higher interest expense in the event of increases in market interest rates.

ABILITY TO SERVICE DEBT--TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. IF WE ARE UNABLE TO GENERATE SUFFICIENT CASH TO SERVICE ALL OF OUR INDEBTEDNESS, WE MAY BE FORCED TO TAKE OTHER ACTIONS TO SATISFY OUR OBLIGATIONS, WHICH MAY NOT BE SUCCESSFUL.

         Our estimated annual payment obligation for 2003 with respect to our indebtedness is comprised of approximately $3.2 million of principal payments and $27.0 million of interest payments. While our ratio of earnings to fixed charges for the year ended December 31, 2001 and the period from January 1, 2002 through October 16, 2002 was 1.0x and 1.4x respectively, earnings were insufficient to cover fixed charges in the year ended December 31, 2000, the period from October 17, 2002 through December 31, 2002 and the six months ended June 30, 2003 by $7.2 million, $3.0 million, and $2.2 million, respectively. Our borrowings under our credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the indebtedness under our credit facility would increase even though the amount borrowed remained the same, and our net income would decrease. An increase of 1.0% in the interest rates payable on our variable rate indebtedness would increase our estimated annual debt service requirements by approximately $1.3 million.

         Our ability to pay interest on and principal of the notes and to satisfy our other debt obligations will depend upon our future operating performance and our ability to obtain additional debt or equity financing. Prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make these payments. In addition, all of our operations are conducted through our subsidiaries and our access to payments and advances from our subsidiaries in amounts and at times sufficient to fund our debt obligations will affect our ability to make these payments. The ability of our subsidiaries to make distributions or other payments to us will depend upon their operating results and applicable laws and any contractual restrictions contained in the instruments governing their indebtedness. While we currently anticipate that we will be able to satisfy our annual debt service payments with cash from operations, if in the future we cannot generate sufficient cash from operations to make scheduled payments on the notes or to meet our other obligations, we will need to refinance our then-outstanding obligations, obtain additional financing or sell assets. Our ability to restructure or refinance will depend on the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

ADDITIONAL INDEBTEDNESS--DESPITE OUR LEVEL OF INDEBTEDNESS, WE AND OUR SUBSIDIARIES WILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD EXACERBATE THE RISKS DESCRIBED ABOVE.

         We and our subsidiaries will be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes and the terms of our new credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Under our credit facility, we are permitted to incur up to $75.0 million under an uncommitted supplemental term loan facility, as well as $15.0 million of capital leases, $5.0 million of acquired indebtedness, $10.0 million of foreign subsidiary indebtedness and $15.0 million of other indebtedness. To the extent new debt is added to our currently anticipated debt levels, the substantial leverage risks described above would increase. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. See "Description of the Notes" and "Description of Other Indebtedness."

RESTRICTIVE COVENANTS--OUR DEBT AGREEMENTS CONTAIN PROVISIONS THAT RESTRICT OUR OPERATIONS.

         Among other things, the operating and financial restrictions and covenants contained in our debt agreements restrict, condition or prohibit us from:

         -        incurring or guaranteeing additional indebtedness;

         -        creating liens on our assets;

         -        making investments;

         - creating restrictions on the payment of dividends or other amounts to us;

         -        entering into transactions with affiliates;

         -        merging or consolidating with any other person; or

         - selling, assigning, transferring, leasing, conveying or otherwise selling certain of our assets.

         In addition, our new credit facility contains financial and operating covenants and prohibitions, including requirements that we maintain certain financial ratios and use a portion of excess cash flow and proceeds of asset sales to repay indebtedness under it.

         The operating and financial restrictions and covenants in our existing debt agreements and any future financing agreements may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. A breach of any of these restrictions or covenants could cause a default under other debt, including the notes. In such an event, moreover, the lenders under our new credit facility could elect to declare all borrowings outstanding thereunder, together with accrued and unpaid interest and fees, to be due and payable, to require us to apply all of our available cash to repay these borrowings or to prevent us from making debt service payments on the notes, any of which would be an event of default under the notes. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments. In addition, our other indebtedness could contain financial and other covenants more restrictive than those applicable to the notes.

         If our operating performance declines we may in the future need to obtain waivers from the required lenders under our credit facilities to avoid being in default. If we breach our covenants under our credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our credit facility and the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See "Description of Other Indebtedness."

SUBORDINATION--YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTIES OF THESE NOTES ARE JUNIOR TO ALL OF OUR GUARANTORS' EXISTING SENIOR INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS. IN ADDITION, CLAIMS OF CREDITORS OF OUR NON-GUARANTOR SUBSIDIARIES WILL GENERALLY HAVE PRIORITY WITH RESPECT TO THE ASSETS AND EARNINGS OF THOSE SUBSIDIARIES OVER YOUR CLAIMS.

         The notes will be contractually junior in right of payment to all of our senior indebtedness, and the guaranties will be contractually junior in right of payment to all senior indebtedness of the guarantors. As of June 30, 2003, Brand Services, excluding its subsidiaries, had $130.9 million of senior indebtedness, consisting of indebtedness under the new senior credit facility and notes payable. In addition, Holdings had $129.4 million of senior indebtedness, consisting of Holdings' guarantee of the new senior credit facility, and the subsidiary guarantors had $129.6 million of senior indebtedness, consisting entirely of guaranties of our indebtedness under the new senior credit facility and capital lease obligations.

         We may not pay principal, premium, if any, interest or other amounts on the notes in the event of a payment default in respect of certain senior indebtedness, including debt under our senior credit facility, unless the indebtedness has been paid in full in cash or the default has been cured or waived. In addition, if certain other defaults regarding certain senior indebtedness occur, we may not be permitted to pay any amount on the notes or any guarantee of the notes for a designated period of time. If we are, or any of the guarantors is, declared bankrupt or insolvent, or if there is a payment default under, or an acceleration of, any senior indebtedness, we are required to pay the lenders under the senior credit facility and any other creditors who are holders of senior indebtedness in full before we apply any of our assets to pay you. You may thus receive less ratably than our other creditors, or the creditors of the guarantors, in a bankruptcy, liquidation or dissolution. Accordingly, we may not have enough assets remaining after payments to holders of our senior indebtedness to pay you.

         In addition, none of our current and future foreign subsidiaries is guaranteeing the notes, and these non-guarantor subsidiaries are permitted to incur additional indebtedness under the indenture. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness or guaranties issued by those subsidiaries, will generally have priority with respect to the assets and earnings of those subsidiaries over the claims of our creditors, including holders of the notes, even if the obligations of those subsidiaries do not constitute senior indebtedness. As of June 30, 2003, our non-guarantor subsidiary had approximately $4.4 million of third party liabilities and held approximately $18.5 million of our consolidated assets. During the periods from January 1, 2002 through October 16, 2002, from October 17, 2002 through December 31, 2002 and for the six months ended June 30, 2003, the non-guarantor subsidiary generated approximately 4.5%, 3.0% and 3.1% of our consolidated revenues, respectively.

IF WE DEFAULT UNDER OUR CREDIT FACILITY, THE LENDERS COULD FORECLOSE ON THE ASSETS WE HAVE PLEDGED TO THEM, TO YOUR EXCLUSION AS THE HOLDERS OF THE NOTES.

         Our obligations under the notes are unsecured, but our obligations under our credit facility and each guarantor's obligations under their guarantees are secured by a security interest in substantially all of our assets. If we are declared bankrupt or insolvent, or if we default under our credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under our indenture at such time. Furthermore, if the lenders foreclose and sell the equity interests in any subsidiary of ours that is a guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In such an event, we may not be able to continue as a going concern.

CHANGE OF CONTROL--WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE NOTES INDENTURE.

         Any change of control would constitute a default under our credit facility. Therefore, upon the occurrence of a change of control, the lenders under our credit facility would have the right to accelerate their loans, and we would be required to prepay all of our outstanding obligations under the new credit facility.

         Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. We may not be able to repurchase the notes upon a change of control because we may not have sufficient funds. In the event of a change of control, due to certain restrictions in our senior credit facility, we may have to offer to repay all borrowings under our senior credit facility or obtain the consent of our lenders under our senior credit facility to purchase the notes. If we do not obtain such consent or repay such borrowings, we may be prohibited from purchasing notes. In such case, our failure to make the change of control offer, or consummate the purchase of tendered notes, would constitute a default under the indenture governing the notes, which, in turn, would constitute a default under the senior credit facility. See "Description of the Notes."

REDEMPTION--YOUR RIGHT TO REQUIRE US TO REDEEM THE NOTES IS LIMITED.

         The holders of notes have limited rights to require us to purchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring, including an issuer recapitalization or similar transaction with management. Consequently, the change of control provisions of the notes indenture will not afford any protection in a highly leveraged transaction, including such a transaction initiated by us, if such transaction does not result in a change of control or otherwise result in an event of default under the notes indenture. Accordingly, the change of control provision is likely to be of limited usefulness in such situations.

FRAUDULENT TRANSFER STATUTES--IN SOME CIRCUMSTANCES, FRAUDULENT TRANSFER LAWS MAY PERMIT A COURT TO TAKE ACTION DETRIMENTAL TO YOU.

         Substantially all our existing and future domestic subsidiaries will guarantee the notes. If, however, any subsidiary becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court might:

         - avoid all or a portion of such subsidiary guarantor's obligations to you;

         - subordinate such subsidiary guarantor's obligations to you to other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the related guaranty; and

         - take other action detrimental to you, including, in certain circumstances, invalidating the related guaranty.

         The court might do so if it found that, when the subsidiary entered into its guaranty (or, in some states, when payments became due thereunder), the subsidiary guarantor:

         - received less than reasonably equivalent value or fair consideration for the guaranty; and

         - either (1) was or was rendered insolvent, (2) was left with inadequate capital to conduct its business or (3) believed or should have believed that it would incur debts beyond its ability to pay.

         The court might also avoid a subsidiary's guaranty, without regard to those factors, if it found that the subsidiary entered into its guaranty with actual intent to hinder, delay or defraud its creditors.

         A court would likely find that a subsidiary did not receive reasonably equivalent value or fair consideration for its guaranty unless it benefited directly or indirectly from the notes' issuance. If a court avoided a guaranty, you would no longer have a claim against the guarantor. In addition, the court might direct you to repay any amounts already received from the guarantor.

         The test for determining solvency for these purposes will depend on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent either if the sum of its existing debts exceeds the fair value of all of its property or if the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

         The indenture will state that the liability of each subsidiary on its guaranty is limited to the maximum amount that the subsidiary can incur without risk that the guaranty will be subject to avoidance as a fraudulent transfer. However, this may not protect the guaranties from fraudulent transfer attack.

ORIGINAL ISSUE DISCOUNT--BECAUSE THE OLD NOTES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT, HOLDERS WILL PAY TAX ON AMOUNTS BEFORE SUCH AMOUNTS ARE RECEIVED.

         The old notes were issued at a discount from their stated principal amount for U.S. federal income tax purposes and each new note received in exchange for an old note will be deemed to have been issued at the same time, and with an identical amount of original issue discount. Because the amount of discount is in excess of a statutorily defined de minimis amount, the discount is subject to the special tax rules applicable to original issue discount. Consequently, original issue discount will be included in the gross income of a U.S. holder of notes for U.S. federal income tax purposes in advance of the receipt of cash payments on the notes. For more information, see "Certain United States Federal Income Tax Consequences."

BANKRUPTCY--BANKRUPTCY MAY DELAY PAYMENT ON THE NOTES.

         The Bankruptcy Code generally prohibits the payment of pre-bankruptcy debt by a company that commences a bankruptcy case. If we and all our subsidiaries became debtors in bankruptcy cases, so long as the cases were pending you would likely not receive any payment of principal or interest due under the notes.

AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NOTES, WHICH MAY MAKE THE NOTES ILLIQUID AND ADVERSELY AFFECT THE MARKET PRICE QUOTED FOR THE NOTES

         You cannot be sure that an active trading market will develop for the notes. We do not intend to apply for a listing of the notes on a securities exchange or any automated dealer quotation system. We have been advised by J.P. Morgan Securities Inc. that as of the date of this prospectus J.P. Morgan Securities Inc. intends to make a market in the notes. J.P. Morgan Securities Inc. is not obligated to do so, however, and any market-making activities with respect to the notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to limits imposed by the Securities Act and the Securities Exchange Act of 1934. Because J.P. Morgan Securities Inc. is our affiliate, J.P. Morgan Securities Inc. is required to deliver a current "market-making" prospectus and otherwise comply with the registration requirements of the Securities Act in any secondary market sale of the notes. Accordingly, the ability of J.P. Morgan Securities Inc. to make a market in the notes may, in part, depend on our ability to maintain a current market-making prospectus. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

                         RISKS RELATING TO OUR BUSINESS

EFFECTS OF SEASONALITY AND CYCLICALITY--THERE ARE SEASONAL FLUCTUATIONS IN DEMAND FOR OUR SERVICES. FURTHER, WE HAVE EXPERIENCED A DEGREE OF CYCLICALITY IN THE MARKET WE SERVICE.

         The market for industrial scaffolding services experiences seasonal fluctuations in demand. In particular, because of high demand for gasoline for automobiles during the summer, most refineries prefer to close down for overhauls during the first and fourth quarters. Similar patterns are evidenced for utilities. Conversely, commercial non-residential building construction, particularly in the renovation business, occurs throughout the year but is heaviest in the second and third quarters.

         We may be able to take advantage of differing seasonal patterns in the industrial and commercial scaffolding markets, but seasonality may still lead to:

         -        low scaffolding asset use during periods of low demand;

         - an inability to service all of our customers during periods of high demand;

         -        price fluctuations; and

         -        periods of low cash flow.

         Historically, the market for scaffolding services has experienced a degree of cyclicality. In particular, demand for non-residential building construction and capital projects is highly cyclical. In addition, when refining products are in high demand or the price of pulp is high, refineries and pulp and paper mills often delay overhauls. Any sustained downturn in our end-markets could have a material adverse effect on our company because it will negatively impact our sales and lower our asset utilization.

CONCENTRATION OF CUSTOMERS--LOSING CERTAIN CUSTOMERS COULD MATERIALLY AFFECT OUR REVENUE.

         Our top ten customers accounted for approximately 42% of total revenue for the combined twelve months ended December 31, 2002. One customer accounted for approximately $34.0 million (13%) and $32.5 million (11%) of our revenues in the years ended December 31, 2000 and 2001, respectively, and another customer accounted for $40.3 million (11%) of our revenues for the combined twelve months ended December 31, 2002. The loss of any of these customers could have a material adverse effect on our revenue and could also adversely affect our liquidity and cash flow from operating activities.

DEPENDENCE ON LABOR--DECREASES IN THE LABOR FORCE OR INCREASES IN THE COST OF LABOR COULD MATERIALLY AFFECT OUR FINANCIAL PERFORMANCE.

         Our business has a high labor content, and, as a result, our financial performance is affected by the availability of qualified personnel and the cost of labor. The availability of labor can vary depending on market conditions and the labor market has tightened in recent periods. If sufficient labor is not available in the future or the cost of labor rises, we may not be able to meet the demands of our customers or our operating margins may be negatively impacted. Approximately 32% of our employees are represented by labor unions. If strikes or other types of conflicts with unions or personnel were to occur, our business could be adversely affected by a loss of revenues, increased costs or reduced profitability.

DEPENDENCE ON CERTAIN INDUSTRIES--CYCLICAL, UNSTABLE OR WORSENING FINANCIAL CONDITION OR PERFORMANCE IN A SMALL GROUP OF INDUSTRIES COULD MATERIALLY AFFECT OUR REVENUE.

         Our financial performance is dependent upon the continued viability and financial stability of our customers, which are in turn substantially dependent on the viability and financial stability of the oil, petrochemical, chemical, utilities, pulp and paper and construction industries. In addition, many of our customers are affected by general economic conditions. The factors affecting these industries in general, and our customers in particular, could have a material adverse effect on our revenue and could also adversely affect our liquidity and cash flow from operating activities.

FIXED UNIT-PRICE CONTRACT RISK--THE PRICES THAT WE CHARGE SOME OF OUR CUSTOMERS ARE PREDETERMINED AND WE BEAR THE RISK OF COSTS IN EXCESS OF OUR ESTIMATES.

         Fixed unit-price contracts provided approximately 28% of our revenue for the year ended December 31, 2002. As part of our strategy, we plan to enter into an increasing amount of fixed unit-price contracts, which may have terms of up to five years. With fixed unit-price contracts, our fees per unit are determined at the beginning of an engagement and the price is subject to limited adjustment based on cost incurred to perform the required work under the contract. The cost that we incur in fulfilling these contracts may vary from our initial estimates. Unanticipated cost increases may result from several factors, including increases in the cost of labor and delays in erecting and dismantling the scaffolding. Further risks associated with fixed unit-price contracts include the difficulty of estimating the time and expense that are related to performance in accordance with contract specifications and the risk that certain client relationships will limit our ability to recover for unanticipated effort and expense, even if the terms of our contracts permit us to recover for these costs. Any failure to anticipate technical problems, estimate time and expense accurately or control costs during performance of a fixed unit-price contract can reduce our profitability or cause a loss.

SAFETY RISKS--THE NATURE OF OUR BUSINESS OPERATIONS PRESENTS INHERENT RISKS OF LOSS THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         Our operations are subject to hazards inherent in the scaffolding business that could result in personal injury or death, work stoppage or serious damage to our equipment or the property of our customers. To protect ourselves against such casualty and liability risks, we maintain an insurance program. Our deductibles are $500,000 per incident for general liability and workers' compensation liability and $350,000 for automobile liability. In addition, we maintain a one-time annual deductible of $500,000 for each of general liability and workers' compensation liability coverages. We maintain outside insurance for such liability in excess of these deductibles. In 2002, out of $11.1 million of insurance costs, $8.3 million were claims handling costs and payments made on claims below such deductible limits and $2.8 million were premium payments. Our high deductibles may cause us to incur significant costs. In addition, our insurance premiums are scheduled to increase over the next twelve months. If our insurance premiums or other costs rise significantly in the future, our profitability could be reduced.

         Furthermore, because our historically strong safety record is a key marketing tool in our bids for scaffolding projects, future incidents involving personal injuries or other on-site accidents may hinder our ability to compete for new bids or to retain current customers.

DEPENDENCE ON KEY PERSONNEL--LOSING CERTAIN EMPLOYEES COULD MATERIALLY AFFECT OUR FINANCIAL PERFORMANCE AND PROSPECTS.

         Our continued success depends to a large extent upon the continued services of our senior management and of employees having critical client relationships. The loss of the services of any of these employees could have a material adverse effect on our revenue, our financial performance and management.

ACQUISITION STRATEGY--THERE ARE VARIOUS RISKS ASSOCIATED WITH OUR PLAN TO ACQUIRE OTHER SCAFFOLDING PROVIDERS.

         We intend to expand our business by acquiring other scaffolding providers.

         If:

         -        suitable acquisition candidates are not available;

         -        acquisitions cannot be completed on reasonable terms;

         - we are unable to successfully integrate the operations of any acquired entity; or

         - we are unable to raise the funds necessary to make acquisitions,

         then we may not able to expand our business as planned.

         Some of the risks associated with our acquisition strategy include problems inherent in integrating new businesses such as a potential loss of customers and key personnel and a potential disruption in operations. In addition, acquisitions may be limited by restrictions contained in our debt agreements.

ACCESS TO ADDITIONAL CAPITAL--WE MAY NOT HAVE THE ABILITY TO RAISE ADDITIONAL FUNDS NECESSARY FOR FUTURE CAPITAL SPENDING AND/OR ACQUISITIONS.

         Our business is capital intensive. We purchase equipment to replace damaged equipment and to expand our business. If we do not have funds available to purchase replacement equipment, we may not be able to service our current customers. If we do not have funds available to add additional equipment, we may not be able to expand our business. Part of our business plan is to make strategic acquisitions, which will add to our market share and profitability. If we do not have funds available to make strategic acquisitions, we may not be able to expand our business as rapidly as we may otherwise. The inability to raise additional capital could have a material adverse effect on us.

CONTROL BY PRINCIPAL STOCKHOLDER--CONFLICTS MAY EXIST BETWEEN YOUR INTERESTS AND THE INTERESTS OF OUR PARENT ENTITY AND ITS CONTROLLING SHAREHOLDERS.

         JPMP owns approximately 76.7% (on a fully diluted basis) of the voting equity interests of our parent, Brand Holdings. Accordingly, JPMP will substantially control our affairs. The interests of JPMP may not in all cases be aligned with your interests as a holder of the notes. In addition, as a result of JPMP's ownership interests, conflicts of interest could arise with respect to transactions between JPMP and us, potential acquisitions of businesses and properties, the incurrence of additional indebtedness, the payment of dividends and other matters.

                           FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical facts included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of Brand Intermediate Holdings, Inc. and its subsidiaries. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

         These forward-looking statements are based on our expectations and beliefs concerning future events affecting us. They are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus, including the risks outlined under "Risk Factors," will be important in determining future results. Actual future results may vary materially as a result of various risks and uncertainties, including but not limited to:

         - seasonal fluctuations and cyclicality in the scaffolding markets;

         -        the potential loss of a key customer;

         -        increases in the cost of labor;

         - downturns in industries that we serve, such as the oil, petrochemical, chemical, utilities, pulp and paper and construction industries;

         -        unanticipated cost overruns on fixed unit-price contracts;

         -        on-the-job accidents;

         -        the potential loss of key personnel; and

         -        costs related to the integration of acquisitions.

         Because of these factors, we caution that investors should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of notes offered pursuant to this Prospectus.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2003. You should read this table in conjunction with the information set forth under "Use of Proceeds," "Unaudited Pro Forma Financial Information," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Other Indebtedness" and our consolidated financial statements included elsewhere in this prospectus.

                                              JUNE 30, 2003
                                               (UNAUDITED)
                                              -------------
Credit facility(1):
Revolving facility                             $       --
Term facility                                     129,350
Capital leases and notes payable                    1,665
12% senior subordinated notes due 2012            145,949
Holdings notes (2)                                 34,239
                                               ----------
Total debt                                        311,203
Stockholders' equity (deficit)                    223,214
                                               ----------

Total capitalization                           $  534,417
                                               ==========

-----------

(1) Under the new credit facility, we have revolving loan availability of $50.0 million and a letter of credit facility of $20.0 million. Up to $20.0 million of the $50.0 million revolving loan facility may be used for letters of credit. As of June 30, 2003, we had $30.6 million of outstanding letters of credit.

(2) Holdings issued $35.0 million aggregate principal amount of 13% senior subordinated pay-in-kind notes due 2013. In connection with the issuance of the Holdings notes, Brand Holdings issued warrants to purchase its common equity interests with an estimated fair value of $4.1 million.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following table presents certain consolidated historical financial and other data of Holdings and its subsidiaries and has been derived from the audited consolidated financial statements of Holdings and its subsidiaries for the four years ended December 31, 2002, and the unaudited consolidated financial statements of Holdings and its subsidiaries for the fiscal year ended December 31, 1998. The following table should be read in conjunction with "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Holdings' consolidated financial statements, including the related notes thereto, appearing elsewhere in this prospectus.

                                                                                                                BRAND INTERMEDIATE
                                                        DLJ BRAND HOLDINGS, INC. (PREDECESSOR)                    HOLDINGS, INC.
                                        ----------------------------------------------------------------------  ------------------
                                                     YEAR ENDED DECEMBER 31,
                                        ---------------------------------------------------   JANUARY 1, 2002    OCTOBER 17, 2002
                                           1998                                                   THROUGH             THROUGH
                                       (unaudited)       1999          2000         2001      OCTOBER 16, 2002   DECEMBER 31, 2002
                                       -----------     ---------     ---------     ---------   ----------------  ------------------
INCOME STATEMENT DATA
Revenue
  Labor                                 $ 149,410     $ 158,532     $ 189,891     $ 226,099       $ 222,312         $  62,823
  Equipment rental                         50,137        54,653        67,060        68,130          59,951            14,886
  Equipment sales                           5,757         5,731         7,115        10,860           8,210             1,587
                                        ---------     ---------     ---------     ---------       ---------         ---------
     Total revenue                        205,304       218,916       264,066       305,089         290,473            79,296

Operating expenses

  Labor                                   124,653       130,237       155,081       182,672         179,579            52,575
  Equipment rental                         18,773        25,190        27,412        26,042          20,410             8,260
  Equipment sales                           4,264         4,140         4,827         6,853           5,455             1,067
  Divisional operating expenses             9,983        12,063        16,369        16,725          13,036             3,401
                                        ---------     ---------     ---------     ---------       ---------         ---------
     Total operating expenses             157,673       171,630       203,689       232,292         218,480            65,303
                                        ---------     ---------     ---------     ---------       ---------         ---------

         Gross profit                      47,631        47,286        60,377        72,797          71,993            13,993

Selling and administrative
  expenses                                 29,580        31,562        39,254        42,785          32,502            10,008
Non-cash compensation                          --            --            --            --           2,491                --
Nonrecurring start-up expenses                 --            --            --            --           5,297                --
                                        ---------     ---------     ---------     ---------       ---------         ---------

         Operating income                  18,051        15,724        21,123        30,012          31,703             3,985

Net interest expense                       18,631        18,972        21,957        22,141          15,374             6,946
Accretion of preferred stock
  dividends of subsidiary                   4,767         5,497         6,338         7,308           6,576                --
                                        ---------     ---------     ---------     ---------       ---------         ---------
         Income (loss) before income
            tax benefit                    (5,347)       (8,745)       (7,172)          563           9,753            (2,961)

Income tax expense (benefit)                   --            --            --            --           1,335            (1,116)
Extraordinary loss on debt
  extinguishment                            4,329            --            --            --              --                --
                                        ---------     ---------     ---------     ---------       ---------         ---------

Net income (loss)                       $  (9,676)    $  (8,745)    $  (7,172)    $     563       $   8,418         $  (1,845)
                                        ---------     ---------     ---------     ---------       ---------         ---------

                                                                                                     BRAND
                                                                                                  INTERMEDIATE
                                              DLJ BRAND HOLDINGS, INC. (PREDECESSOR)              HOLDINGS, INC.
                                     --------------------------------------------------------     -------------
                                              YEAR ENDED DECEMBER 31,              JANUARY 1,       OCTOBER 17,
                                     -----------------------------------------   2002 THROUGH     2002 THROUGH
                                      1998                                        OCTOBER 16,      DECEMBER 31,
                                   (unaudited)     1999       2000       2001         2002             2002
                                   -----------   --------   --------   --------   ------------     -------------
OTHER DATA
EBITDA(1)                            $ 34,560   $ 39,493   $ 46,542   $ 56,628     $ 52,497        $  13,115
Net cash provided by (used for)
  Operating activities                 22,957     17,519     19,494     29,441       36,219            8,449
  Investing activities                (21,080)   (19,468)   (39,517)   (20,564)     (10,182)        (527,468)
  Financing activities                   (969)      (932)    22,918        644      (34,813)         520,132
Depreciation and amortization          16,509     23,769     25,419     26,616       18,303            9,130
Capital expenditures                   25,519     23,452     32,234     19,635       12,821            3,708
Ratio of earnings to fixed
  charges and preferred stock
  dividends(2)                            0.8x       0.7x       0.8x       1.0x         1.4x             0.6x

BALANCE SHEET DATA (AT END OF
  PERIOD):

Cash and cash equivalents            $  3,125   $    244   $  3,139   $ 12,660                     $   4,817
Working capital                        12,080      5,553      9,757     22,542                        35,850
Total assets                          211,060    210,872    246,249    257,436                       605,738
Total debt                            170,640    170,368    197,870    200,427                       310,440

Preferred stock in subsidiary          35,907     41,404     47,742     55,050                            --
Stockholder's Equity (Deficit)        (21,616)   (29,474)   (37,343)   (36,857)                      221,793

------------

(1) EBITDA, is defined as net income (loss) before interest, income taxes, depreciation and amortization, and accretion of preferred stock dividends of subsidiary. We present EBITDA because management believes it provides useful information regarding a company's ability to service and/or incur debt and is used by some investors, analysts and others to make informed investment decisions. Our management uses EBITDA to evaluate our operating performance, to allocate resources and capital to our business operations and as a measure of performance for incentive compensation purposes. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance, profitability or liquidity prepared in accordance with accounting principles generally accepted in the United States. Our method for calculating EBITDA may not be comparable to methods used by other companies A reconciliation of pretax income under generally accepted accounting principles to EBITDA follows:

                                                           PREDECESSOR
                                     --------------------------------------------------------
                                                    YEAR ENDED
                                                    DECEMBER 31,                 JANUARY 1,       OCTOBER 17,
                                   -------------------------------------------   2002 THROUGH     2002 THROUGH
                                       1998                                       OCTOBER 16,      DECEMBER 31,
                                   (unaudited)    1999       2000       2001        2002              2002
                                   -----------  --------   --------   --------   ------------     -------------
Pretax income                        $ (5,347)  $ (8,745)  $ (7,172)  $    563     $  9,753        $ (2,961)
Depreciation and amortization
  expense                              16,509     23,769     25,419     26,616       18,303           9,130
Interest expense                       18,880     19,131     22,052     22,750       15,525           7,105
Interest income                          (249)      (159)       (95)      (609)        (151)           (159)
Non-cash compensation                      --         --         --         --        2,491              --
Accretion of preferred stock
  dividends                             4,767      5,497      6,338      7,308        6,576              --
                                     --------   --------   --------   --------     --------        --------
  EBITDA                             $ 34,560   $ 39,493   $ 46,542   $ 56,628     $ 52,497        $ 13,115
                                     ========   ========   ========   ========     ========        ========

(2) For the purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, earnings represent income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness plus the interest portion of rental expense on noncancelable leases, amortization of debt issuance costs and accretion of preferred stock dividends. The deficiency of earnings to cover fixed charges for the years ended December 31, 1998, 1999, 2000 and for the period from October 17, 2002 through December 31, 2002. were insufficient to cover fixed charges by $5.3 million, $8.7 million, $7.2 million and $3.0 million, respectively.

         The following table presents certain consolidated historical financial and other data of Holdings and its subsidiaries and has been derived from the unaudited consolidated financial statements of Holdings and its subsidiaries for the six months ended June 30, 2002 and 2003. The following table should be read in conjunction with "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Holdings' consolidated financial statements, including the related notes thereto, appearing elsewhere in this prospectus.

                                                  DLJ Brand Holdings, Inc.  Brand Intermediate
                                                       (Predecessor)          Holdings, Inc.
                                                  ------------------------  ------------------
                                                      Six Months Ended       Six Months Ended
                                                       June 30, 2002           June 30, 2003
                                                        (unaudited)             (unaudited)
                                                  ------------------------  ------------------
Income Statement Data
Revenue
    Labor                                                  $140,779              $145,320
    Equipment rental                                         37,980                37,931
    Equipment sales                                           5,361                 3,432
                                                           --------              --------
         Total revenue                                      184,120               186,683
                                                           --------              --------

Operating expenses
    Labor                                                   112,699               119,296
    Equipment rental                                         12,782                20,021
    Equipment sales                                           3,570                 2,324
    Divisional operating expenses                             8,245                 8,114
                                                           --------              --------
         Total operating expenses                           137,296               149,755
                                                           --------              --------

            Gross Profit                                     46,824                36,928

Selling and administrative expenses                          19,649                23,069
Non-cash compensation                                         2,491                    --
Non-recurring start-up expenses                                  --                    --
                                                           --------              --------

            Operating income                                 24,684                13,859

Net interest expense                                          9,946                16,037
Accretion of preferred stock
    dividends of subsidiary                                   4,063                    --
                                                           --------              --------

            Income (loss) before
               income tax expense (benefit)                  10,675                (2,178)
Income tax expense (benefit)                                    335                  (740)
                                                           --------              --------

Net income (loss)                                          $ 10,340              $ (1,438)
                                                           ========              ========

                                              DLJ Brand Holdings, Inc.   Brand Intermediate
                                                   (Predecessor)           Holdings, Inc.
                                              ------------------------   ------------------
                                                 Six Months Ended        Six Months Ended
                                                   June 30, 2002           June 30, 2003
                                                    (unaudited)             (unaudited)
                                              ------------------------   ------------------
Other Data:
EBITDA (1)                                           $ 38,399                $ 35,156
Net cash provided by (used for)
    Operating activities                               21,872                  25,418
    Investing activities                               (6,203)                 (5,222)
    Financing activities                              (23,873)                 (1,693)
Depreciation and amortization                          11,224                  21,297
Capital expenditures                                    7,569                   6,018
Ratio of earnings to fixed charges and
preferred stock dividends (2)                             1.7x                    0.9x

Balance Sheet Data (at end of period):
Cash and cash equivalents                               4,456                  23,320
Working capital                                         4,147                  52,098
Total assets                                          252,143                 600,637
Total debt                                            177,600                 311,203

Preferred stock in subsidiary                          59,113                      --
Stockholder's Equity (Deficit)                        (21,865)                223,214

-------------

(1) EBITDA, is defined as net income (loss) before interest, income taxes, depreciation and amortization, and accretion of preferred stock dividends of subsidiary. We present EBITDA because management believes it provides useful information regarding a company's ability to service and/or incur debt and is used by some investors, analysts and others to make informed investment decisions. Our management uses EBITDA to evaluate our operating performance, to allocate resources and capital to our business operations and as a measure of performance for incentive compensation purposes. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance, profitability or liquidity prepared in accordance with accounting principles generally accepted in the United States. Our method for calculating EBITDA may not be comparable to methods used by other companies. A reconciliation of pretax income under generally accepted accounting principles to EBITDA follows.

                                              DLJ Brand Holdings, Inc.   Brand Intermediate
                                                   (Predecessor)          Holdings, Inc.
                                              ------------------------   ------------------
                                                 Six Months Ended        Six Months Ended
                                                   June 30, 2002           June 30, 2003
                                                    (unaudited)             (unaudited)
                                              ------------------------   ------------------
Pretax income                                        $ 10,675                 $(2,178)
Depreciation and amortization expense                  11,224                  21,297
Interest expense                                       10,046                  16,142
Interest income                                          (100)                   (105)
Non-cash compensation                                   2,491                       -
Accretion of preferred stock dividends                  4,063
                                                     --------
    EBITDA                                           $ 38,399                 $35,156
                                                     ========                 =======

----------------

(2) For the purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, earnings represent income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness plus the interest portion of rental expense on noncancelable leases, amortization of debt issuance costs and accretion of preferred stock dividends. The deficiency of earnings to cover fixed charges for the six months ended June 30, 2003, was $2.2 million.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion should be read in conjunction with the "Unaudited Pro Forma Consolidated Financial Information," the "Selected Historical Consolidated Financial Data" and our financial statements and related notes included elsewhere in this prospectus. Some of the statements in the following discussion are forward-looking statements.

OVERVIEW

         We are the largest North American provider of scaffolding services and operate in the industrial and commercial segments of the scaffolding industry. We provide turnkey services that include labor for the erection and dismantlement of the scaffolding, equipment rental and scaffolding design services. We currently maintain a field service organization consisting of 45 service centers in the United States and Puerto Rico and two service centers in Canada.

         Our services in the industrial scaffolding segment facilitate access to tall, often irregular-shaped structures that require ongoing maintenance, periodic overhauls and capital projects related to capacity additions and regulatory compliance, principally in the refining, petrochemical, chemical, electric utility and pulp and paper industries. Our services in the commercial scaffolding segment primarily serve the non-residential building construction market. Each job type derives revenue from one or more of the following sources:
(1) the provision of labor for the design, erection and dismantlement of scaffolding, (2) rental of scaffolding equipment and (3) sales of new and used scaffolding equipment.

         Approximately 47% of our 2002 revenue was attributable to ongoing maintenance and periodic overhauls of industrial facilities in the refining, chemical and petrochemical and utility industries. We typically provide ongoing maintenance services under contracts with a duration ranging from two to five years. These contracts generally do not provide for minimum levels of maintenance services, as our services are provided to our customers based on individual projects under the long-term maintenance contract. Pricing under our contracts is generally negotiated on an annual basis, and a majority of projects are priced either on a time and material basis or on a per-unit basis. Periodic overhauls typically occur every one to four years depending on the industry and the type of overhaul performed, but can be postponed due to the industry's cyclicality and seasonal demand fluctuations. However, periodic overhauls are a necessary component of maintaining industrial facilities and are required to ensure the safe and efficient operation of such facilities. While the postponement of scheduled overhauls may cause fluctuations in our quarterly and annual results, we believe the necessity of our services provides us with a stable, recurring revenue base.

         Revenue from capital projects in the refining, chemical and petrochemical and utility industries, which represented approximately 25% of 2002 revenue, resulted from new plant construction, plant expansions and modifications related to capacity additions and meeting regulatory requirements. While new plant construction in many of our end-use markets has been limited, we have experienced an increase in capital projects related to capacity additions and regulatory compliance. Capital spending in the refining industry is expected to increase in response to environmental regulation and other government-driven initiatives, while capital spending in the utility industry is expected to decrease as fewer power plants are being constructed. Capital project contracts are typically awarded on a project-by-project basis, though we do maintain a small number of multi-year contracts to provide scaffolding services for capital projects. We have historically been awarded the majority of the capital projects at sites where we have existing maintenance contracts.

         Revenue from other industrial customers represented approximately 8% of our 2002 revenues. Some of the other industries served include pulp and paper, ship-building and aerospace.

         Commercial scaffolding revenue, which represented approximately 18% of 2002 revenue, is dependent on the level of non-residential building construction and renovation. Strengthening demand for renovation-related scaffolding has partially offset recent weakness in the new construction market. In 2000,2001 and 2002, renovation projects represented a larger percentage of our commercial revenue than new construction projects. We expect to continue to increase our share of the commercial scaffolding market. Three of the five service centers we have opened since 2000 primarily serve the commercial scaffolding segment.

         Our primary customers include large oil refineries and petrochemical plants. Our top ten customers accounted for approximately 42% of 2002 revenue. Our ten largest customers, measured by our 2002 revenue, were Raytheon, Shell/Motiva, ExxonMobil, Ultramar, Fluor Daniels, NPECO, Valero Energy, Citgo, Tosco/BP and Sun Oil. Raytheon, our largest customer, accounted for 11% of our 2002 revenue. We have contractual relationships with all of our primary customers. Each of these contracts contains terms and conditions specific to each customer and are cancelable by either party with 30-day written notification. Because the contracts are entered into on a project-by-project basis and typically have a defined scope of work, they do not have minimum purchase requirements. The percentage of our total revenue accounted for by each customer varies from year to year.

         Historically, most of our industrial segment contracts have been on a cost-plus basis, but recently our larger customers in the refining and petrochemical industries have increasingly sought fixed unit-price contracts. Scaffolding services in the commercial segment are generally provided pursuant to fixed unit-price contracts. Under these contracts, we recognize labor revenue when the services are performed and equipment rental revenue based on the number of days the equipment is rented. A large portion of our costs are variable, the largest of which is labor. Another one of our variable costs is our insurance costs. We expect an increase in insurance premiums in 2003, reflecting the new pricing environment. Many of our contracts contain provisions allowing us to periodically adjust our pricing to reflect any increase in these costs.

         Our business is seasonal. End-use industries such as the refining and utility industries experience increased demand for their products during summer months. Consequently, industrial overhauls are generally scheduled during the first and fourth quarters of the year. Conversely, commercial non-residential building construction, particularly in the renovation business, occurs throughout the year but is heaviest in the second and third quarters. This seasonal increase in the commercial segment partially offsets the lower demand in the industrial segment during the summer months. We target the renovation market, which typically uses scaffolding equipment from the industrial segment in order to maximize our asset utilization rates.

ACQUISITIONS

         In December 2001, we purchased the scaffolding business of United Rentals, Inc. for an aggregate purchase price of $3.8 million in cash and $0.5 million in a note payable, entirely allocated to property and equipment. The purchase price approximated the fair market value of the assets purchased. The acquisition was accounted for using the purchase method of accounting and accordingly has been included in the financial statements from the date of acquisition.

         During 2000, we acquired four companies in four separate transactions for an aggregate purchase price of $11.0 million in cash, $3.3 million in notes payable and $3.0 million of possible future payments conditioned upon the operating results of two of the acquired companies. The purchase prices, allocated to assets and liabilities assumed, were based on relative fair values. In connection with the acquisitions, we recorded goodwill in the amount of $6.0 million based upon the allocation of the purchase prices of the acquisitions. Each of the above acquisitions was accounted for using the purchase method of accounting and accordingly has been included in the financial statements from the respective date of acquisition.

RESULTS OF OPERATIONS

         The following discussion of results of operations is presented for the years ended December 31, 2000, 2001, 2002, and for the six months ended June 30, 2003.

SIX MONTHS ENDED JUNE 30, 2003, AS COMPARED TO SIX MONTHS ENDED JUNE 30, 2002

         Revenue. Total revenue for the six months ended June 30, 2003 increased by 1.4% over the similar prior year period. We continue to experience strong revenues in the utility sector of our business, which has offset softness in the commercial market. These factors have led to year-over-year revenues that are relatively flat.

         Gross profit. Gross profit decreased by $9.9 million, or 21.1% for the six months ended June 30, 2003, as compared to the six months ended June 30, 2002. Two factors have contributed to the decrease in gross profit. First, the percentage of labor operating expenses to labor revenue increased by 2.0% in the six months ended June 30, 2003 compared to the six months ended June 30, 2002. This decline is mostly due to year-over-year increases in insurance premiums and lower margins on several large contracts signed during 2003. Second, equipment rental gross profit decreased by $7.3 million during the six months ended June 30, 2003, as compared to the same period in 2002. This decrease is mostly due to an increase in depreciation expense of $7.3 million from 2002 to 2003 because of the revaluation of our property and equipment in connection with the Transaction in October 2002.

         Selling and administrative expenses. Selling and administrative expenses increased by $3.4 million in the six-month period ended June 30, 2003 as compared to the similar prior year period. The increase is due to the amortization of the customer relationships intangible asset, an increase in depreciation expense due to the revaluation of our property and equipment in connection with the Transaction in October 2002, and an increase in payroll expense.

         Non-cash compensation expense. We use the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock compensation plans. Non-cash compensation expense of $2.5 million for the six-month period ended June 30, 2002 was recorded in the consolidated statement of operations since the exercise prices of certain stock compensation awards were less than the estimated fair values on the date of the grant. Estimated fair values were determined by using the stock price used in the Transaction, as this provides independent third-party evidence of the fair value of the underlying stock. For the periods prior to 2002, the fair value of the underlying stock was determined by the Board of Directors based upon a multiple of EBITDA, as this provided the best available evidence at that time.

         Operating income. As a result of the above events, operating income decreased by $10.8 million, or 43.9% in the six-month period ended June 30, 2003 as compared to the similar prior year period.

         Interest expense. Interest expense increased by $6.1 million in the six months ended June 30, 2003 as compared to the six months ended June 30, 2002. This increase was due to higher debt levels as a result of the Transaction.

         Accretion of preferred stock dividends of subsidiary. Prior to the Transaction, accretion of preferred stock dividends of subsidiary represented dividends accreted on our subsidiary's 14.5% Senior Exchangeable Preferred Stock (the "Old Preferred Stock"). The Old Preferred Stock was redeemed and paid in full in connection with the Transaction.

         Income tax provision. The income tax benefit of $0.7 million for the six months ended June 30, 2003, represents an effective rate of 34%. This effective rate is the result of the blended net losses at our foreign subsidiaries and net income at our domestic subsidiaries.

YEAR (COMBINED TWELVE MONTHS) ENDED DECEMBER 31, 2002, AS COMPARED TO YEAR ENDED DECEMBER 31, 2001

         Revenue. Total revenue rose from $305.1 million for the year ended December 31, 2001 to $369.8 million for the year (combined twelve months) ended December 31, 2002, which represented an increase of $64.7 million, or 21.2%. Labor revenue was the biggest factor in the increase in overall revenues. Labor revenue increased $59.0 million, or 26.1%, for the combined twelve months ended December 31, 2002 as compared to the year ended December 31, 2001. Rental revenue increased by $6.7 million, or 9.8% from $68.1 million for the year ended December 31, 2001, to $74.8 million for the combined twelve months ended December 31, 2002. The majority of the revenue growth was driven by the industrial segment of our business, as we were awarded new refinery and new power plant construction contracts. The nature of these work opportunities caused labor revenue to grow at a faster rate than rental revenue, as this type of work is more labor intensive than commercial work. Equipment sales declined by $1.1 million, or 9.8%, during the combined twelve months ended December 31, 2002 as compared to the year ended December 31, 2001.

         Gross Profit. Gross profit is comparable year-over-year except for the depreciation expense on our property and equipment, which increased during the period from October 17, 2002 through December 31, 2002, due to the write-up of our property and equipment to its fair value in connection with the Transaction. During the period from October 17, 2002 though December 31, 2002, as compared to the period from January 1, 2002 through October 16, 2002, monthly deprecation increased approximately $1.2 million. Depreciation expense on our scaffolding equipment is included in equipment rental operating expenses.

         Overall gross profit increased from $72.8 million for the year ended December 31, 2001 to $86.0 million for the combined twelve months ended December 31, 2002, which was an increase of $13.2 million, or 18.1%. Labor gross profit (labor revenue less labor cost) increased by 22.0%, or $9.6 million, from 2001 to 2002, while labor gross profit percentage (labor gross profit as a percentage of labor revenue) decreased from 19.2% for the year ended December 31, 2001 to 18.6% for the combined twelve months ended December 31, 2002. The decrease in labor gross profit percentage is a result of the mix of jobs completed and increased claims costs during 2002 as compared to 2001. Rental gross profit increased $4.1 million, or 9.7%, from the year ended December 31 2001 to the combined twelve months ended December 31, 2002. As a result of lower sales revenue, sales gross profit declined from $4.0 million for the year ended December 31, 2001 to $3.3 million for the year ended December 31, 2002.

         Selling and Administrative Expenses. Selling and administrative expenses are not comparable year-over-year due to the change in the basis of accounting as a result of the Transaction on October 16, 2002, mostly due to the amortization expense relating to our customer relationships intangible asset, which is being amortized over a twelve year period and will amount to an annual amortization of $4.5 million.

         Non Cash Compensation. Non-cash compensation expense of $2.5 million for the period from January 1, 2002 through October 16, 2002 was recorded in the consolidated statement of operations since the exercise prices of certain stock compensation awards were less than the estimated fair values on the date of the grant. Estimated fair values were determined by using the stock price used in the Transaction, as this provided independent third-party evidence of the fair value of the underlying stock.

         Transaction Expenses. Transaction expenses represent those costs associated with the Transaction which were not capitalizable under generally accepted accounting principles. Of the $5.3 million of transaction expenses in the period from January 1, 2002 through October 16, 2002, $5.0 million represents completion bonuses paid to members of management upon the consummation of the Transaction.

         Operating Income. Operating income increased by $5.7 million, or 18.9%, from $30.0 million for the year ended December 31, 2001 to $35.7 million for the combined twelve months ended December 31, 2002.

         Interest Expense. Interest expense is not comparable from 2001 to 2002 due the new financing obtained and the repayment of all of the prior debt in connection with the Transaction.

         Accretion of Preferred Stock Dividends of Subsidiary. Accretion of preferred stock dividends of subsidiary represents dividends accreted on the Old Preferred Stock. Such dividends accreted on a compounded basis and increased the liquidation value of the Old Preferred Stock. The preferred stockholders were paid in full in connection with the Transaction.

         Provision for Income Tax. For the period from January 1, 2002 through October 16, 2002, the Company recorded an income tax provision of $1.3 million, net of a reduction in the valuation allowance on deferred tax assets by $7.6 million. During the period from January 1, 2002 through October 16, 2002, the valuation allowance on deferred tax assets was reduced to $0 as the Company determined that it was more likely than not that all deferred tax assets would be realized based upon current operating results and anticipated operating results of future periods.

         Net Income. Net income is not comparable from 2001 to 2002 due to the changes in the basis of accounting as a result of the Transaction on October 16, 2002.

YEAR ENDED DECEMBER 31, 2001, AS COMPARED TO YEAR ENDED DECEMBER 31, 2000

         Revenue. Revenue increased by $41.0 million, or 15.5%, from $264.1 million in 2000 to $305.1 million in 2001. Labor revenue increased by $36.3 million, or 19.1%, from $189.8 million in 2000 to $226.1 million in 2001. Equipment rental revenue increased by $1.1 million, or 1.6%, from $67.0 million in 2000 to $68.1 million in 2001. Equipment sales revenue increased by $3.8 million, or 52.6%, from $7.1 million in 2000 to $10.9 million in 2001. Revenue from all sources (labor, rental and sales) increased from 2000 to 2001, however, the industrial business was particularly strong with additional work in the refining and utility sectors. Commercial work remained flat from 2000 to 2001. The revenue growth from 2000 to 2001 can be attributed 89% to increases in industrial work and 11% from a full year contribution of acquisitions made in 2000.

         Gross profit. Gross profit increased by $12.4 million, or 20.6%, from $60.4 million in 2000 to $72.8 million in 2001. Labor gross profit (labor revenue less labor cost) increased by $8.6 million, or 24.8%, from $34.8 million in 2000 to $43.4 million in 2001. Equipment rental gross profit increased by $2.5 million, or 6.2%, from $39.6 million in 2000 to $42.1 million in 2001. Equipment sales gross profit increased by $1.7 million, or 75.1%, from $2.3 million in 2000 to $4 million in 2001. Labor gross profit as a percent of labor revenue increased from 18.3% to 19.2%, increasing gross profit over revenue growth. Additionally, sales of both new and used equipment generated higher gross profit margins in 2001 than in 2000.

         Selling and administrative expenses. Selling and administrative expenses increased by $3.6 million, or 9%, from $39.3 million in 2000 to $42.8 million in 2001. Selling and administrative expenses as a percentage of revenue decreased from 14.9% in 2000 to 14.0% in 2001. During 2001, we recorded a $1.4 million impairment charge relating to goodwill for an acquisition made in 2000. During 2001, we successfully integrated companies acquired in prior years into our existing business, reducing administrative expenses as a percentage of revenue. We also continued to actively manage spending relating to selling and administrative expenses.

         Operating income. Operating income increased by $8.9 million, or 42.1%, from $21.1 million in 2000 to $30.0 million in 2001. This increase in operating income is directly related to increases in gross profit exceeding increases in selling and administrative expenses.

         Interest expense. Interest expense increased by $0.7 million, or 3.2%, from $22.1 million in 2000 to $22.8 million in 2001. In April, 2001, we borrowed $10.0 million under the Term B loan portion of our existing credit facility, and in May, 2001, we borrowed an additional $5.0 million under the Term B Loan facility. The proceeds of these loans were used to repay the revolving loans and for working capital needs.

         Net income (loss). Net income (loss) increased by $7.8 million from a loss of $7.2 million in 2000 to income of $0.6 million in 2001.

         LIQUIDITY AND CAPITAL RESOURCES

         The Company has historically utilized internal cash flow from operations and borrowings under the old credit facility to fund its operations, capital expenditures and working capital requirements. In the future, the Company expects to use the Credit Facility for these items. As of June 30, 2003, the Company had working capital of $52.1 million, including cash and cash equivalents of $23.3 million.

         For the years ended December 31, 2000 and 2001, for the periods from January 1, 2002 through October 16, 2002 and from October 17, 2002 through December 31, 2002, and for the six months ended June 30, 2003, cash provided by operating activities was $19.5 million, $29.4 million, $36.2 million, $8.4 million and $25.4 million, respectively.

         The Company's capital expenditure requirements are comprised of maintenance and expansion expenditures. Capital expenditures were $32.2 million, $19.6 million, $12.8 million, $3.7 million and $6.0 million, for the years ended December 31, 2000 and 2001, for the periods from January 1, 2002 through October 16, 2002 and from October 17, 2002 through December 31, 2002, and for the six months ended June 30, 2003, respectively.

         Our Credit Facility provides for $130.0 million of term loans, a $50.0 million revolving loan facility and a $20.0 million letter of credit facility. Up to $20.0 million of the $50.0 million revolving loan facility may be used for letters of credit. As of June 30, 2003, the Company had no borrowings outstanding under the revolving credit facility and had total outstanding letters of credit of $30.6 million.

         The interest rate on the $130.0 million of term loans under the Credit Facility is variable. For the period from October 17, 2002 through December 31, 2002 and for the six months ended June 30, 2003, the weighted average interest rate on the term loans was 5.6% and 5.4% respectively. The interest rate on the term loans under the Old Credit Agreement was variable, and the weighted average interest rate on the loans outstanding under the old term loan facility for the period from January 1, 2002 through October 16, 2002 was 5.7%.

         Our estimated interest payment obligation for 2003 is $27.0 million. We are required to make semi-annual interest payments on the Senior Notes in the amount of $9.0 million in April and October of every year until the Senior Notes mature in October 2012. We are also required to make quarterly interest payments on loans under our Credit Facility, which bears interest at a floating rate based upon either the base rate (as defined in our credit agreement, for base rate loans) or the LIBOR rate (for LIBOR loans) plus a spread of 2.5% to 4.0%, depending on the ratio of our consolidated debt to EBITDA. As of June 30, 2003, the interest rate on our term loans was 5.4%. We are not required to make interest payments on the Intermediate Notes, as these notes are pay-in-kind notes.

         The Credit Facility requires financial and operating covenants, including among other things, that the Company maintain certain financial ratios, and imposes limitations on the Company's ability to make capital expenditures, to incur indebtedness, and to pay dividends. The Company was in compliance with all loan covenants at June 30, 2003.

         Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control as well as factors described under "Risk Factors." We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance will depend on the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants.

         CONTRACTUAL OBLIGATIONS

         The following is a summary of contractual cash obligations as of June 30, 2003 (dollars in thousands):

                                                                  Payments due in:
                                       TOTAL      2003        2004       2005        2006      2007      AFTER 2007
                                       -----      ----        ----       ----        ----      ----      ----------
Term Loan                             $130,000   $1,300      $ 1,300    $ 1,300     $ 1,300   $ 1,300     $ 123,500
Capital Leases                             845      845           --         --          --        --            --
Operating Leases                         7,745    2,725        1,820      1,314       1,010       629           247
Notes Payable                            1,863    1,038          660        165          --        --            --
Senior Subordinated Notes              150,000       --           --         --          --        --       150,000
Holdings notes                          35,962       --           --         --          --        --        35,962
                                      --------   ------      -------    -------     -------    ------     ---------

Total Contractual Cash Obligations    $326,415   $5,908      $ 3,780    $ 2,779     $ 2,310    $1,929     $ 309,709
                                      ========   ======      =======    =======     =======    ======     =========

         EFFECT OF INFLATION; SEASONALITY; CYCLICALITY

         Inflation has not generally been a material factor affecting our business. Our general operating expenses, such as salaries, employee benefits and facilities costs, are subject to normal inflationary pressures.

         Our business is seasonal. End-use industries such as the refining and utility industries experience increased demand for their products during summer months. Consequently, industrial overhauls are generally scheduled during the first and fourth quarters of the year. Conversely, commercial non-residential building construction, particularly in the renovation business, occurs throughout the year but is heaviest in the second and third quarters. This seasonal increase in the commercial segment partially offsets the lower demand in the industrial segment during the summer months.

         Historically, the market for scaffolding services has experienced a degree of cyclicality. In particular, demand for non-residential building construction and industrial capital projects is highly cyclical. In addition, when refining products are in high demand or the price of pulp is high, refineries and pulp and paper mills often delay overhauls. Any sustained downturn in our end-markets could have a material adverse effect on our company because it will negatively impact our sales and lower our asset utilization.

         CRITICAL ACCOUNTING POLICIES

         Certain of our accounting policies as discussed below require the application of significant judgment by management in selecting the appropriate assumptions for calculating amounts to record in our financial statements. By their nature, these judgments are subject to an inherent degree of uncertainty.

         We recognize deferred income tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred income taxes also include net operating loss carryforwards primarily due to the accelerated depreciation of our scaffolding equipment. We regularly review our deferred income tax assets for recoverability and establish a valuation allowance when it is more likely than not such assets will not be recovered, taking into consideration historical net income (losses), projected future income (losses) and the expected timing of the reversals of existing temporary differences. As of December 31, 2000, we had a valuation allowance of $10.9 million. During the year ended December 31, 2001, the valuation allowance was reduced by $3.3 million, reducing our effective tax rate and total income tax expense to zero. As of December 31, 2001, we had a valuation allowance of $7.6 million. During the period from January 1, 2002 through October 16, 2002, the valuation allowance on deferred tax assets was reduced to $0 as we determined that it is more likely than not that all deferred tax assets would be realized based upon year-to-date operating results and anticipated operating results for future periods.

         As part of our ongoing business, we make payments for workers' compensation and health benefit claims. We have purchased insurance coverage for large claims. Our workers' compensation and health benefit liabilities are developed using actuarial methods based upon historical data for payment patterns, cost trends, utilization of healthcare services and other relevant factors. While we believe our liabilities for workers' compensation and health benefit claims of $13.6 million as of December 31, 2002 are adequate and that the judgment applied is appropriate, such estimated liabilities could differ materially from what will actually transpire in the future.

         We use the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock issued to Employees," to account for stock compensation plans. Non-cash compensation expense of $2.5 million during the period from January 1, 2002 through October 16, 2002 was recorded in the consolidated statements of operations since the exercise prices of certain stock compensation awards were less than the estimated fair values of the underlying stock on the date of the grant. Estimated fair values were determined by using the valuation inherent in our sale to JPMP as this transaction provides independent third-party evidence of the fair value of the underlying stock. For periods prior to 2002, the fair value of the underlying stock was determined by our board of directors based upon a multiple of EBITDA, as this provided the best available evidence at that time.

         NEW ACCOUNTING STANDARDS

         In July 2001, the Financial Accounting Standards Board issued SFAS No. 141 "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001, to be accounted for using the purchase method of accounting. We adopted SFAS No. 141 for our December 2001 acquisition.

         SFAS No. 142 was implemented by us on January 1, 2002. Under SFAS No. 142, goodwill is no longer subject to amortization over its useful life; rather, it is subject to at least annual assessments of impairment. Goodwill amortization for the year ended December 31, 2001 was $2.8 million, inclusive of an impairment charge of $1.4 million. We have completed the required transitional impairment test as of January 1, 2002, and in doing so have determined that goodwill is not impaired.

         Under SFAS No. 143, "Accounting for Asset Retirement Obligations," the fair value of a liability for an asset retirement obligation is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 was implemented by us on January 1, 2002 with no material impact on our financial statements.

         In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and resolves implementation issues related to SFAS No. 121. SFAS No. 144 was implemented by us on January 1, 2002 with no material impact on our financial statements.

         In April 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections that are not substantive in nature to existing pronouncements. SFAS No. 145 was adopted by us beginning January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13, which was adopted for transactions occurring subsequent to May 15, 2002. Adoption of SFAS No. 145 did not have a material impact on our condensed financial statements.

         In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," and requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is incurred rather than when a company commits to such an activity. SFAS No. 146 also established that fair value be the objective for initial measurement of the liability. SFAS No. 146 was adopted by us for exit or disposal activities that are initiated after December 31, 2002. Adoption will not have a material impact on our consolidated financial statements.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The disclosure requirements in the Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. FASB Interpretation 45 was implemented in the fourth quarter 2002. Adoption of FASB Interpretation did not have a material impact on the consolidated financial statements of the Company.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123." This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of Statement 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Implementation of SFAS No. 148 did not have a material impact on the results of operations of the Company.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On January 7, 2003, the Board of Directors of Holdings authorized the engagement of Ernst & Young LLP ("E&Y") to serve as Holdings' independent public accountants for the fiscal year ending December 31, 2002. KPMG LLP ("KPMG") had been engaged as Holdings' independent public accountant for the most recent fiscal year until their resignation on December 18, 2002.

         None of KPMG's reports on Holdings' consolidated financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the two most recent fiscal years of Holdings ended December 31, 2001 and December 31, 2000, and the subsequent interim period, there were no disagreements between Holdings and KPMG on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-K occurred within the two most recent fiscal years ended December 31, 2001 and December 31, 2000 or within the subsequent interim period.

         During Holdings' most recent fiscal years and the subsequent interim period, Holdings did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events listed in Item 304(a)(1)(iv) of Regulation S-K.

                                    BUSINESS

OUR COMPANY

         We are the largest North American provider of scaffolding services. We believe we have the number one market share position in the industrial scaffolding segment and the number three market share position in the commercial scaffolding segment. Our services in the industrial scaffolding segment facilitate access to tall, often irregular-shaped structures that require ongoing maintenance, periodic overhauls, or turnarounds, and capital projects related to capacity additions and regulatory compliance. We provide our industrial services principally in the refining, petrochemical, chemical, electric utility and pulp and paper industries. Our commercial scaffolding segment primarily serves the non-residential building construction and renovation markets. We provide our customers turnkey services, including skilled labor for the erection and dismantlement of scaffolding, equipment rental and scaffolding design services and the sale of scaffolding equipment. We deliver our services through an extensive field service organization consisting of approximately 4,000 team members (increasing to 5,000 during peak periods) in 45 service centers located throughout the United States and Puerto Rico and two in Canada. We believe our operating platform is the largest and most comprehensive in the scaffolding industry, and that it allows us to provide reliable, efficient, safe and cost effective scaffolding services to our customers. Between 1998 and 2002, we generated compounded annual growth in revenue and EBITDA of 16% and 20%, respectively.

         Approximately 47% of our 2002 revenue was attributable to ongoing maintenance and periodic overhauls of industrial facilities in the refining, chemical and petrochemical and utility industries. We typically provide ongoing maintenance services under contracts, with a duration ranging from two to five years. These contracts generally do not provide for minimum levels of maintenance services, as our services are provided to our customers based on individual projects under these contracts. Pricing under our contracts is generally negotiated on an annual basis, and a majority of projects are priced either on a time and material basis or on a per-unit basis. Overhauls, which are necessary to maintain the safety and efficiency of most industrial facilities, are typically performed every one to four years depending on the industry and the type of overhaul performed. We believe that the necessity for ongoing maintenance and periodic overhauls provides us with a stable, recurring revenue base. Historically, most of our industrial segment contracts have been on a cost-plus basis, but recently our larger customers in the refining and petrochemical industries have increasingly sought fixed unit-price contracts. Fixed unit-price contracts, which offer customers a fixed price for either discrete units of scaffolding or an entire project, generally enable us to achieve higher gross margins because of our ability to manage costs and maximize inventory utilization while offering our customers lower prices for our services. Between 1997 and 2002, revenue attributable to fixed unit-price contracts increased from 16% to 28% of our total revenue.

         Our customers include major integrated oil companies, independent refiners, large chemical and petrochemical companies, electric utilities, pulp and paper producers and large engineering and construction firms. Our largest industrial customers based on revenue to us include Raytheon, Shell/Motiva, ExxonMobil, Ultramar and Fluor Daniels. The average length of relationship with our top ten industrial customers based on revenue to us is approximately 16 years, and we have conducted business with our largest industrial customer, ExxonMobil, since 1978. Our commercial customers consist primarily of regional construction contractors located throughout the United States and Canada.

COMPETITIVE STRENGTHS

         We believe we are distinguished by the following competitive strengths:

         - Industry Leader. We are the market share leader in the highly fragmented but consolidating domestic scaffolding services industry. We believe we maintain the number one market share position in the $1 billion industrial scaffolding segment, capturing approximately 24% of the revenue generated in this segment, which we estimate is more than twice that of our next closest competitor. We believe we also maintain the number three market share position in the $900 million commercial scaffolding segment. Our national scale and leading market position provides us the ability to offer national coverage to large customers, spread our costs over a larger revenue base, achieve higher asset utilization rates and obtain purchasing leverage with our suppliers. Combined with our reputation for reliability, efficiency and safety, this gives us significant advantages over our competitors.

         - Superior Infrastructure and Resources. We have one of the broadest geographic coverages for the scaffolding market in the United States, with 45 service centers located in major industrial markets throughout the United States and Puerto Rico, as well as two service centers in Canada. We believe we own the largest inventory of scaffolding equipment and employ the largest, most skilled pool of trained scaffold builders in the industry. In addition, we have developed proprietary management information systems that have been designed to optimize the amount of scaffolding required for a project and maximize labor efficiency. This operating platform has enabled us to achieve a 74% asset utilization rate (based on the ratio of units in service to total units) during the 12 months ending December 2002, which we believe is among the highest in the industry. In addition, our infrastructure and resources enable us to deliver quality customer services such as engineering, custom-pricing and rapid response to both regional and multi-site national customers.

         -        Consistent and Predictable Cash Flow from Long-Term Contracts.
                  We generate stable and growing cash flow from multi-year contracts for ongoing maintenance and periodic overhaul services with large, financially stable customers. We have been very successful in renewing existing customer contracts due to our longstanding customer relationships. Approximately 30% of our contracts come up for renewal each year, and we estimate that our renewal rate is in excess of 95%.

         - Industry-Leading Safety Record. One of the most important criteria customers use in selecting their scaffolding provider is the provider's safety record. We are generally recognized as an industry leader in safety. OSHA frequently seeks input from us on establishing safety criteria and regulations for the scaffolding and construction industries and has adopted some of our safety initiatives. Our safety program, which we believe is the most comprehensive in the industry, is uniformly administered throughout our company and has produced what we believe to be the lowest accident rate in the industry. In 2002, we set a safety record by achieving a Total OSHA Recordables rate, or TOR, which is a nationally recognized measure of accidents and injuries, of 1.29. Our superior safety record has resulted in lower insurance costs and other accident-related expenses for us and our customers and has placed us in preferred status with existing and potential customers.

         - Experienced Management Team with Proven Track Record. We have an experienced management team that has demonstrated its ability to grow revenue and profitability while maintaining the quality and reliability of our scaffolding services. Our senior management team has an average of 26 years of professional experience. At the division level, our management team has an average of 13 years of experience with our company. Management continuity, which is particularly important due to the local nature of our business, has helped us achieve and maintain our high contract renewal rate. Since 1997, our management team has expanded our customer base and geographic reach primarily through greenfield startups and acquisitions, grown the number of long-term customer contracts under management, introduced new simplified pricing mechanisms that lower costs for us and our customers and implemented a low-cost procurement program. From 1998 through 2002, revenue increased at a compounded annual growth rate of 16% and EBITDA increased at a compounded annual growth rate of 20%.

BUSINESS STRATEGY

         - We have developed a business strategy that we believe will enable us to profitably increase future revenue and cash flow. The key components of this strategy are:

         - Capture Additional Long-Term Customer Contracts. We believe we hold more local, regional and national long-term maintenance contracts than any of our competitors, and we intend to

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                  aggressively pursue more of these contracts. Long-term
                  maintenance contracts have been a core driver of our revenue growth during the past five years. These contracts are important elements of our profitability and market leadership in the scaffolding industry because they provide (1) predictable work that generates consistent cash flow, (2) ongoing work that allows us to retain the most capable scaffold builders, (3) cost efficiencies through familiarity with customer plants and (4) additional revenue opportunities to provide scaffolding services for other overhauls and capital projects with our existing customers.

         - Grow Revenue From Fixed Unit-Price Contracts. We are frequently awarded business due to our ability to offer fixed unit-price contracts, and we will continue to pursue more fixed unit-price contracts with our customers. We use our proprietary BrandEZ(TM)pricing system and other estimating tools to guarantee set prices for either discrete units of scaffolding equipment or an entire project. This pricing system has enabled us to achieve higher gross margins as well as lower costs for our customers because of our ability to manage costs and maximize inventory utilization. This system has provided us with an advantage over our competitors who may not understand their cost structure as well as we understand ours and may be unwilling to provide fixed unit-price contracts.

         - Continue Geographic Expansion Through Greenfield Startups. We believe a key aspect of attracting and retaining scaffolding customers is having a physical presence in those markets requiring scaffolding services. Since 1997, we opened 11 new facilities in markets that we had not previously serviced. These expansions required minimal amounts of initial capital expenditures and represented low-cost opportunities to increase both our sales and market share. We expect to continue with this strategy in the future on an opportunistic basis, primarily to improve our ability to service the commercial scaffolding market.

         - Continue to Expand Our Commercial Scaffolding Operations. We intend to use our existing scaffolding services platform to expand our position in the highly fragmented commercial market. We believe that the recent trend to outsource scaffolding needs, along with our longstanding customer relationships, extensive equipment resources, significant labor capacity and industry-leading safety record, will continue to enable us to gain market share. We will continue to target large-scale new construction and renovation projects involving irregular-shaped structures that require relatively complex scaffolding.

         - Pursue Complementary Acquisitions. From 1997 to 2002, we completed nine strategic acquisitions. We intend to continue to pursue complementary acquisitions where significant consolidation savings and economies of scale can be achieved. The scaffolding industry is characterized by single-office or regional companies, many of which are undercapitalized and have limited scaffolding inventories. We intend to focus our acquisition strategy on companies that have an expertise in a certain industry or scaffolding applications.

INDUSTRY OVERVIEW

         The scaffolding industry provides services to the industrial market and the commercial market, each of which requires different types of scaffolding equipment and levels of expertise. Industrial applications generally require system scaffolding, which is capable of conforming to irregular-shaped structures and requires a higher level of skill to erect and dismantle. Commercial applications generally require frame-and-brace scaffolding, which is less versatile and requires a lower level of expertise to erect and dismantle.

         INDUSTRIAL MARKET

         The North American industrial scaffolding market is an approximately $1 billion market, serviced predominantly by scaffolding specialists such as our company. We estimate that, in 2002, the top five scaffolding specialists serviced almost 46% of the total industrial scaffolding market. The remaining 54% of the market is highly fragmented. Industrial customers use scaffolding for ongoing maintenance, periodic overhauls and capital

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projects. Since overhauls and capital projects may require the complete shutdown of a facility (which results in the loss of substantial revenue per day), speed and reliability are key customer considerations. Safety is another important consideration for industrial customers as scaffolding contractor accident incidents are counted against a facility's safety record and may cause increases for the facility owner in both insurance premiums and scrutiny by the Occupational Safety and Health Administration, or OSHA.

         Maintenance work for industrial customers consists of frequent minor renovations to maintain a plant's continuous operational status. Overhauls are scheduled major maintenance projects that require the complete shutdown of a facility in order to repair or upgrade industrial facilities. Maintenance and overhauls generate consistent and predictable cash flow for scaffolding companies because plant operators must perform maintenance and overhauls on a regular basis to ensure the safe and continuous operation of their plants. The timing of capital projects is less certain because industrial companies' cash flows and, therefore, their capital expenditures depend significantly on the state of the economy.

         Scaffolding companies typically are retained for maintenance work pursuant to long-term contracts. Daily maintenance work requires a scaffolding company to store equipment inside a plant, and, depending on the size of the facility, maintenance projects require a crew of five to 400 scaffold builders. Companies generally award capital project contracts through a competitive bid process, and they plan and finance capital projects in advance.

         One of the measures of the quality of a scaffolding service company in the industrial segment is the number of long-term contracts that it holds. Long-term maintenance contracts are important for two reasons. First, they provide an ongoing flow of work, which generates consistent cash flow and a steady work environment for the most capable scaffold builders. Second, long-term contracts allow the maintenance contract holder to gain familiarity with the work process and to eliminate many non-value-added costs. Over time, the holder of the maintenance contract is typically well-positioned to expand the scope of the contract to include all work in the plant.

         The industrial market consists of, primarily, the refinery, chemical and petrochemical, electric utility and pulp and paper industries:

         Refinery Industry. We believe the refining industry is the largest industrial user of scaffolding services, accounting for approximately 34% of the total industrial scaffolding market. Refineries typically use scaffolding services to perform ongoing maintenance, periodic overhauls and capital projects.

         Maintenance work is typically performed under long-term contracts, which can generate between $1.5 million and $4.5 million in annual revenue, depending on the size of the refinery and the scope of the contract. Plants typically establish periodic overhaul cycles, which are generally spread out over a two- to four-year period. Although the annual revenue opportunity varies from year to year based on overhaul activity over the life of the contract, such types of long-term contracts allow scaffolding companies to generate consistent and predictable cash flow over the life of each contract. Scaffolding revenue from a refinery overhaul can range from $750,000 to $6 million, depending upon the work scope and the size of the refinery. Capital work to support capital projects is normally bid out separately, though the incumbent provider of maintenance services is typically at an advantage in the bidding process.

         Chemical and Petrochemical Industry. We believe the chemical and petrochemical industry accounts for approximately 24% of the total industrial scaffolding market. Chemical plants are usually made up of large, irregular-shaped structures, and accessing those structures requires versatile scaffolding and a highly skilled labor force. Maintenance and construction projects provide ongoing work for the scaffolding services industry. Chemical companies must perform overhauls more frequently than refineries because of the higher levels of pressure and corrosion in chemical plants. Accordingly, chemical plants typically perform overhauls every 12 months.

         Utility Industry. We believe the utility industry represents approximately 24% of the total industrial scaffolding market. Utilities use scaffolding services on an ongoing basis for boiler outages and, to a lesser extent, plant maintenance as well as capital projects and new plant construction. Utilities must regularly schedule maintenance and boiler outages to ensure the safe operation of the plant. Boiler outages generally occur every year and typically generate $75,000 to $200,000 of scaffolding revenue.

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

         The scaffolding industry has recently benefited from a significant increase in new plant construction. Utilities added approximately 70,000 megawatts of generation capacity in 2002, or more than five times as much capacity as that added during any year in the 1990s. In addition to providing new construction revenue opportunities, these capacity additions are expected to increase maintenance, overhaul and expansion opportunities for scaffolding companies.

         Utilities are also in the process of either committing to significant modifications to existing plants or constructing new gas-fired power plants to comply with increasingly restrictive environmental standards such as reduced nitric oxide emission requirements under the Act.

         The scaffolding industry may also benefit from environmental initiatives to reduce sulfuric oxide emissions. Utility companies face increasing pressure to reduce sulfuric oxide emissions from coal-fired electrical generation plants. Pulp and Paper Industry. We believe the pulp and paper industry represents approximately 9% of the total industrial scaffolding market. Pulp and paper companies utilize scaffolding services to provide access to mills to perform boiler outages, capital projects and, to a lesser extent, plant maintenance. Pulp and paper customers schedule boiler overhauls approximately every year. In 2003, domestic pulp and paper companies are projected to add capacity at a rate of 0.7% per year, according to an American Forest & Paper Association survey. Projected expansion, combined with historical expansion, provides ongoing maintenance and capital opportunities for scaffolding companies.

         COMMERCIAL MARKET

         The North American commercial scaffolding market is an approximately $900 million market primarily consisting of scaffolding services for non-residential building construction and renovation projects. Commercial applications are generally characterized by regular-shaped structures with few contoured or angled surfaces. Due to these simple shapes, commercial jobs generally utilize frame-and-brace scaffolding, a less versatile type of equipment that is not suited to industrial applications. In addition, commercial scaffolding requires a less skilled work force and has historically been less focused on safety issues. As a result, many contractors have in the past chosen to utilize in-house scaffolding services, and the balance of the market has historically been highly fragmented with low barriers to entry. During the last five years, however, contractors have increasingly outsourced their scaffolding needs, primarily due to greater scrutiny by OSHA on commercial job sites, labor shortages and an increase in relatively more complex renovation activity. While scaffolding providers have historically only provided scaffolding equipment, as outsourcing has increased, contractors have increasingly sought scaffold providers who provide both equipment and labor. In determining to outsource their scaffolding needs, contractors generally choose a scaffold provider based on reputation, customer service, safety, price, speed and reliability.

         Non-Residential Building Construction. Non-residential building construction has grown 16% since 1990 with a modest decline in 2001. Non-residential building construction companies use scaffolding to provide their construction and maintenance personnel with safe, efficient platforms that allow them to perform masonry work and apply stucco, drywall and paint. Total non-residential building construction is projected to increase moderately through 2004, rising a little more slowly than the average growth in gross domestic product.

         Commercial scaffolding companies with large and skilled labor forces are likely to increase their share of commercial scaffolding work as a result of ongoing labor shortages that have limited the ability of some construction companies to meet demand. Labor shortages in the construction industry are most acute in the unskilled labor categories, which includes scaffolding. As a result, many of the contractors that traditionally erected their own scaffolding now outsource the erection and dismantling portions of the projects.

         Renovation. We believe renovation is growing as a percentage of total non-residential building construction spending. Traditionally, renovations have represented approximately 40% of non-residential building spending. Beginning in the early 1990s, renovation opportunities increased along with the average age of existing buildings. In recent years, renovation projects represented a larger percentage of our commercial revenue than new construction projects.

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

EQUIPMENT RENTAL

         We believe we own the largest inventory of scaffolding equipment in the United States. As of December 31, 2002, our scaffolding was valued at more than $185 million at the U.S. replacement cost. This equipment is strategically located at our 47 service centers as well as approximately 100 customer sites.

         To track and maximize equipment utilization while minimizing freight costs, we utilize our proprietary BrandNow(sm) software. Our team members can access BrandNow(sm) through the Brand WAN communications backbone, which is available from any of our 47 service centers as well as approximately 30 of our larger customer equipment storage locations.

EQUIPMENT TYPES

         The domestic scaffolding industry utilizes three basic types of scaffolding equipment, and we maintain a large fleet of all three types. The type of scaffolding that is specified for a given structure depends on a number of factors, including the shape of the structure, the complexity of the scaffolding design, the height of the scaffolding and the wind and weight loads it must support. When renting equipment, an additional variable is the customers' familiarity with, and preference for, a particular type of scaffolding.

         SYSTEM SCAFFOLDING

         System scaffolding (also known as modular scaffolding) consists of interlocking horizontal, vertical and platform pieces. System scaffolding is very versatile because pieces can be connected in a variety of ways to conform to contours. System scaffolding is particularly well-suited for industrial applications, which typically include a labyrinth of pipes, valves and other protruding structures around which the scaffolding must be erected.

         We believe we maintain the industry's largest inventory of system scaffolding, and our standardized approach to procurement leads to higher equipment utilization rates, lower freight costs and lower procurement costs. Since 1997, we have standardized all of our system scaffolding purchases on cup-type scaffolding, which has the lowest cost to manufacture and to maintain. Cup-type scaffolding is also the strongest system scaffolding available, which means it requires fewer pieces to support a given load.

         Beginning in 2000, we implemented a procurement process that shifted approximately 70% of our capital spending to several offshore manufacturers. To assure high levels of quality, we have contracted with several factories to manufacture scaffolding exclusively for us. In addition, all of our products are built to our specifications, which are certified, both upon release by the factory and upon receipt by us. After implementing this direct procurement strategy, we have reduced our equipment procurement costs by 40% on an equivalent SKU basis. This cost reduction has substantially reduced the capital intensity required to support our growth and has allowed us to compete in the market for the sale of scaffolding equipment.

         TUBE-AND-CLAMP SCAFFOLDING

         Tube-and-clamp scaffolding (also known as tube-and-coupler scaffolding) is the predecessor technology to system scaffolding. Because of its versatility, it is still used in conjunction with system scaffolding on complex structures. The major drawback to tube-and-clamp scaffolding is that it includes a series of separate pieces that must be bolted together. For this reason, tube-and-clamp scaffolding is more labor intensive to assemble and is typically used only to augment system scaffolding.

         FRAME-AND-BRACE SCAFFOLDING

         Frame-and-brace scaffolding consists of pre-constructed pieces of vertical panels, supported by diagonal bracing, with the horizontal platform typically consisting of wood planks. Frame-and-brace scaffolding is typically used on commercial projects. While it is less labor-intensive to erect than system scaffolding, frame-and-brace is less versatile and therefore more limited in its application.

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EQUIPMENT SALES

         Traditionally, equipment sales have represented less than 4% of our total revenue. Typically, this revenue has largely represented reimbursements from rental customers for lost or damaged equipment. Although our nationwide network of service centers and our well-known brand name suggest that equipment sales would represent a natural revenue generation opportunity, traditionally we did not participate in this market. We historically did not meaningfully participate in this market because our procurement costs did not allow us to compete with our equipment vendors for these sales opportunities.

         We eliminated this impediment when we implemented our offshore procurement strategy, which allows us to compete with manufacturers for sales to competitors, contractors and plant owners. In addition to generating attractive gross profit margins, the increased volume allows us to lower our procurement costs. Our equipment sales strategy has enhanced relationships with several contractors that prefer to own a portion of their total scaffolding equipment needs. This relationship better positions us to capture future equipment rentals because these customers prefer to rent the same type of scaffolding as they own.

         We also sell scaffolding from our existing fleet, which allows us to "refresh" our inventory with new equipment and to rebalance the regional mix of our equipment.

SALES AND MARKETING

         Like most industrial service business models, we rely on a team approach to sell our services into the marketplace. A broad cross-section of our team participates in the selling function, including many team members who do not hold a sales title. In addition to a team of 44 full-time sales team members, our operating managers also represent us to our customer base. Depending upon the position, certain team members spend between 30% to 80% of their time on the sales and marketing activities.

         Because the scaffolding business is largely a local business, the majority of our sales efforts is focused at each of our 47 service centers. These efforts include the identification and pursuit of target accounts, estimating and bidding on projects, closing sales and coordinating the initial work relationship with our broader operating team. Assisting the sales team members are account operations managers, project managers, construction managers and division managers, who all participate in the sales process to assure a coordinated appearance to the customer.

         Local selling successes often lead to regional sales opportunities. Regional Sales Managers assist Division Managers and the Regional Operating Vice Presidents, or ROVPs, in the coordination of these opportunities and also work together to identify and pursue national contract opportunities.

         Finally, a national marketing effort supports ROVPs and Regional Sales Managers in the pursuit of targeted customers. For example, in 2000, the ROVPs were charged with the pursuit of new construction work opportunities within the refining and electric utility sectors, utilizing, expanding and updating a comprehensive database that was developed for this purpose. As a result of this integrated ongoing selling effort, we have succeeded in expanding single-site contracts into regional contracts and regional contracts into national contracts.

CUSTOMERS

         Our primary customers include large oil refineries and petrochemical plants. Our top ten customers accounted for approximately 42% of 2002 revenue. Our ten largest customers, measured by our 2002 revenue, were Raytheon, Shell/Motiva, ExxonMobil, Ultramar, Fluor Daniel, NEPCO, Valero, Citgo, Tosco/BP and Sun Oil. Raytheon, our largest customer, accounted for approximately 11% of our 2002 revenue. We have contractual relationships with all of our primary customers. Each of these contracts contains terms and conditions specific to each customer and are cancelable by either party with 30-day written notification. Because the contracts are entered into on a project-by-project basis and typically have a defined scope of work, they do not have minimum purchase requirements. The percentage of our total revenue accounted for by each customer varies from year to year.

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MANAGEMENT INFORMATION SYSTEMS

         Our management information system provides centralized support for our 47 service centers, utilizing a highly efficient, state-of-the-art client server hierarchy. The platform utilizes the most efficient NT server hardware in the industry, with an online telecommunication backbone that connects more than 400 users at 75 sites throughout our operating network, including a number of customer locations. We own and maintain all of our software, which is distributed with 12 Windows NT servers that utilize a Microsoft database. This system provides the technical engine for running all of our operating, financial and administration processes. We believe our MIS infrastructure can support a revenue base of up to $1 billion.

EMPLOYEES

         As of June 30, 2003, we had approximately 4,300 employees, approximately 800 of whom were union employees. The number of employees can range from 2,500 to 5,000 during peak periods. We maintain both union and non-union workforces to meet the demands of our customers. We primarily contract with the local offices of the Carpenters Union and the Laborers Union. We have not experienced any work stoppages and we believe that we have good relationships with both unions and with our employees generally.

FACILITIES

         We operate facilities in 48 locations (47 service centers and 1 headquarters location). We maintain a substantial inventory of scaffolding at 47 service centers as well as at customer sites throughout the United States, Puerto Rico and Canada. Our facilities are concentrated near our customers to minimize transportation costs, to shorten lead times and to strengthen oversight and project management abilities. We own two locations in Canada, two in Texas, one in Alabama and one in Louisiana. We lease the remaining 41 facilities as well as one site used for our corporate headquarters located in Chesterfield, Missouri. Our facilities typically include a small office, warehouse and yard and range in size from 2,000 to 40,000 square feet under roof with yards from half an acre to more than nine acres. Our headquarters are located in a 9,500 square foot facility in Chesterfield, Missouri.

COMPETITION

         Our primary competitors are Safway Steel Products, Patent Construction Systems, Aluma Systems (USA), Inc. and United Scaffolding. Most of these companies compete in both the industrial and commercial segments, although segment focus varies widely by company. In addition to these national companies, we compete with several regional providers and with many local scaffolding companies. A significant number of engineering and construction companies also compete in the scaffolding services industry by offering scaffolding along with their construction services. These engineering and construction firms are also customers to the scaffolding providers because they typically choose to contract out the larger and more complex scaffolding projects.

INSURANCE

         To protect ourselves against casualty and liability risks, we maintain an insurance program. Our deductibles are $500,000 per incident for general liability and workers' compensation liability and $350,000 for automobile liability. In addition, we maintain a one-time annual deductible of $500,000 for each of general liability and workers' compensation liability insurance coverages. We maintain outside insurance for such liability in excess of these deductibles. In 2002, out of $11.1 million of insurance costs, $8.3 million were claims handling costs and payments made on claims below such deductible limits and $2.8 million were premium payments. We maintain specialty insurance coverage for directors' and officers' liability, commercial crime, architects' and engineers' liability and an umbrella liability through several insurers.

LEGAL AND ENVIRONMENTAL MATTERS

         We are a party to various legal proceedings and administrative actions, all of which are of an ordinary or routine nature incidental to our operations. In our opinion, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.

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                                THE TRANSACTIONS

OVERVIEW

         On October 16, 2002, DLJ Brand Holdings, Inc. ("DLJ Brand") merged with Brand Acquisition Corp., which is a wholly-owned subsidiary of Brand Holdings, LLC ("Brand Holdings"), both of which are controlled by J.P. Morgan Partners, LLC ("JPMP"). The total amount of consideration paid in the merger, including amounts related to the repayment of indebtedness, the redemption of the outstanding preferred stock and the payment of transaction costs incurred by the buyer, was approximately $524.4 million. The following events occurred in connection with the Acquisition:

         - an investment in Brand Holdings made by affiliates of JPMP and other equity investors, including $6.7 million of rollover equity, totaling $220.0 million;

         - the merger of Brand Acquisition Corp. into DLJ Brand, with DLJ Brand as the surviving corporation; DLJ Brand was renamed Brand Intermediate Holdings, Inc. after the Acquisition;

         - our borrowing of $130.0 million in term loans under a new credit facility and the repayment of our old credit facility. The new credit facility includes a $50.0 million revolving credit facility, and a $20.0 million letter of credit facility;

         - our tender offer and consent solicitation for all $130.0 million aggregate principal amount of our old 10 1/4% Senior Notes due 2008;

         - our repurchase of $14.5 million aggregate principal amount of our old 7.03% subordinated note;

         - our redemption of the $62.4 million aggregate liquidation preference of our existing 14.5% Senior Exchangeable Preferred Stock due 2008;

         - an issuance to JPMP and certain selling stockholders of DLJ Brand by Holdings of $35.0 million aggregate principal amount of 13% senior subordinated pay-in-kind notes due 2013 and by Brand Holdings of warrants to purchase its common equity interests.

         The closing of the Acquisition occurred on October 16, 2002. At the closing, the stockholders of DLJ Brand transferred ownership of DLJ Brand to Brand Holdings, and DLJ Brand was renamed Brand Intermediate Holdings, Inc. In connection with the consummation of the Transactions, JPMP received a financial advisory fee.

TRANSACTION CONSIDERATION

         INITIAL TRANSACTION CONSIDERATION

         In exchange for transferring ownership of DLJ Brand to Brand Holdings, the stockholders of DLJ Brand received an amount in cash equal to $524.4 million less the following amounts:

         - the aggregate amount payable to holders of our 14.5% Senior Exchangeable Preferred Stock due 2008 in connection with the redemption of all outstanding shares of the preferred stock following the closing of the Acquisition;

         - the aggregate amount of all funded indebtedness and accrued interest of DLJ Brand and its subsidiaries immediately prior to the closing of the Acquisition;

         - all fees, expenses and other obligations payable by DLJ Brand or any of its subsidiaries in connection with the Acquisition;

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

         - $17.0 million to be deposited into escrow by Brand Holdings or Holdings at the closing of the Acquisition in order to support the potential post-closing adjustments to the consideration payable under the Merger Agreement and the potential indemnification obligations of the DLJ Brand stockholders, in each case as outlined below; and

         -        certain other customary deductions.

         ADJUSTMENTS TO CONSIDERATION

         The consideration payable to the DLJ Brand stockholders in connection with the Acquisition could have been increased or decreased based on the net working capital of DLJ Brand Holdings and its subsidiaries as of the closing of the Acquisition relative to the target agreed to by the parties under the merger agreement. If the actual amount of net working capital as of the closing of the Acquisition was more than 15% above the target amount, the consideration payable to the DLJ Brand stockholders would have been increased, dollar for dollar, by the amount of the difference between the actual and targeted net working capital. If the actual amount of net working capital as of the closing of the Acquisition was more than 15% below the target amount, the consideration payable to the DLJ Brand stockholders would have been decreased, dollar for dollar, by the amount of the difference between the actual and targeted amounts.

         In order to support the potential post-closing increase or decrease in the consideration payable in connection with the Acquisition, Holdings or Brand Holdings deposited $4.0 million into escrow at the closing of the Acquisition, which amount was to be paid to the DLJ Brand stockholders or returned to Holdings in accordance with the amount, if any, and the direction of the working capital purchase price adjustment. A final determination of net working capital as of the closing of the Acquisition was made, and resulted in no adjustments. The $4.0 million has been released from escrow to the respective parties.

INDEMNIFICATION OBLIGATIONS

         In connection with the Acquisition, DLJ Brand and certain DLJ Brand stockholders, on the one hand, and Holdings and Brand Holdings, on the other hand, have made standard representations, warranties and covenants to each other.

         DLJ Brand stockholders have indemnified Holdings and Brand Holdings for certain specified matters and would be liable for damages in the event of a breach of any representation, warranty or covenant made by DLJ Brand or such DLJ Brand stockholders, other than de minimis damages. Holdings has indemnified DLJ Brand stockholders for certain specified matters and would be liable for damages in the event of a breach of any representation, warranty or covenant made by Holdings or Brand Holdings, other than de minimis damages.

         Generally, most claims for indemnification must be brought within one year following the closing of the Acquisition, while claims relating to certain specific representations by the DLJ Stockholders who are party to the merger agreement are subject to longer time limits.

         Neither the DLJ Brand Stockholders, on the one hand, or Holdings, on the other hand, will generally be liable for damages in respect of its (or the Company's or Brand Holdings', as the case may be) breach of any representation, warranty or covenant unless the aggregate amount of damages in respect of such breaches exceeds $1.5 million. Neither the DLJ Brand stockholders nor Holdings or Brand Holdings will generally be liable for any damages in respect of breaches of any representation, warranty or covenant that exceed $15.0 million in the aggregate.

         In order to support the indemnification obligations of the DLJ Brand stockholders following the closing of the Acquisition, Holdings or Brand Holdings will deposit $15.0 million into escrow at the closing of the Acquisition. This amount, less any amounts paid or payable to Holdings or Brand Holdings in connection with outstanding indemnification claims, will be released to the DLJ Brand stockholders one year following the closing of the Acquisition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         After giving effect to the Transactions, Brand Services' directors and executive officers, their positions and ages will be as set forth below. Each director and officer will hold office until a successor is elected and qualified or until his earlier death, resignation or removal.

     NAME                         AGE                   POSITION AND OFFICES
     ----                         ---                   --------------------
John M. Monter                    56    Chairman, Chief Executive Officer, President and Director
Jeffrey W. Peterson               45    Chief Financial Officer and Vice President, Finance
Raymond L. Edwards                50    Vice President, Operations Support and Secretary
Scott M. Robinson                 56    Vice President, Business Development
Guy S. Huelat                     42    Vice President, Operations-Southwest Region
David R. Cichy                    52    Vice President, Operations-Northern Region
James "Marty" McGee               47    Vice President, Operations-Southeast Region
Arnold L. Chavkin                 52    Director
Christopher C. Behrens            42    Director
Sean E. Epps                      34    Director

         John M. Monter has served as our Chief Executive Officer, President and one of our directors since 1996. Mr. Monter has served as our Chairman of the Board since April 2001. Prior to joining our company, he held a variety of corporate and operating assignments at Cooper Industries, Inc., an electrical products and tools and hardware manufacturer, where he began his career in 1977. Mr. Monter was President of the Bussmann Division of Cooper, which manufactures electrical overcurrent fuses, from 1992 to 1996. Mr. Monter has been a director of Belden, Inc. since May 2000. Mr. Monter holds a B.S. from Kent State University and an M.B.A. from the University of Chicago.

         Jeffrey W. Peterson has served as our Chief Financial Officer and Vice President, Finance since April 2001. From 1992 to April 2001, he was our Corporate Controller and Region Controller. Mr. Peterson held the position of Division Controller over various divisions of Waste Management, Inc., a waste services provider, from 1987 to 1992. He began his career in public accounting with the firms of Coopers and Lybrand and Peat Marwick, Mitchell and Company. Mr. Peterson earned a B.S. from Brigham Young University and is a Certified Public Accountant.

         Raymond L. Edwards has served as our Vice President, Operations Support Services and Secretary since October 2002. Prior to that, he was our Vice President, Administration, from November 1996 to October 2002. Prior to joining us, he held a variety of management positions, most recently, with Cooper Industries, Inc., from 1984 to 1996, including Vice President, Human Resources from 1990 to 1996. Mr. Edwards received a B.S. and an M.P.A. from the University of Colorado.

         Guy S. Huelat has been our Vice President, Operations--Southwest Region, since October 2002. Prior to that, he was our Vice President, Resource Management from January 1997 to October 2002. Prior to joining us, Mr. Huelat was a Plant Manager from 1989 to 1994 and a Materials Manager from 1994 to 1996 at Cooper Industries, Inc. From 1996 to 1997, he was Director of Logistics for Planning and Customer Service for Kimble Glass, Inc., a designer and producer of glass tubing and fabricated glass products. Mr. Huelat holds a B.S. from Gannon University.

         Scott M. Robinson has served as our Vice President Business Development since October 2002. Prior to that, he was our Vice President, Operations--Southwest Region, from January 1998 to October 2002. Mr. Robinson joined us as Vice President, Marketing in March 1997 and in December of 1997 he assumed the position of Vice President, Operations--Central Region. In January 1998 he began his current assignment over the Southwest Region. Prior to joining us, he held various positions at Cooper Industries, Inc., including Vice President, Sales from 1993 to 1997 and Vice President, Marketing from 1987 to 1993. Mr. Robinson received a B.S. and an M.S. from Virginia Polytechnic Institute.

         David R. Cichy has been our Vice President, Operations--Northern Region since 1996. Beginning in 1978, Mr. Cichy served in various construction management functions with RIS including Vice President, Resource Management from 1993 to 1996. Mr. Cichy attended Chicago Technical College.

         James "Marty" McGee has served as our Vice President, Operations--Southeast Region since 1996. From 1993 until the Acquisition, Mr. McGee held various region management positions with RIS and Waste Management Technologies. He has been with us in various management positions since 1981, including President, Southern Regional Scaffolding in 1993, Southern Region Manager in 1994 and Vice President, Southern Operations for WMX Services group (29 locations, five different Rust companies), from 1995 to 1996. Mr. McGee attended Louisiana State University.

         Arnold L. Chavkin is an Executive Partner of JPMP. Prior to joining JPMP, Mr. Chavkin was a member of Chemical Bank's merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry. His experience prior to Chemical Bank included corporate development for Freeport McMoRan as well as positions with Gulf and Western Industries and Arthur Young & Company. Mr. Chavkin is a Certified Public Accountant. He received his B.A. and M.B.A. degrees from Columbia University. Mr. Chavkin is a director of American Tower Corporation, Better Minerals & Aggregates, Crown Media Holdings, Inc., Encore Acquisition Partners, HDFC Bank, and Triton PCS, Inc. He serves on the Advisory Investment Boards of Richina Group, the India Private Equity Fund, and the Asia Development Partners Fund.

         Christopher C. Behrens is a Partner of JPMP. Mr. Behrens holds a B.A. from the University of California, Berkeley and an M.A. from Columbia University. Mr. Behrens is a director of Berry Plastics, Carrizo Oil and Gas, Chromalox Corp., Domino's Pizza, Erickson Air Crane, Haddington Energy Partners, InterLine Brands, and Portola Packaging. Mr. Behrens is also on the Investment Committee of the Chase Private Equity Partners Select, a private equity fund of funds. Prior to joining JPMP, Mr. Behrens was a Vice President in Chase's Merchant Banking Group.

         Sean E. Epps is a Principal of JPMP. Prior to joining JPMP, Mr. Epps was an Associate at Paribas Principal Partners. Mr. Epps also held positions at Donaldson, Lufkin & Jenrette Securities Corp. and The Chase Manhattan Bank. He holds a B.A. from Hamilton College and an M.B.A. from The Wharton School, University of Pennsylvania. He is a director of Chromalox Corp.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation earned by the Chief Executive Officer and the most highly paid executive officers for services rendered in 2002, 2001 and 2000.

                                                                                      OTHER          COMPANY'S
                                           FISCAL       SALARY        BONUS       COMPENSATION     MATCHING 401-K
NAME AND PRINCIPAL POSITION                 YEAR          ($)          ($)             ($)          CONTRIBUTION
---------------------------                ------       -------     ---------     ------------     --------------
John M. Monter,                             2002        420,992     2,480,000         15,689           2,000
      Chief Executive Officer               2001        406,016       487,200         14,962           1,700
                                            2000        388,270       417,690         15,361           1,700

Jeffrey W. Peterson                         2002        160,014       452,017              -           2,000
      Chief Financial Officer,              2001        136,188       138,500              -           1,700
      Vice President, Finance               2000        119,995        45,180              -           1,700

Raymond L. Edwards,                         2002        169,686       463,623              -           2,000
      Vice President,                       2001        163,155       195,786              -           1,700
      Operations Support                    2000        155,376       171,077              -           1,700

Scott M. Robinson                           2002        167,731       461,277              -           2,000
      Vice President                        2001        161,283       193,540              -           1,700
      Business Development                  2000        153,608       174,837              -           1,700

Guy S. Huelat,                              2002        161,221       453,465              -           2,000
      Vice President,                       2001        153,546       184,255              -           1,700
      Operations - Southwest Region         2000        144,165       160,898              -           1,700

David R. Cichy                              2002        160,659       452,791          6,300           2,000
      Vice President Operations--
      Northern Region                       2001        153,005       183,600          6,300           1,700
      Development                           2000        145,018       160,889          6,300           1,700

James "Marty" McGee                         2002        162,074       454,489              -           2,000
      Vice President Operations--           2001        155,834       187,000              -           1,700
      Southeast Region                      2000        147,014       136,241              -           1,700

----------------------

         The individuals named in the foregoing table are collectively referred to as the Brand Advisory Team.

PERFORMANCE BONUSES

         As approved by the shareholders of DLJ Brand, the boards of directors of DLJ Brand and Brand Services authorized the payment of performance bonuses of $1.97 million to Mr. Monter, $0.26 million to Mr. Peterson and approximately $2.77 million to other members of management.

EMPLOYMENT AGREEMENTS

         Mr. Monter has entered into an amended and restated employment agreement with us which became effective with the closing of the Transactions pursuant to which he will serve as the Chief Executive Officer. The amended and restated employment agreement terminates on December 31, 2007, and provides for an annual salary of not less than $425,000. Mr. Monter is also eligible for a bonus of up to 150% of his base salary. We are, under certain circumstances (including that such remittance is permitted by law), obligated to remit the remaining two annual scheduled payments of premiums in the amount of $200,000 each, on an insurance policy pursuant to a split-dollar agreement entered into between us and Mr. Monter. We are obligated to establish a nonqualified deferred compensation plan pursuant to which we shall make an annual contribution during each year of Mr. Monter's employment term in an amount equal to 25% of Mr. Monter's base salary. In the event that Mr. Monter's employment term is terminated by reason of his death, Mr. Monter's estate will be entitled to (i) his base salary through the date of his death, earned bonus for the prior fiscal year but not yet paid, any unreimbursed business expenses; and (ii) continued payment of his base salary through the first anniversary of his death. In the event Mr. Monter's employment term is terminated without cause or he becomes disabled, he is entitled to (i) his base salary through the date of termination, earned bonus for the prior fiscal year but not yet paid, and any unreimbursed business expenses; (ii) his base salary through the last day of the 24th month following the date of termination (the "Monter Severance Period"); (iii) continued coverage under our welfare benefits for up to the end of the Monter Severance Period or such time as Mr. Monter is eligible to receive comparable welfare benefits; and (iv) in the case of termination without cause, a bonus equal to $39,000 multiplied by the number of months remaining in the Monter Severance Period. In the event of a change of control of more than 50% of Brand Services' common stock or of the common equity units of Brand Holdings, Mr. Monter shall have the option to terminate his employment with us within one year following such change of control and to receive during the 24-month period following such termination (i) his then-current monthly salary; (ii) a monthly bonus of $39,000; and (iii) continued coverage under our welfare benefits. In the event of a change of control of more than 50% of our common stock or of the common equity units of Brand Holdings, if, within one year of such change of control, Mr. Monter's job responsibilities are changed, Mr. Monter shall have the option to terminate his employment with us within 90 days following such change in responsibilities and to receive during the period ending on the last day of the 24th month following such termination or December 31, 2007 (whichever is later) (i) his then-current monthly salary; (ii) a monthly bonus of $39,000; and (iii) continued coverage under our welfare benefits. As a part of the amended and restated employment agreement, Mr. Monter has entered into covenants prohibiting him from competing with us, working for any of our competitors or using proprietary information for a 24-month period following the termination of his employment with us. Mr. Monter's receipt of post-termination severance benefits are conditioned upon his releasing us from certain potential claims and upon his compliance with confidentiality and non-competition provisions included in the amended and restated employment agreement.

         Each of Jeffrey W. Peterson, Raymond L. Edwards, Guy S. Huelat, James McGee, Scott M. Robinson and David R. Cichy (the "Executives") has entered into an amended and restated employment agreement with us, each of which became effective with the closing of the Transactions, for terms effective through the second anniversary of the closing of the Transactions. The employment agreements will automatically extend thereafter for one-year terms unless a written notice to terminate is provided by us not less than 30 days nor more than 60 days prior to the end of the then-current term. We are obligated to establish a nonqualified deferred compensation plan for each such Executive pursuant to which we shall make an annual contribution during each year of such Executive's employment term in an amount equal to 15% of such Executive's base salary. In the event that an Executive's employment term is terminated by reason of his death or disability, the Executive, or his estate, will be entitled to (i) his base salary through the date of his death or disability, earned bonus for the prior fiscal year but not yet paid, and any unreimbursed business expenses; and
(ii) continued payment of his base salary through the first anniversary of his death or disability. In the event we terminate an Executive's employment term without cause, such Executive is entitled to (i) his base salary through the date of termination, earned bonus for the prior fiscal year but not yet paid, and any unreimbursed business expenses; (ii) his base salary through the last day of the 24th month following the date of termination (the "Advisory Severance Period"); and (iii) continued coverage under our welfare benefits for up to the end of the Advisory Severance Period or such time as such Executive is eligible to receive comparable welfare benefits. In the event of a change of control of more than 50% of Brand Services' common stock or of the common equity units of Brand Holdings, if, within 24 months following such change of control, an Executive's title, job responsibilities or work location are changed, if such Executive's base salary is reduced or if such Executive's opportunity to earn a bonus of up to 120% of his base salary is eliminated, such Executive shall have the option to terminate his employment with us within 24 months following such change in control (or, if earlier, the scheduled expiration of Executive's employment term) and to receive his base salary through the date of termination, earned bonus for the prior fiscal year but not yet paid, and any unreimbursed business expenses; (ii) his base salary through the last day of the 24th month following the date of termination (the "Change Severance Period"); and (iii) continued coverage under our welfare benefits for up to the end of the Change Severance Period or such time as such Executive is eligible to receive comparable welfare benefits. As a part of each amended and restated employment agreement, each Executive has entered into covenants prohibiting such Executive from competing with us, working for any of our competitors or using proprietary information for a 24-month period following his departure from us. Each Executive's receipt of post-termination severance benefits is conditioned upon such Executive releasing us from certain potential claims and upon such Executive's compliance with confidentiality and non-competition provisions included in the amended and restated employment agreement.

EQUITY INCENTIVE AND STOCK OPTIONS

         The "Roll-Over" Equity Program. As shareholders of DLJ Brand prior to the merger of DLJ Brand and Brand Acquisition Corp., our executive officers were entitled to receive the per share cash purchase price payable in connection with the merger in exchange for each share of DLJ Brand common stock they owned. However, our executive officers and some of our other employees exchanged, or "rolled over," a portion of the shares of DLJ Brand common stock they owned for equity interests in Brand Holdings, in lieu of receiving the cash consideration they otherwise were entitled to receive for those shares in connection with the merger. Certain employees, including executive officers, exchanged $6.7 million of their shares of DLJ Brand common stock into equity interests in Brand Holdings under this program.

         The Management Equity Incentive Program. In addition to compensation reflected in the Summary Compensation Table, Brand Holdings has provided members of the Brand Advisory Team an opportunity to participate in both a time-based equity incentive program and a performance-based equity incentive program. A portion of this time- and performance-based equity was issued to management as of the closing of the Acquisition. The remainder was reserved by Brand Holdings for issuance to new hires or existing managers following the closing of the Acquisition. The following table reflects the number of units of Brand Holdings issued to members of the Brand Advisory Team under these equity incentive programs:

      NAME                                  NUMBER OF UNITS
      ----                                  ---------------
John M. Monter                                  810,336
Jeffrey W. Peterson                              92,610
Raymond L. Edwards                               92,610
Scott M. Robinson                                92,610
Guy S. Huelat                                    92,610
David R. Cichy                                   92,610
James "Marty" McGee                              92,610

         Under the time-based equity incentive program, certain members of our management have an opportunity to earn, as a group, up to two percent of the fully-diluted equity of Brand Holdings (as calculated at the time of the closing of the merger). For so long as a member of management remains employed by us, and subject to an accelerated vesting in the event of certain liquidity events, 20% of the time-vesting incentive units issued to such member as of the closing of the Acquisition will vest on December 31 of each of 2002, 2003, 2004 and 2005, and the remaining 20% will vest on the fifth anniversary of the closing of the merger. For those time-vesting incentive units granted following the closing of the Acquisition, this vesting schedule may be adjusted to reflect the later grant date.

         Under the performance-based equity incentive program, certain members of our management have an opportunity to earn, as a group, up to 12% of the fully-diluted equity of Brand Holdings (as calculated at the time of the closing of the Acquisition). The percentage of the outstanding performance-vesting incentive units that shall vest upon the occurrence of a liquidity event will be determined by comparing the net equity valuation of Brand Holdings to certain net equity valuation targets to be agreed to between management and Brand Holdings. In the event that no liquidity event shall occur on or prior to the seventh anniversary of the closing of the Acquisition, the percentage of the outstanding performance-vesting incentive units that shall vest on such date will be determined by reference to the fair market value of Holdings on such date.

         The Leveraged Employee Co-Investment Program. Subject to the satisfaction of certain requirements, certain of our managers, including our executive officers, had the opportunity to participate in a leveraged employee co-investment program. Under this program, Brand Holdings provided these managers with eight-year term loans, bearing interest at a cumulative rate per annum equal to the federal funds rate in effect at the time the loan was made, for the purpose of financing such managers' purchase of additional equity interests in Brand Holdings. Executive officers and employees borrowed $2.8 million to purchase equity interests in Brand Holdings under this plan. Each loan made to a manager was secured, at a minimum, by a pledge of all of the equity interests in Brand Holdings purchased by such manager with the proceeds of the loan.

         The Direct Investment Program. In addition to the foregoing equity programs, Brand Holdings provides certain of our managers with the opportunity to purchase additional equity interests in Brand Holdings for the same per unit cash purchase price paid by JPMP and certain other equity investors in connection with the closing of the Acquisition. No loans will be provided to the employees under the Direct Investment Program.

         Prior equity incentive and stock option programs. Prior to the merger, DLJ Brand had adopted equity incentive plans pursuant to which members of the Brand Advisory Team and other employees of the Company had been permitted to purchase shares (or have been granted options to acquire shares) of DLJ Brand's common stock at prices equal to the fair market value of such stock as of the date of grant.

         During 2001, members of the Brand Advisory Team were granted purchase rights at $2.55 per share of DLJ Brand's common stock as set forth in the following table. The table also reflects the number of shares subject to options, if any, held by the Brand Advisory Team as of December 31, 2001. All of the following shares were redeemed on October 16, 2002 in connection with the
Acquisition:

                                                  2001 PURCHASE RIGHTS
                                                  --------------------
                                                                                                      SHARES SUBJECT TO
                                                                            SHARES SUBJECT                OPTION AT
      NAME                       NUMBER OF SHARES      SHARES PURCHASED        TO OPTION               DECEMBER 31, 2001
      ----                       ----------------      ----------------     --------------            ------------------
John M. Monter                         70,000                70,000                    -                       -
Jeffrey W. Peterson                    40,000                40,000                    -                     900 (1)
Raymond L. Edwards                     22,000                22,000                    -                       -
Scott M. Robinson                      22,000                     -               22,000                  22,000 (2)
Guy S. Huelat                          22,000                22,000                    -                  22,000 (2)
David R. Cichy                         22,000                     -               22,000                  22,000 (2)
James "Marty" McGee                    22,000                     -               22,000                  22,000 (2)

----------------------

(1)   None of such shares were exercisable at December 31, 2001.

(2)   All shares were exercisable at December 31, 2001.

         In connection with the exercise, in 1999, of options originally granted during 1997 and 1998, certain members of the Brand Advisory Team entered into restricted stock agreements ("RSAs") with DLJ Brand, pursuant to which a portion of the shares acquired upon exercise of the options would be subject to forfeiture in the event of a termination of employment prior to full vesting under the terms of the RSAs. Annual vesting of the shares subject to the RSAs was dependent upon the achievement of annual operating budgets or other targets established by the board of directors. As of December 31, 2001, vesting under the RSAs was complete and the forfeiture restrictions applicable to the remaining 20% of the shares originally subject to the RSAs expired. The total number of shares of DLJ Brand's common stock originally covered by the RSAs held by members of the Brand Advisory Team is as follows: John M. Monter, 437,500; Raymond L. Edwards, 42,000; Guy S. Huelat, 42,000; Scott M. Robinson, 40,000; David R. Cichy, 40,000; and James "Marty" McGee, 42,000.

         As shareholders of DLJ Brand prior to the merger of DLJ Brand and Brand Acquisition Corp., members of the Brand Advisory Team and other employees of the Company were entitled to receive the per share cash purchase price payable in connection with the merger in exchange for each share of DLJ Brand common stock they owned. However, members of the Brand Advisory Team and other employees exchanged, or "rolled over," a portion of the shares of DLJ Brand common stock they owned for equity interests in Brand Holdings, in lieu of receiving the cash consideration they otherwise were entitled to receive for those shares in connection with the merger. Certain employees, including executive officers, exchanged $6.7 million of their shares of DLJ Brand common stock into equity interests in Brand Holdings under this program.

         During 2001, in connection with the purchase of certain shares pursuant to the foregoing equity incentives and stock option programs, DLJ Brand extended loans to members of the Brand Advisory Team as follows: John M. Monter, $160,650; Jeffrey W. Peterson, $95,040; Raymond L. Edwards, $50,490; and Guy S. Huelat, $50,490. Such loans are represented by recourse notes and are secured by the respective shares of common stock purchased with the proceeds. Also during 2001, members of the Brand Advisory Team executed new, consolidated notes in respect of prior loans made by DLJ Brand relating to the purchase of shares, and exercise of options, relating to DLJ Brand's common stock. Such consolidated notes are also on a recourse basis and secured by the respective shares of common stock purchased with the proceeds. These loans were repaid in connection with the Acquisition.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         All of the issued and outstanding common stock of Brand Services is owned by Holdings and all of the issued and outstanding common stock of Holdings is owned by Brand Holdings. The following table sets forth certain information with respect to the beneficial ownership of the voting equity interests of Brand Holdings as of December 31, 2002 by (i) each person or group known to us who beneficially owns more than five percent of the voting equity interests of Brand Holdings and (ii) all directors and executive officers of the Company as a group:

                                                                    NUMBER OF VOTING EQUITY
       NAME AND ADDRESS OF BENEFICIAL OWNER                                INTERESTS             PERCENTAGE OF CLASS
J.P. Morgan Partners (BHCA), L.P.                                          13,466,227                      77.0%
1221 Avenue of the Americas, 39th Floor
New York, NY  10020 (1)

Teachers Insurance and Annuity Association of America                       1,210,164                       7.0
730 Third Avenue
New York, NY 10019

John M. Monter (2)                                                            311,482                       1.8

Jeffrey W. Peterson (2)                                                        40,702                       0.2

Raymond L. Edwards (2)                                                         52,500                       0.3

Scott M. Robinson (2)                                                          36,750                       0.2

Guy S. Huelat (2)                                                              54,602                       0.3

David R. Cichy (2)                                                             39,112                       0.2

James "Marty" McGee (2)                                                        38,325                       0.2

Arnold L. Chavkin (2)(3)                                                   13,466,227                      77.0

Christopher C. Behrens (2)(3)                                              13,466,227                      77.0

Sean E. Epps (2)(3)                                                        13,466,227                      77.0

All directors and officers as a group (3)                                  14,153,658                      81.0

----------------------

(1) Consists of equity interests held by J.P. Morgan Partners (BHCA), L.P. ("BHCA"), J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P., each of which is affiliated with BHCA.

(2) The address for officers and directors is c/o Brand Services, Inc., 15450 South Outer Highway 40, #270, Chesterfield, MO 63017.

(3) Includes 13,467,277 shares held by BHCA and its affiliates. Messrs. Chavkin, Behrens and Epps are partners and/or principals of J.P. Morgan Partners, LLC, an affiliate of BHCA and therefore may be considered to share the beneficial ownership of the shares held by BHCA and its affiliates. Messrs. Chavkin, Behrens and Epps disclaim beneficial ownership of these shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management

         We have entered into employment agreements with certain of our executive officers. See "Management-Executive Compensation" for details about these agreements. In addition, our executive officers and certain of our other employees have been offered the opportunity to invest in equity securities of Brand Holdings pursuant to certain equity participation programs. See "Management-Executive Compensation" for details about these programs.

Credit Facilities and Offering of Notes by Affiliates

         JPMorgan Chase Bank is the syndication agent, and its affiliate, J.P. Morgan Chase & Co., is a lender under our credit facilities. JPMorgan Chase Bank and J.P. Morgan Chase & Co. received fees of approximately $1.25 million for acting in such capacities. J.P. Morgan Chase & Co. will receive interest and other payments as a lender under our credit facility as provided in the credit agreement governing our credit facility.

         J.P. Morgan Securities Inc. was one of the initial purchasers in our October 2002 offering of 12% Senior Subordinated Notes due 2012 and was also a dealer manager for the debt tender offer and consent solicitation relating to our 10 1/4% senior notes due 2008 and received fees of approximately $1.9 million for acting in such capacities. JPMorgan Chase Bank also received a commitment fee of approximately $800,000 for providing a bridge loan commitment.

         Each of JPMorgan Chase Bank, J.P. Morgan Chase & Co. and J.P. Morgan Securities Inc. are affiliates of J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P., who collectively own 65.1% of the equity interests (76.7% of the voting equity interests), on a fully diluted basis, in our parent company, Brand Holdings, LLC. Arnold L. Chavkin and Christopher C. Behrens, who serve as our directors, are executive officers of J.P. Morgan Partners, LLC, which serves as investment advisor to J.P. Morgan Partners
(BHCA), L.P., and JPMP Capital Corp., a subsidiary of J.P. Morgan Chase & Co., which is the general partner of the general partner of each of J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P. Sean E. Epps, one of our directors, is an employee of J.P. Morgan Partners, LLC.

         In connection with the consummation of the Transactions, JPMP received a financial advisory fee of $5.0 million.

                            DESCRIPTION OF THE NOTES

         The Notes were issued pursuant to an indenture (the "Indenture"), dated as of October 16, 2002, by and among the Company, the Guarantors and The Bank of New York Trust Company of Florida, N.A., as Trustee (the "Trustee").

         The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as holders of these Notes. You may request copies of these agreements at our address set forth under the heading "Where You Can Find More Information." In the following summary:

- references to the "Company" include only Brand Services, Inc. and not its Subsidiaries; and

- you can find definitions of various terms under the subsection "--Certain Definitions."

         The Notes are in denominations of $1,000 and integral multiples of $1,000. The Trustee will initially act as Paying Agent and Registrar. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent and Registrar without notice to holders of the Notes. The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of holders of Notes.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

     The Notes are

         -        unsecured senior subordinated obligations of the Company;

         - subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

         - senior in right of payment to any future Subordinated Obligations of the Company;

         - fully and unconditionally guaranteed by Parent and each Subsidiary Guarantor on a senior subordinated basis; and

     The Guarantees

         The Notes are guaranteed by Holdings and the following subsidiaries of the Company:

                  Brand Scaffold Services, Inc
                  Brand Scaffold Rental & Erection, Inc.
                  Brand Scaffold Builders, Inc.
                  Scaffold-Jax, Inc.
                  Brand Scaffold Erectors, Inc.
                  Scaffold Building Services, Inc.
                  Brand Special Events, Inc.
                  Mike Brown Grandstands, Inc.
                  Kwikrig, Inc.
                  Brand Staffing Services, Inc.
                  Skyview Staffing, Inc.
                  Hightower Staffing, Inc.
                  Brandcraft Labor, Inc.
                  Skyview Safety Services, Inc.

         The guarantees of these Notes are

         -        unsecured senior subordinated obligations of each Guarantor;

         - subordinated in right of payment to all existing and future Senior Indebtedness of each Guarantor;

         - senior in right of payment to any future Subordinated Obligations of each Guarantor;

PRINCIPAL, MATURITY AND INTEREST

         The Notes will mature on October 15, 2012. If we comply with the covenant described under the subheading "--Certain Covenants--Limitation on Indebtedness," we may, without the consent of the holders, issue more Notes under the Indenture, on the same terms and conditions and with the same CUSIP numbers as the Notes (the "Additional Notes"). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes," references to the Notes include any Additional Notes actually issued.

         Interest on these Notes will accrue at the rate of 12% per annum and will be payable semiannually in arrears on April 15 and October 15, commencing on April 15, 2003. We will make each interest payment to the holders of record of these Notes on the immediately preceding April 1 and October 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

         Interest on these Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

OPTIONAL REDEMPTION

         Prior to October 15, 2005, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (which includes Additional Notes that are issued) originally issued at a redemption price of 112% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided that

         (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes that are issued) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

         (2) each such redemption must occur within 60 days after the date of the related Public Equity Offering.

         Except pursuant to the preceding paragraph, we may not redeem the Notes prior to October 15, 2007.

         On and after October 15, 2007, we may redeem all or a portion of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

                                              REDEMPTION
     PERIOD                                     PRICE
     ------                                   ----------
2007                                           106.00%
2008                                           104.00
2009                                           102.00
2010 and thereafter                            100.00%

SELECTION AND NOTICE OF REDEMPTION

         If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

         We will redeem Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

         If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

         We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions " --Change of Control" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase Notes in the open market or otherwise.

GUARANTIES

         Parent and each of the Subsidiary Guarantors will jointly and severally guarantee the Company's obligations under these Notes. Each Guarantee will be subordinated to the prior payment in full of all Senior Indebtedness of that Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent transfer statutes--in some circumstances, fraudulent transfer laws may permit a court to take action detrimental to you."

         If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk
Factors--Fraudulent transfer statutes--in some circumstances, fraudulent transfer laws may permit a court to take action detrimental to you."

         Parent may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "--Certain Covenants--Merger and Consolidation;" but, if such other Person is not Parent or the Company, Parent's obligations under the Parent Guaranty must be expressly assumed by such other Person.

         A Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "--Certain Covenants--Merger and Consolidation;" but, if such other Person is not the Company, such Subsidiary Guarantor's obligations under its Subsidiary Guaranty must be expressly assumed by such other Person, unless the Subsidiary Guaranty is released as described in the following paragraph.

         The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

         (1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor in its entirety;

         (2) upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

         (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary; or

         (4) in connection with any sale of Capital Stock of a Subsidiary Guarantor to a Person in accordance with the Indenture that results in the Subsidiary Guarantor no longer being a Restricted Subsidiary; provided, however, that, after giving effect to such sale, such former Subsidiary Guarantor shall have no Guaranties outstanding of any Indebtedness of the Company or any Restricted Subsidiary,

in each case other than to a Restricted Subsidiary or an Affiliate of the Company and as permitted by the Indenture and, in the case of clauses (1), (2) and (4), if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition.

RANKING

Senior Indebtedness versus Notes

         The payment of the principal of, premium, if any, and interest on the Notes and the payment of the Parent Guaranty or any Subsidiary Guaranty will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company, Parent or the relevant Subsidiary Guarantor, as the case may be, including the obligations of the Company, Parent and such Subsidiary Guarantor under the Credit Agreement.

         As of June 30, 2003:

         (1) the Company's Senior Indebtedness was $131.0 million, of which $130.0 million is secured indebtedness;

         (2) the Senior Indebtedness of the Subsidiary Guarantors was $130.9 million, all of which is secured indebtedness; and

         (3) the Senior Indebtedness of Parent was $130.0 million, all of which is secured indebtedness.

         Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See " --Certain Covenants--Limitation on Indebtedness."

Liabilities of Subsidiaries versus Notes

         All of our operations are conducted through our subsidiaries. Initially, one of our subsidiaries is not guaranteeing the Notes. Claims of creditors of such non-guarantor subsidiary and any future non-guarantor subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the Notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor subsidiaries.

         At June 30, 2003, the total liabilities of our subsidiaries (other than the Subsidiary Guarantors) was $3.0 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "--Certain Covenants--Limitation on Indebtedness." At June 30, 2003, the non-guarantor subsidiary held approximately $11.4 million of our consolidated assets. For the six months ended June 30, 2003, the non-guarantor subsidiary generated approximately 3.1% of our consolidated revenues.

Other Senior Subordinated Indebtedness versus Notes

         Only Indebtedness of the Company, Parent or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes, the Parent Guaranty and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes, the Parent Guaranty and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, Parent and the relevant Subsidiary Guarantor, respectively.

         We and the Guarantors have agreed in the Indenture that we and they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of the Company or the Guarantors, as applicable, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured and (ii) Secured Indebtedness as subordinated or junior to any other Secured Indebtedness merely because it has a junior priority with respect to the same collateral.

Payment of Notes

         We are not permitted to pay principal of, premium, if any, or interest on the Notes or make any deposit pursuant to the provisions described under " --Defeasance" below and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if either of the following occurs (a "Payment Default"):

         (1) any Obligation on any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or

         (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the Notes if we and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

         During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

         (1) by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

         (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

         (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

         Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period, except that if any Blockage Notice is delivered to the Trustee by or on behalf of holders of Designated Senior Indebtedness of the Company (other than holders of the Bank Indebtedness), a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

         Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

         (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment;

         (2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive certain Capital Stock and subordinated debt obligations subordinated to all securities issued in respect of claims of such Senior Indebtedness; and

         (3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

         If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness of the Company or the Representative of such Designated Senior Indebtedness of the acceleration. If any Designated Senior Indebtedness is outstanding, neither the Company, Parent nor any Subsidiary Guarantor may pay the Notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

         The obligations of Parent under the Parent Guaranty and of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by Parent or by a Subsidiary Guarantor pursuant to the Parent Guaranty or a Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of Parent or such Subsidiary Guarantor, as the case may be. The terms of the subordination and payment blockage provisions described above with respect to the Company's obligations under the Notes apply equally to Parent and a Subsidiary Guarantor and the obligations of Parent and such Subsidiary Guarantor under the Parent Guaranty or Subsidiary Guaranty, as the case may be.

         By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company, Parent or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company, Parent or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the holders of the Notes, and creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

         The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "--Defeasance."

CHANGE OF CONTROL

         If a Change of Control occurs, each Holder will have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

         Within 30 days following any Change of Control, we will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control payment date specified in the notice, pursuant to the procedures required by the Indenture and described in the notice. We will comply with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. If the provisions of any securities laws or regulations conflict with the provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue of our compliance with such securities laws or regulations.

         We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The Change of Control purchase feature of the Notes may make more difficult or discourage a sale or takeover of the Parent and the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between Parent, the Company and the Initial Purchasers. Neither the Company nor Parent have the present intention to engage in a transaction involving a Change of Control, although it is possible that we or they could decide to do so in the future. Subject to the limitations discussed below, we or Parent could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under " --Certain Covenants--Limitation on Indebtedness." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

         If the terms of any Senior Indebtedness of the Company (including the Credit Agreement) restrict or prohibit the purchase of Notes following a Change of Control, then prior to the mailing of the notice to Holders but in any event within 30 days following any Change of Control, we will undertake to (1) repay in full all such Senior Indebtedness or (2) obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of the Notes. If we do not repay such Senior Indebtedness or obtain such consents, we will remain prohibited from purchasing Notes. In such case, our failure to comply with the foregoing undertaking, after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments owed to the Holders of Notes.

         Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources and we may not have sufficient funds available to make any required repurchases.

         The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

         The provisions under the Indenture relating to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

CERTAIN COVENANTS

         The Indenture contains covenants including, among others, the following:

Limitation on Indebtedness

         (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.0 to 1.

         (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

                  (1) Indebtedness Incurred by the Company and its Subsidiary Guarantors pursuant to the Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $240.0 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock;"

                  (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

                  (3) the Notes and the Exchange Notes (other than any Additional Notes);

                  (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

                  (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.0 to 1;

                  (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

                  (7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the Indenture;

                  (8) Capital Lease Obligations and Purchase Money Indebtedness which, when taken together with all other Capital Lease Obligations Incurred pursuant to this clause (8) outstanding on the date of such Incurrence (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)), do not exceed $15.0 million;

                  (9) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

                  (11) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1),
                           (2), (3) or (4) or pursuant to clause (6) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4);

                  (12) Indebtedness Incurred for working capital purposes by Foreign Subsidiaries which, when taken together with all other Indebtedness Incurred pursuant to this clause (12), does not exceed $15.0 million;

                  (13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary; provided, however, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company or the Restricted Subsidiary in connection with such disposition;

                  (14) Indebtedness under Currency Agreements entered into to hedge business transactions entered into in the ordinary course of business of the Company and the Restricted

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                           Subsidiaries that relate to Indebtedness of the
                           Company and its Subsidiary Guarantors; provided, however, that in the case of Currency Agreements that relate to Indebtedness of the Company or its Subsidiary Guarantors, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; and

                  (15) Indebtedness of the Company or of any of its Subsidiary Guarantors in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence Incurred pursuant to this clause (15) (other than Indebtedness permitted by clauses (1) through (14) above or paragraph (a)) does not exceed $25.0 million.

         (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

         (d)      For purposes of determining compliance with this covenant:

                  (1) any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds from the sale of the Notes will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) above;

                  (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

                  (3) the Company will be entitled at the time of Incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

                  (4) following the date of its Incurrence, any Indebtedness originally classified as Incurred pursuant to one of the clauses in paragraph (b) above may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to paragraph (a) or another clause in paragraph (b) above, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such new paragraph or clause at the time of such reclassification.

         (e) Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Guarantor will Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the Notes or the Parent Guaranty or relevant Subsidiary Guaranty, as applicable, equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes or the Parent Guaranty or relevant Subsidiary Guaranty, as applicable) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

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Limitation on Restricted Payments

         (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness;" or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                           (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements have been made publicly available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                           (B) 100% of the aggregate Net Cash Proceeds and Fair Market Value of property or assets (other than Indebtedness and Capital Stock, except that Capital Stock of a Person that is or becomes a Restricted Subsidiary shall be valued in accordance with the Company's interest in the Fair Market Value of such Person's property and assets, exclusive of goodwill or any similar intangible asset) received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than (i) an issuance or sale to a Subsidiary of the Company, (ii) an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by the Parent, the Company or any of their Subsidiaries and (iii) in exchange for the proceeds of loans or advances made pursuant to clause (6) under the definition of "Permitted Investment") and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

                           (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by Parent, the Company or any of their Subsidiaries); plus

                           (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and

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

                                    distributions), in each case received by the Company or any Restricted Subsidiary, and
                                    (y) to the extent such Person is an
                                    Unrestricted Subsidiary, the portion
                                    (proportionate to the Company's equity
                                    interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

         (b)      The preceding provisions will not prohibit:

                  (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by Parent, the Company or any of their Subsidiaries) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of such Person which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of, or payments to any parent of the Company to permit such parent to repurchase or otherwise acquire, shares of Capital Stock of a parent of the Company, the Company or any of its Subsidiaries from employees, former employees, directors or former directors of a parent of the Company, the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisition shall not exceed $2.5 million in any fiscal year; provided further, however, that the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (b)(4) in prior fiscal years may be carried forward to each succeeding fiscal year, with up to a maximum amount of $7.0 million over the term of the Notes; provided still further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

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

                  (5) dividends to Parent to be used by Parent solely to pay its fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of the employees) incurred by Parent in the ordinary course of its business; provided, however, that such dividends shall not exceed $0.5 million in any calendar year; provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

                  (4) dividends to Parent to the extent used by Parent solely to pay to applicable tax authorities in cash tax obligations incurred by Parent in the ordinary course of business; provided, however, that such calculations shall be excluded in the calculation of the amount of Restricted Payments;

                  (5) payments of dividends on Disqualified Stock issued in accordance with the covenant captioned "Limitation on Indebtedness;" provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

                  (6) Restricted Payments made with Net Available Cash from Asset Dispositions remaining after application thereof as required by the covenant captioned "Limitation on Sales of Assets and Subsidiary Stock;" provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

                  (7) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

                  (8) payments and distributions made to consummate the Transactions; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; and

                  (9) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (11), does not exceed $10.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such dividends shall be included in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

         The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

                  (1)      with respect to clauses (a), (b) and (c),

                           (A) any encumbrance or restriction pursuant to an agreement (including the Credit Agreement as in effect on the Issue Date) in effect at or entered into on the Issue Date;

                           (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement existing on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                           (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or
                                    (B) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                           (D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                           (E) any encumbrance or restriction pursuant to applicable law; and

                  (2)      with respect to clause (c) only,

                           (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

                           (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

Limitation on Sales of Assets and Subsidiary Stock

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

                  (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition;

                  (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

                  (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

                           (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Preferred Stock or Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

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

                           (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

                           (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

                                    provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

         Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $5.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

         For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

                  (1) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

                  (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

         (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

         (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to

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

this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

         (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

                  (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

                  (2) if such Affiliate Transaction involves an amount in excess of $3.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

                  (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

         (b) The provisions of the preceding paragraph (a) will not prohibit:

                  (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments;"

                  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

                  (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time;

                  (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

                  (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; and

                  (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company.

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Limitation on Line of Business

         The Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

         Parent will not engage in any business other than the ownership of the equity of Brand Services, Inc. and the issuance of its own securities.

Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

         The Company

                  (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

                  (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary),

                  (3)      unless

                           (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

                           (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

         Notwithstanding the foregoing, the issuance or sale of shares of Capital Stock of any Restricted Subsidiary of the Company will not violate the provisions of the immediately preceding sentence if such shares are issued or sold in connection with (x) the formation or capitalization of a Restricted Subsidiary or (y) a single transaction or a series of substantially contemporaneous transactions whereby such Restricted Subsidiary becomes a Restricted Subsidiary of the Company by reason of the acquisition of securities or assets from another Person.

Merger and Consolidation

         The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

                  (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or

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                           such Subsidiary at the time of such transaction), no
                           Default shall have occurred and be continuing;

                  (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness;"

                  (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

         For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

         The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

                  (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

                  (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

         Pursuant to the Indenture, Parent will covenant not to merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

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                  (1)      the resulting, surviving or transferee Person (if not
                           Parent) shall be a Person organized and existing under the laws of the jurisdiction under which Parent was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume all the obligations of Parent, if any, under the Parent Guaranty;

                  (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

Future Guarantors

         The Company will cause each domestic Restricted Subsidiary that Incurs any Indebtedness to, and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to, in each case at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

SEC REPORTS

         Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections; provided, however, that so long as Parent is a Guarantor of the Notes and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and provided as described hereunder may, at the Company's option, be filed by and be those of Parent rather than the Company.

         At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         In addition, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

DEFAULTS

         Each of the following is an Event of Default:

                  (1) a default in the payment of interest on the Notes when due, continued for 30 days;

                  (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

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                  (3)      the failure by the Company or any Guarantor to comply
                           with its obligations under "--Certain
                           Covenants--Merger and Consolidation" above;

                  (4) the failure by the Company, Parent or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Notes validly tendered) or under "--Certain Covenants" under "--Limitation on Indebtedness," "--Limitation on Restricted Payments," "--Limitation on Restrictions on Distributions from Restricted Subsidiaries," "--Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes validly tendered), "--Limitation on Affiliate Transactions," "--Limitation on Line of Business," "--Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "--Future Guarantors," or "--SEC Reports;"

                  (5) the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Indenture;

                  (6) Indebtedness of Parent, the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $12.0 million (the "cross acceleration provision");

                  (7) certain events of bankruptcy, insolvency or reorganization of Parent, the Company, a Subsidiary Guarantor or any Significant Subsidiary (the "bankruptcy provisions");

                  (8) any judgment or decree for the payment of money in excess of $12.0 million is entered against Parent, the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 30 consecutive days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

                  (9) the Parent Guaranty or any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Parent Guaranty or such Subsidiary Guaranty) or Parent or any Subsidiary Guarantor denies or disaffirms its obligations under the Parent Guaranty or its Subsidiary Guaranty, as the case may be.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

         If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

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                  (1)      such holder has previously given the Trustee notice
                           that an Event of Default is continuing;

                  (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

                  (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

                  (5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

         Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

         If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

         Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

                  (1) reduce the amount of Notes whose holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Note;

                  (3) reduce the principal of or extend the Stated Maturity of any Note;

                  (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption" above ;

                  (5) make any Note payable in money other than that stated in the Note;

                  (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

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

                  (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

                  (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

                  (9) make any change in, or release other than in accordance with the Indenture, the Parent Guaranty or any Subsidiary Guaranty that would adversely affect the Noteholders.

         Notwithstanding the preceding, without the consent of any holder of the Notes, the Company, Parent, the Subsidiary Guarantors and Trustee may amend the
Indenture:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to provide for the assumption by a successor corporation of the obligations of the Company, Parent, or any Subsidiary Guarantor under the Indenture;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

                  (4) to add Guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

                  (5) to add to the covenants of the Company, Parent or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company, Parent or a Subsidiary Guarantor;

                  (6) to make any change that does not adversely affect the rights of any holder of the Notes; or

                  (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company, Parent or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

         The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

         The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

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DEFEASANCE

         At any time, we may terminate all our obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

         In addition, at any time we may terminate our obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to the Parent Guarantor, Subsidiary Guarantors and Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clauses (3) and (4) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

         We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (8) under "--Defaults" above or because of the failure of the Company to comply with clause (3) or (4) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, Parent and each Subsidiary Guarantor will be released from all of its obligations with respect to the Parent Guaranty or its Subsidiary Guaranty, as the case may be.

         In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

         The Bank of New York Trust Company of Florida, N.A. is to be the Trustee under the Indenture. We have appointed the Trustee as Registrar and Paying Agent with regard to the Notes.

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

         The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

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NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of the Company, Parent or any Subsidiary Guarantor will have any liability for any obligations of the Company, Parent or any Subsidiary Guarantor under the Notes, the Parent Guaranty, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

GOVERNING LAW

         The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

         "Additional Assets" means:

                  (1)      any property, plant or equipment used in a Related
                           Business;

                  (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

                  (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Parent or the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

                  (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

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                  (3)      any other assets of the Company or any Restricted
                           Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3) above,

                           (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

                           (B) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, (x) a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under "--Certain Covenants--Merger and Consolidation;"

                           (C) sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or its Restricted Subsidiaries to the extent such license does not prohibit the Company or any Restricted Subsidiary from using the intellectual property licensed or require the Company or any Restricted Subsidiary to pay any fees for any such use;

                           (D) the disposition of cash or Temporary Cash Investments;

                           (E)      Investments and Restricted Payments
                                    permitted by the Indenture; and

                           (F) a disposition of assets with a fair market value of less than $1,000,000).

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby with be determined in accordance with the definition of "Capital Lease Obligation."

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

                  (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

                  (2)      the sum of all such payments.

         "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

         "Board of Directors" with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the

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Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Change of Control" means any of the following events:

                  (1) prior to the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Parent or the Company, whether as a result of issuance of securities of Parent or the Company, any merger, consolidation, liquidation or dissolution of Parent or the Company, or any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (1) and clause
                           (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

                  (2) after the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of the Company, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

                  (3) individuals who on the Issue Date constituted the Board of Directors of the Company or the Parent Board (together with any new directors whose election by such Board of Directors of the Company or the Parent Board or whose nomination for election by the shareholders of the Company or the Parent, as the case may be, was approved by a vote of a majority of the directors of the Company or of the Parent, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or the Parent Board then in office;

                  (4) the adoption of a plan relating to the liquidation or dissolution of the Company; or

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                  (5)      the merger or consolidation of Parent or the Company
                           with or into another Person or the merger of another Person with or into Parent or the Company, or the sale of all or substantially all the assets of Parent or the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the surviving or transferee Person is controlled by the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Parent or the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are publicly available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

                  (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

                  (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

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                  (4)      if since the beginning of such period the Company or
                           any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the acquisition or other Investment that is being given pro forma effect that would be permitted pursuant to Rule 11-02 of Regulation S-X promulgated by the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

                  (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

                  (2)      amortization of debt discount and debt issuance cost;

                  (3)      capitalized interest;

                  (4)      non-cash interest expense;

                  (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (6)      net payments pursuant to Hedging Obligations;

                  (7) dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of the Company in good faith);

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                  (8)      interest incurred in connection with Investments in
                           discontinued operations;

                  (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; and

less, to the extent included in such total interest expense, the amortization during such period of capitalized financing costs associated with the Transactions.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                           (A)      subject to the exclusion contained in clause
                                    (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                           (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                           (A)      subject to the exclusion contained in clause
                                    (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that, at the date of calculation of such Consolidated Net Income, could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

                           (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course

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

                           of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5)      extraordinary gains or losses;

                  (6) the cumulative effect of a change in accounting principles;

                  (7) any non-recurring fees, charges or other expenses (including bonus and retention payments and severance expenses) made or incurred in connection with the Transactions;

                  (8) amortization charges resulting from purchase accounting adjustments with respect to the Transactions and other transactions occurring prior to the Issue Date; and

                  (9) the amount of amortization or write-off of deferred financing costs and debt issuance costs during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness prior to the stated maturity thereof pursuant to the agreement governing such Indebtedness, in each case in connection with the Transactions.

Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

         "Credit Agreement" means the Credit Agreement to be entered into by and among, the Company, certain of its Subsidiaries, the lenders referred to therein, Credit Suisse First Boston, as Administrative Agent, and JPMorgan Chase Bank, as Syndication Agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Designated Senior Indebtedness," with respect to a Person means:

                  (1)      the Bank Indebtedness; and

                  (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

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                  (1)      matures or is mandatorily redeemable (other than
                           redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

                  (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Certain Covenants--Change of Control;" and

                  (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

                  (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

                  (2)      Consolidated Interest Expense;

                  (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

                  (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income (other than accrual of revenue in the ordinary course of business) of the Company and its consolidated Restricted Subsidiaries; and

                  (5) restructuring costs and acquisition integration costs and fees, including cash severance payments made in connection with acquisitions;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net

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Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

         "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors; provided, however, that for purposes of clause (a)(3)(B) of the covenant under the caption " --Limitation on Restricted Payments," if the Fair Market Value of the property or assets in question is so determined to be in excess of $10.0 million, such determination must be confirmed by an Independent Qualified Party.

         "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

                  (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                  (2) statements and pronouncements of the Financial Accounting Standards Board;

                  (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

                  (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

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         "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "--Certain Covenants--Limitation on Indebtedness":

                  (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

                  (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

                  (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (5) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, if such Person is a Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

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                  (6)      all obligations of the type referred to in clauses
                           (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7)      all obligations of the type referred to in clauses
                           (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

         "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

         For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under " --Certain Covenants--Limitation on Restricted Payments":

                  (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

         "Issue Date" means October 16, 2002.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

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         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition;

         "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Parent" means DLJ Brand Holdings, Inc. (which will be renamed Brand Intermediate Holdings, Inc.), a Delaware corporation, and its successors.

         "Parent Board" means the Board of Directors of the Parent or any committee thereof duly authorized to act on behalf of such Board.

         "Parent Guaranty" means the Guarantee by Parent of the Company's obligations with respect to the Notes.

         "Permitted Holders" means J.P. Morgan Partners, LLC, a Delaware limited liability company, and any Persons controlled by it; JPMP Global Investors, L.P., a Delaware limited partnership; JPMP Global Investors

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(Cayman), L.P., a Cayman Islands Exempted Limited Partnership; JPMP Global
Investors (Cayman) II, L.P., a Cayman Islands Exempted Limited Partnership; JPMP Global Investors A, L.P., a Delaware limited partnership; and J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

                  (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

                  (3)      cash and Temporary Cash Investments;

                  (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (6) loans or advances to employees made (a) in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary or (b) to purchase Capital Stock of the Company or the Parent in connection with the Transactions in an aggregate amount not in excess of $5.0 million;

                  (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain
                           Covenants--Limitation on Sales of Assets and Subsidiary Stock;"

                  (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

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

                  (11) any Person to the extent such Investments consist of Hedging Obligations and Currency Agreements otherwise permitted under the covenant described under "--Certain Covenants--Limitation on Indebtedness;"

                  (12) Persons to the extent such Investments are in existence on the Issue Date;

                  (13) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) outstanding on the date such Investment is made, do not exceed the greater of $20.0 million and 3.5% of the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's consolidated balance sheet for the most recently ended fiscal quarter for which financial statements are publicly available.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

         "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation or construction, of property or equipment.

         "Rating Agency" means Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. or if Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate

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                           principal amount (or if Incurred with original issue
                           discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

                  (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced:

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Registration Rights Agreement" means the Registration Rights Agreement dated October 16, 2002, among the Company, the Guarantors, Credit Suisse First Boston Corporation and JPMorgan Securities.

         "Related Business" means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date.

         "Representative" means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

         "Restricted Payment" with respect to any Person means:

                  (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Parent or the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Person (other than the Company or a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby

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

the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Senior Indebtedness" means with respect to any Person:

                  (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

                  (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate or pari passu in right of payment to the Notes, the Parent Guaranty or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

                  (1) any obligation of such Person to the Company or any Subsidiary;

                  (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

                  (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

                  (4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

                  (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture;

                  (6) any obligations of such Person with respect to any Capital Stock.

         "Senior Subordinated Indebtedness" means, with respect to a Person, the Notes (in the case of the Company), the Parent Guaranty (in the case of the Parent), the Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes, the Parent Guaranty or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

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         "Subordinated Obligation" means, with respect to a Person, any
Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (1)      such Person;

                  (2) such Person and one or more Subsidiaries of such Person; or

                  (3)      one or more Subsidiaries of such Person.

         "Subsidiary Guarantor" means each Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture.

         "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

         "Temporary Cash Investments" means any of the following:

                  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                  (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause
                           (2) above;

                  (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

                  (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

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         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means The Bank of New York Trust Company of Florida, N.A. until a successor replaces it and, thereafter, means the successor.

         "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under " --Certain Covenants--Limitation on Restricted Payments."

         The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

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                          BOOK-ENTRY; DELIVERY AND FORM

         The Notes are represented by one or more fully registered global notes, without interest coupons and have been deposited with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant as described below.

         Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for Notes in certificated form except in limited circumstances. See "--Certificated Securities" for more information about the circumstances in which certificated notes may be issued.

         Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change.

         The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

THE GLOBAL NOTES

         We expect that pursuant to procedures established by DTC ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

         So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

         Payments of the principal of, premium (if any), interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

         We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

         DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

         DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor we will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

         Certificated Securities shall be issued in exchange for beneficial interests in the Global Notes (i) if requested by a holder of such interests or
(ii) if DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by us within 90 days.

                        DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR CREDIT FACILITY

         Concurrently with the issuance of the old notes, we entered into a new credit facility with Credit Suisse First Boston, as administrative agent, and other institutions, which provides loans of up to $200 million. The credit facility consists of $130 million in aggregate principal amount of term loan, a letter of credit facility of $20 million and a revolving credit facility of $50 million. As of June 30, 2003, we had no borrowings outstanding under our revolving credit facility. We may, with the consent of the administrative agent, before the earlier of the third anniversary of the closing date and the maturity of the term loan, request that one or more lenders commit to make additional term loans of up to $75 million, subject to certain additional terms and conditions, to make certain acquisitions. The lenders are under no obligation to provide the additional term loans.

         We will use borrowings under our new credit facility, together with proceeds from the offering of the notes and equity contributions from our parent, to repay certain existing indebtedness, redeem our outstanding preferred stock and consummate the acquisition. This information relating to our credit facility is a summary of the material provisions of the credit agreement.

         Our indebtedness under our credit facility is guaranteed by our domestic subsidiaries and by Holdings and is secured by a first priority security interest in all of our existing and future-acquired property (tangible and intangible), including all accounts receivable, inventory, equipment, intellectual property and other personal property, and all material real property, whether owned or leased, and a pledge of our capital stock and the capital stock of our subsidiaries.

         Indebtedness under our credit facility bears interest at a floating rate based upon (i) the Base Rate (as defined in our new credit agreement), in each case plus 2.25%, in the case of revolving loans, or 2.75%, in the case of term loans, or, at our option, (ii) the LIBOR Rate (as defined in the credit agreement) for one, two, three, six, nine or 12 months, in each case plus 3.50%, in the case of revolving loans, or 4.00%, in the case of term loans. The interest rate is subject to adjustment on a quarterly basis, based on the ratio of our consolidated debt to EBITDA.

         The revolving facility will mature in October, 2008. The term loan will mature in October, 2009. The term loan is subject to nominal quarterly amortization payments commencing in 2003, with the balance payable in equal installments in the final year. In addition, the credit agreement will provide for mandatory repayments, subject to certain exceptions, of the term loan based on certain asset sales, the net proceeds of certain debt and equity issuances, excess cash flow and insurance proceeds.

         The revolving loans may be repaid and reborrowed. We are required to pay to the lenders a commitment fee equal to 1/2 of 1% per annum, payable in arrears on a quarterly basis, on the average unused portion of the new revolving credit facility during such quarter. We are also required to pay to the lenders participating in the new revolving credit facility letter of credit fees equal to 3.50% per annum on the average daily stated amount of each letter of credit outstanding, to the lenders participating in the letter of credit facility letter of credit fees equal to 4.00% and to the lender issuing a letter of credit a fronting fee of 1/4 of 1% on the average daily stated amount of each outstanding letter of credit issued by such lender, in each case payable in arrears on a quarterly basis.

         The credit agreement contains the following financial covenants:

         Minimum Interest Coverage Ratio. Our ratio of Consolidated EBITDA to consolidated cash interest expense for any four-fiscal quarter period ending during any of the periods set forth below cannot be less than the ratio indicated:

------------------------------------------------------------------
                                                  MINIMUM INTEREST
                  PERIOD                           COVERAGE RATIO
------------------------------------------------------------------
Through September 30, 2003                            2.05:1.00
------------------------------------------------------------------
October 1, 2003 through March 31, 2004                2.15:1.00
------------------------------------------------------------------
April 1, 2004 through June 30, 2004                   2.20:1.00
------------------------------------------------------------------
July 1, 2004 through September 30, 2004               2.25:1.00
------------------------------------------------------------------
October 1, 2004 through March 31, 2005                2.35:1.00
------------------------------------------------------------------
April 1, 2005 through June 30, 2005                   2.40:1.00
------------------------------------------------------------------
July 1, 2005 through September 30, 2005               2.45:1.00
------------------------------------------------------------------
October 1, 2005 and thereafter                        2.50:1.00
------------------------------------------------------------------

         Maximum Leverage Ratio. Our ratio of period end consolidated total debt to Consolidated EBITDA for any four fiscal quarter period ending during any of the periods set forth below cannot exceed the ratio indicated:

------------------------------------------------------------------------
                   PERIOD                         MAXIMUM LEVERAGE RATIO
------------------------------------------------------------------------
Through September 30, 2003                              5.25:1.00
------------------------------------------------------------------------
October 1, 2003 through December 31, 2003               4.95:1.00
------------------------------------------------------------------------
January 1, 2004 through March 31, 2004                  4.80:1.00
------------------------------------------------------------------------
April 1, 2004 through June 30, 2004                     4.60:1.00
------------------------------------------------------------------------
July 1, 2004 through September 30, 2004                 4.40:1.00
------------------------------------------------------------------------
October 1, 2004 through December 31, 2004               4.20:1.00
------------------------------------------------------------------------
January 1, 2005 through March 31, 2005                  4.10:1.00
------------------------------------------------------------------------
April 1, 2005 through June 30, 2005                     4.00:1.00
------------------------------------------------------------------------
July 1, 2005 through September 30, 2005                 3.90:1.00
------------------------------------------------------------------------
October 1, 2005 through December 31, 2005               3.80:1.00
------------------------------------------------------------------------
January 1, 2006 through March 31, 2006                  3.70:1.00
------------------------------------------------------------------------
April 1, 2006 through June 30, 2006                     3.60:1.00
------------------------------------------------------------------------
July 1, 2006 and thereafter                             3.50:1.00
------------------------------------------------------------------------

         The credit agreement also contains covenants which, among other things, limit the amount of capital expenditures, the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness (including the notes), liens and encumbrances and other matters customarily restricted in such agreements. The credit agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, failures under ERISA or foreign pension plans, judgment defaults, failure of any guaranty or security document supporting the credit agreement to be in full force and effect and any change of control.

HOLDINGS 13% SENIOR SUBORDINATED PAY-IN-KIND NOTES DUE 2013

         Concurrently with the issuance of the old notes, Holdings issued $35 million aggregate principal amount of its 13% Senior Subordinated Pay-in-Kind Notes due 2013. Interest on the Holdings notes will be payable semi-annually at a rate of 13% per annum. Holdings may, at its option, issue additional notes in satisfaction of its interest payment obligations on the then-outstanding notes; provided, however, that after the fifth anniversary of the issuance of the Holdings notes, subject to certain exceptions, interest will be paid in cash, as long as permitted by the agreements and instruments governing the indebtedness of Holdings and Brand Services, to the extent of the amount of dividends, distributions and other restricted payments that Brand Services would be permitted to make under the agreements governing the indebtedness of Holdings and Brand Services.

         Holdings may redeem any of the Holdings notes at any time on or after October 15, 2007, in whole or in part, in cash at the redemption prices of 106.5%, declining ratably to par on and after October 15, 2010, plus accrued and unpaid interest to the date of redemption. In addition, on or before October 15, 2005, Holdings may redeem up to 35% of the aggregate principal amount of the Holdings notes with the proceeds of certain equity offerings.

         If a change of control of Holdings occurs, subject to certain conditions, Holdings must give holders of the Holdings notes an opportunity to sell to it the Holdings notes at a purchase price of 101% of the principal amount of the Holdings notes, plus accrued and unpaid interest to the date of the purchase.

         The indenture governing the Holdings notes will contain covenants that will, among other things, limit its ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, enter into arrangements that restrict dividends from subsidiaries, sell assets, engage in transactions with affiliates and effect a consolidation or merger.

         Events of default under the indenture will include, among other things, payment defaults, covenant defaults, cross-acceleration to other indebtedness, judgment defaults and defaults from certain events of bankruptcy and insolvency.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material U.S. federal income tax aspects of the acquisition, ownership and disposition of the notes. This discussion does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of the notes by a prospective investor in light of their personal circumstances. This discussion is limited to the U.S. federal income tax consequences to persons who are beneficial owners of the notes and who hold the notes as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address the U.S. federal income tax consequences to investors subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the notes as part of a "straddle," as part of a "hedge" against currency risk, or as part of a "conversion transaction" or persons that have a "functional currency" other than the U.S. dollar. This discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction or, except to a limited extent under the caption "Non-U.S. Holders," any possible applicability of U.S. federal gift or estate tax.

         This summary is based upon current provisions of the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions, all as in effect on the date hereof. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

         PERSONS CONSIDERING AN INVESTMENT IN THE NOTES SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAW OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

U.S. HOLDERS

         For purposes of the following discussion, a U.S. Holder is a beneficial owner of a note that is, for U.S. federal income tax purposes:

         - a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

         - a partnership or corporation, or entity treated as a partnership or corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or any political subdivision thereof;

         - an estate the income of which is subject to U.S. federal income tax regardless of its source; or

         - a trust, if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

         If a partnership holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding notes, you should consult your own tax advisor.

         Stated Interest. The tax treatment of interest paid on a note depends on whether the interest is "qualified stated interest." Qualified stated interest is any interest on a debt security having a maturity of more than one year from its issue date that is payable at least annually over the entire term of the note at a single fixed rate. For these purposes, the stated interest on a note will constitute qualified stated interest. Qualified stated interest on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such holder's method of accounting for U.S. federal income tax purposes.

         Original Issue Discount. Each note was issued with original issue discount ("OID") equal to the excess of (i) the "stated redemption price at maturity" of the note over (ii) its "issue price." For purposes of the foregoing, the general rule is that the stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest. The issue price of a note is the first price at which a substantial amount of the notes was sold.

         Each note was issued with OID that exceeds a de minimis amount. Consequently, each U.S. Holder will be required to include in income each year, without regard to whether any cash payments of interest are made with respect to the note and without regard to the holder's method of accounting for U.S. federal income tax purposes, a portion of the OID on the note so as to provide a constant yield to maturity. The amount included in the income of a U.S. Holder each year in this way will be treated as ordinary income. Any amount of OID included in income will increase the adjusted issue price of and a U.S. Holder's adjusted tax basis in a note, and any payment (other than a payment of qualified stated interest) on the note will decrease the adjusted issue price of and a U.S. Holder's adjusted tax basis in such note. In compliance with U.S. Treasury Regulations, we will provide certain information to the IRS and U.S. Holders that is relevant in determining the amount of OID in each accrual period.

         Market Discount. Assuming that the notes were issued with OID in excess of a de minimis amount (as discussed above), a U.S. Holder of a note will be subject to the rules regarding market discount if (a) in the case of a holder who acquired (or is deemed to have acquired) a note at original issue, such holder's initial basis was less than the issue price of the note, or (b) in the case of any other holder, such holder acquired the note with an initial basis less than the adjusted issue price of the note on the date of acquisition (as determined under the OID rules). In either case, the market discount rules will not apply to a U.S. Holder of a note if the amount of market discount is less than a de minimis amount (currently equal to one-fourth of one percent (0.25%) multiplied by the number of complete years to maturity of the note after the date of such holder's acquisition of the note).

         Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which such holder has not previously included in income (see discussion below of the election to currently accrue market discount) and that is treated as having accrued on the note as of the time of such payment or disposition. Market discount on a note will be considered to accrue ratably during the period from the date of acquisition to the stated maturity date of the note, unless a holder elects to accrue market discount on the basis of semiannual compounding.

         A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the stated maturity of the note or certain earlier dispositions, because a current deduction is allowed only to the extent the interest expense exceeds an allocable portion of market discount.

         A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of a note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply to such holder. Generally, such currently included market discount is treated as ordinary income for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by a U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

         Acquisition Premium. A U.S. Holder who purchases a note after original issue and whose initial basis in a note is greater than the adjusted issue price of the note on the date of acquisition but not greater than the stated redemption price at maturity of the note less the sum of any prior payments on the note of amounts that did not represent payments of qualified stated interest generally is permitted to reduce each daily portion of OID otherwise required to be included in income by the percentage of such daily portion represented by a fixed fraction whose numerator is the holder's initial basis in the note less the adjusted issue price of the note on the date of acquisition and whose denominator is equal to the sum of the daily portions of OID for all days after the date of acquisition until the stated maturity date of the note.

         Amortizable Bond Premium. A U.S. Holder whose initial basis in a note exceeds the stated redemption price at maturity of the note less the sum of any prior payments on the note of amounts that did not represent payments of qualified stated interest generally is not required to include any amounts in income as OID with respect to such note and may be permitted to treat such excess as amortizable bond premium. A U.S. Holder may elect to amortize such bond premium under the constant interest rate method over the period from acquisition of a note to the stated maturity date as an offset to interest income on the note, rather than as a separate interest deduction item subject to the investment interest limitations of the Code. If a U.S. Holder elects to amortize bond premium, such holder generally must reduce the tax basis of the notes by the amount of bond premium used to offset interest income. If a U.S. Holder's notes are redeemed in full before their stated maturity date and such a holder has elected to amortize bond premium, the holder may be entitled to a deduction for any remaining unamortized bond premium in the taxable year of the redemption. An election to amortize bond premium generally applies to all debt instruments held by a taxpayer (other than debt instruments the interest on which is excludable from gross income) at the beginning of the first taxable year to which such election applies, as well as to any debt instruments acquired thereafter, and is irrevocable without the consent of the IRS.

         The interaction of the market discount and bond premium rules with the OID rules is complex. Prospective purchasers of notes are urged to consult their tax advisors regarding the application of these rules to their particular circumstances.

         Sale, Exchange or Redemption of the Notes. Unless a non-recognition provision applies, upon the disposition of a note by sale, exchange or redemption, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest not yet taken into income, which will be treated as interest income as described above, or to OID) and (ii) the U.S. Holder's adjusted tax basis in the notes. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the notes (net of accrued interest) to the U.S. Holder increased by any OID included in income through the date of disposition and decreased by any payments on the notes (other than payments of stated interest).

         Subject to the possible application of the market discount rules (see discussion above), gain or loss from the disposition of a note generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the note for longer than one year. You should consult your own tax advisor regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income if you are not a corporation) and losses (the deductibility of which is subject to limitation).

         Backup Withholding and Information Reporting. A U.S. Holder of a note may be subject, under certain circumstances, to backup withholding at a rate of 30% (which rate is scheduled to be reduced periodically through 2010 and increased to 31% for 2011 and thereafter) with respect to payments of interest (including OID) on, and gross proceeds from a sale or other disposition of, a note. These backup withholding rules apply if the U.S. Holder, among other things:

         - fails to furnish a social security number ("SSN") or other taxpayer identification number ("TIN"), certified under penalties of perjury within a reasonable time after the request therefor;

         -        furnishes an incorrect SSN or TIN;

         -        fails to properly report interest (including OID); or

         - under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the SSN or TIN furnished is the correct number and that such U.S. Holder is not subject to backup withholding.

         A U.S. Holder of a note who does not provide his, her or its correct SSN or TIN may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding is creditable against the U.S. Holder's federal income tax liability, provided the requisite information is provided to the IRS. Certain persons are exempt from backup withholding, including corporations and tax-exempt entities, provided their exemption from backup withholding is properly established. U.S. Holders of notes should consult their tax advisors as to their qualifications for exemption from withholding and the procedure for obtaining such exemption.

         We will report to the holder of a note and the IRS the amount of any "reportable payments" made by us and any amount withheld with respect to the notes during the calendar year.

NON-U.S. HOLDERS

         The following discussion is limited to the U.S. federal income and estate tax consequences to a holder of a note that is not a U.S. Holder (a "Non-U.S. Holder"). For purposes of the following discussion, interest (including OID) and gain on the sale, exchange or other disposition of a note will be considered to be "U.S. trade or business income" and generally will be subject to U.S. federal income tax if such income or gain is:

         - effectively connected with the conduct of a U.S. trade or business or

         -        in the case of a treaty resident, attributable to a U.S.
                  permanent establishment (or, in the case of an individual, a fixed base) in the United States.

         Stated Interest. Generally, interest (including OID) paid to a Non-U.S. Holder of a note will not be subject to U.S. federal income or withholding tax if such interest is not U.S. trade or business income and is "portfolio interest." Generally, interest (including OID) on the notes will qualify as portfolio interest if the Non-U.S. Holder:

         - does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock within the meaning of Section 871(h)(3) of the Code and the regulations thereunder;

         - is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code;

         - is not a bank which acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

         - either (A) provides to us or our paying agent its name and address on an IRS Form W-8BEN and certifies, under penalties of perjury, that such holder is not a U.S. person, or (B) holds notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations.

         Stated Interest and OID. The gross amount of payments of interest and OID that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular graduated U.S. rates and will not be subject to U.S. federal withholding tax at the 30% gross rate if the Non-U.S. Holder certifies on IRS Form W-8ECI that such holder is exempt from withholding tax because the interest income and OID on your notes is effectively connected with the conduct of such holder's trade or business in the United States. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation may, under specific circumstances, be subject to an additional "branch profits tax." To claim an exemption from withholding, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a treaty may be required, in certain instances, to obtain a TIN and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, special procedures are provided under applicable regulations for payments through qualified intermediaries and payments to partnerships, estates and trusts. You should consult your tax advisor regarding the application of the U.S. federal withholding tax rules to your particular circumstances.

         Sale, Exchange or Redemption of the Notes. Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a note (including any portion of such gain that represent market discount) generally will not be subject to U.S. federal income tax, unless:

         -        such gain is U.S. trade or business income;

         - subject to certain exceptions, the Non-U.S. Holder is an individual who holds the note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition; or

         - the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

         Federal Estate Tax. A note held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his death will not be subject to U.S. federal estate tax, provided the interest on the notes is exempt from withholding of U.S. federal income tax under the portfolio interest exemption described above (without regard to the certification requirement) and income on such note was not U.S. trade or business income. If you are an individual, you should consult with your tax advisor regarding the possible application of the U.S. federal estate tax to your particular circumstances.

         Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid and OID accrued to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

         Treasury regulations provide that the backup withholding tax at a rate of 30% (which rate is scheduled to be reduced periodically through 2010 and increased to 31% for 2011 and thereafter) and certain information reporting will not apply to such payments of interest (including OID) with respect to which either the requisite certification, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

         The payment of the proceeds from the disposition of a note to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a note to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a U.S. related person). In the case of the payment of the proceeds from the disposition of a note to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is provided to the IRS.

         EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

                              PLAN OF DISTRIBUTION

         This Prospectus is to be used by JPMorgan in connection with offers and sales related to market-making transactions in the notes. JPMorgan may act as principal or agent in such transactions. Such sales will be made at prices relating to prevailing market prices at the time of sale. JPMorgan has no obligation to make a market in the notes, and may discontinue its market-making activities at any time without notice, at its sole discretion.

         As of December 30, 2002, JPMP, an affiliate of JPMorgan, holds together with its affiliates, in the aggregate, a 65.1% equity interest (76.7% of the voting equity interest), on a fully diluted basis, in Brand Holdings, our parent. Certain of our directors are employees of JPMP. JPMorgan acted as an Initial Purchaser in connection with the original offering of the old notes. See "The Transaction", "Management", "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a description of certain relationships between us and JPMorgan and its affiliates.

         The Company will receive no portion of the proceeds of the sales of the notes and will bear the expenses incident to the registration thereof. The Company has agreed to indemnify JPMorgan against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments JPMorgan may be required to make in respect thereof.

                                  LEGAL MATTERS

         The validity of the new notes has been passed upon for us by Mayer, Brown, Rowe & Maw, New York, New York.

                                     EXPERTS

         The consolidated financial statements of DLJ Brand Holdings, Inc. and subsidiaries as of December 31, 2001 and for each of the years in the two year period ended December 31, 2001, are included herein in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         Brand Intermediate Holdings, Inc. has agreed to indemnify and hold KPMG LLP (KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the inclusion of its audit report on the Company's past financial statements included in this registration statement.

         The consolidated financial statements of Brand Intermediate Holdings, Inc. as of December 31, 2002 and for the period October 17, 2002 through December 31, 2002 and the consolidated financial statements of DLJ Brand Holdings, Inc. for the period January 1, 2002 through October 16, 2002, which are referred to and made a part of this Prospectus and Post Effective Amendment Number 1 to Form S-4 Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Commission. You may also read and copy any document we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference room and their copy charges. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         We have filed a registration statement on Form S-4 (of which this prospectus is a part) with the Commission under the Securities Act with respect to the notes. This prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. You should review our registration statement and our exhibits.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                            PAGE
                                                                                                            ----
BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES:

Reports of Independent Public Accountants                                                                    F-2

Consolidated Statements of Operations for the years ended December 31, 2000 and 2001, and for the periods from January 1, 2002 through October 16, 2002 and from October 17, 2002 through December
31, 2002                                                                                                     F-4

Consolidated Balance Sheets as of December 31, 2002 and 2001                                                 F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 2001, and for the periods from January 1, 2002 through October 16, 2002 and from October 17, 2002 through December
31, 2002                                                                                                     F-7

Consolidated Statements of Stockholder's Equity (Deficit) for the years ended December 31, 2000 and
2001, and for the periods from January 1, 2002 through October 16, 2002 and from October 17, 2002
through December 31, 2002                                                                                    F-9

Notes to Consolidated Financial Statements                                                                  F-13

Unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2003 and
June 30, 2002                                                                                               F-38

Consolidated Balance Sheets as of June 30, 2003 (unaudited) and December 31, 2002                           F-39

Unaudited Consolidated Statements of Cash Flow for the six months ended June 30, 2003, and
June 30, 2002                                                                                               F-41

Notes to Unaudited Consolidated Financial Statements                                                        F-43

                         REPORTS OF INDEPENDENT AUDITORS

Board of Directors Brand Intermediate Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Brand Intermediate Holdings, Inc. and subsidiaries as of December 31, 2002 and the related consolidated statements of operations, stockholder's equity, and cash flows for the period from October 17, 2002 through December 31, 2002. We have also audited the consolidated statements of operations, stockholder's equity (deficit), and cash flows of DLJ Brand Holdings, Inc. and subsidiaries (Predecessor company) for the period from January 1, 2002 through October 16, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brand Intermediate Holdings, Inc. and subsidiaries at December 31, 2002 and the consolidated results of their operations and their cash flows for the period from October 17, 2002 through December 31, 2002 and the consolidated results of operations and cash flows of DLJ Brand Holdings, Inc. (Predecessor company) for the period from January 1, 2002 through October 16, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 4 to the consolidated financial statements, DLJ Brand Holdings, Inc. and subsidiaries (Predecessor company) adopted Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets", in 2002.

ERNST & YOUNG LLP

St. Louis, Missouri
March 14, 2003

                          INDEPENDENT AUDITORS' REPORT

To DLJ Brand Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of DLJ Brand Holdings, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholder's equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DLJ Brand Holdings, Inc. and subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

St. Louis, Missouri
September 6, 2002

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                                                      BRAND
                                                                                                                  INTERMEDIATE
                                                                   DLJ BRAND HOLDINGS, INC. (PREDECESSOR)         HOLDINGS, INC.
                                                                --------------------------------------------    ------------------
                                                                 YEAR ENDED DECEMBER 31,    JANUARY 1, 2002     OCTOBER 17, 2002
                                                                ------------------------        THROUGH             THROUGH
                                                                   2000          2001       OCTOBER 16, 2002    DECEMBER 31, 2002
                                                                ----------    ----------    ----------------    ------------------
Revenue:
  Labor                                                         $  189,891    $  226,099    $        222,312    $           62,823
  Equipment rental                                                  67,060        68,130              59,951                14,886
  Equipment sales                                                    7,115        10,860               8,210                 1,587

                                                                ----------    ----------    ----------------    ------------------
Total revenues                                                     264,066       305,089             290,473                79,296
                                                                ----------    ----------    ----------------    ------------------

Operating expenses:
  Labor                                                            155,081       182,672             179,579                52,575
  Equipment rental                                                  27,412        26,042              20,410                 8,260
  Equipment sales                                                    4,827         6,853               5,455                 1,067
  Divisional operating expenses                                     16,369        16,725              13,036                 3,401
                                                                ----------    ----------    ----------------    ------------------

Total operating expenses                                           203,689       232,292             218,480                65,303
                                                                ----------    ----------    ----------------    ------------------

         Gross profit                                               60,377        72,797              71,993                13,993

Selling and administrative expenses                                 39,254        42,785              32,502                10,008
Non-cash compensation                                                    -             -               2,491                     -
Transaction expenses                                                     -             -               5,297                     -
                                                                ----------    ----------    ----------------    ------------------

         Operating income                                           21,123        30,012              31,703                 3,985

Interest expense                                                    22,052        22,750              15,525                 7,105
Interest income                                                        (95)         (609)               (151)                 (159)
Accretion of preferred stock dividends of subsidiary                 6,338         7,308               6,576                     -
                                                                ----------    ----------    ----------------    ------------------

    Income (loss) before provision (benefit) for income tax         (7,172)          563               9,753                (2,961)

Provision (benefit) for income tax                                       -             -               1,335                (1,116)
                                                                ----------    ----------    ----------------    ------------------

         Net income (loss)                                      $   (7,172)   $      563    $          8,418    $           (1,845)
                                                                ==========    ==========    ================    ==================

The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                     DLJ BRAND         BRAND
                                                                   HOLDINGS, INC.   INTERMEDIATE
                                                                    (PREDECESSOR)  HOLDINGS, INC.
                                                                   --------------  --------------
                                                                    DECEMBER 31,    DECEMBER 31,
                                                                       2001            2002
                                                                   --------------  --------------
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                       $      12,660   $       4,817
   Trade accounts receivable, net of allowance for doubtful
      accounts of $1,150 in 2001 and $1,326 in 2002                       53,175          58,463
   Accrued revenue                                                         2,130           3,379
   Notes receivable                                                          299             679
   Other current assets                                                    8,005          12,441
                                                                   -------------   -------------

           Total current assets                                           76,269          79,779
                                                                   -------------   -------------

PROPERTY AND EQUIPMENT:
   Land                                                                    1,721           1,161
   Buildings and leasehold improvements                                    4,508           3,120
   Vehicles and other equipment                                           34,542          23,336
   Scaffolding equipment                                                 216,776         179,221
                                                                   -------------   -------------

           Total property and equipment, at cost                         257,547         206,838

   Less-  Accumulated depreciation and amortization                       83,903           7,553
                                                                   -------------   -------------

           Total property and equipment, net                             173,644         199,285
                                                                   -------------   -------------

GOODWILL                                                                   3,848         247,891

CUSTOMER RELATIONSHIPS                                                         -          52,777

OTHER ASSETS AND INTANGIBLES                                               3,675          26,006
                                                                   -------------   -------------

           Total assets                                            $     257,436   $     605,738
                                                                   =============   =============

                          (Continued on following page)

\
               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS (CONTINUED)

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                     DLJ BRAND           BRAND
                                                                                   HOLDINGS, INC.    INTERMEDIATE
                                                                                   (PREDECESSOR)     HOLDINGS, INC.
                                                                                   --------------    --------------
                                                                                    DECEMBER 31,      DECEMBER 31,
                                                                                        2001              2002
                                                                                   --------------    --------------
CURRENT LIABILITIES:
   Current maturities of long-term debt                                            $      13,150     $       1,300
   Notes payable and capital lease obligations, current portion                            2,209             1,883
   Accounts payable and accrued expenses                                                  37,028            39,278
   Deferred revenue                                                                        1,340             1,468
                                                                                   -------------     -------------

           Total current liabilities                                                      53,727            43,929
                                                                                   -------------     -------------

LONG-TERM DEBT                                                                           182,360           306,432
                                                                                   -------------     -------------

NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS                                                2,708               825
                                                                                   -------------     -------------

DEFERRED INCOME TAXES                                                                        448            32,759
                                                                                   -------------     -------------
14.5% SENIOR EXCHANGEABLE PREFERRED STOCK OF SUBSIDIARY,
   $0.01 par value,1,250,000 shares authorized, 1,042,460 issued and outstanding          55,050                 -
                                                                                   -------------     -------------
STOCKHOLDER'S EQUITY (DEFICIT):
   Common stock, $0.01 per value, 20,000,000 shares authorized,
       14,607,833 shares issued and outstanding, as of December 31, 2001                     146                 -
   Common stock, $0.01 par value, 1,000 shares authorized, issued and
       outstanding, as of December 31, 2002                                                    -                 -
   Paid-in capital                                                                        15,260           223,498
   Receivables from sale of Predecessor's common stock                                    (1,477)                -
   Predecessor basis adjustment                                                          (13,038)                -
   Cumulative translation adjustment                                                      (1,768)              140
   Accumulated deficit                                                                   (35,980)           (1,845)
                                                                                   -------------     -------------

           Total stockholder's equity (deficit)                                          (36,857)          221,793
                                                                                   -------------     -------------

           Total liabilities and stockholder's equity (deficit)                    $     257,436     $     605,738
                                                                                   =============     =============

The accompanying notes to the consolidated financial statements are an integral part of these consolidated balance sheets.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                                       BRAND
                                                                                                                    INTERMEDIATE
                                                                   DLJ BRAND HOLDINGS, INC. (PREDECESSOR)           HOLDINGS, INC.
                                                               ----------------------------------------------     ----------------
                                                                YEAR ENDED DECEMBER 31,                           OCTOBER 17, 2002
                                                               -------------------------     JANUARY 1, 2002          THROUGH
                                                                                                 THROUGH            DECEMBER 31,
                                                                   2000          2001        OCTOBER 16, 2002           2002
                                                               ----------     ----------     ----------------     ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                           $   (7,172)    $      563     $          8,418     $         (1,845)
   Adjustments to reconcile net income (loss) to net
     cash provided by operating activities-
       Deferred income tax provision (benefit)                       (339)          (244)              (1,015)                (662)
       Depreciation and amortization                               25,419         26,616               18,303                9,130
       Non-cash compensation                                            -              -                2,491                    -
       Non-cash interest                                            2,183          2,499                2,245                1,428
       Gain on sale of scaffolding equipment                       (1,260)        (1,247)              (1,176)                (250)
       Contribution for completion bonuses                              -              -                5,000                    -
       Tax benefit from exercise of stock options                       -              -                1,444                    -
       Preferred stock dividends of subsidiary                      6,338          7,308                6,576                    -
       Changes in operating assets and liabilities-
         Trade accounts receivable, net                            (8,134)        (7,159)              (1,166)              (4,122)
         Accrued revenue                                           (1,432)         1,088               (6,279)               5,030
         Notes receivable                                             190            154                 (165)                (187)
         Other current assets                                      (4,110)          (451)               1,186               (5,656)
         Accounts payable and accrued expenses                      8,230          2,555                  806                3,721
         Deferred revenue                                           1,114           (505)                  41                   87
       Other                                                       (1,533)        (1,736)                (490)               1,775
                                                               ----------     ----------     ----------------     ----------------

           Net cash provided by operating activities               19,494         29,441               36,219                8,449
                                                               ----------     ----------     ----------------     ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                            (32,234)       (19,635)             (12,821)              (3,708)
   Proceeds from sales of property and equipment                    3,672          2,871                2,639                  460
   Payments for acquisitions                                      (10,955)        (3,800)                   -             (524,400)
                                                               ----------     ----------     ----------------     ----------------

           Net cash used for investing activities                 (39,517)       (20,564)             (10,182)            (527,648)
                                                               ----------     ----------     ----------------     ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term debt                                    30,000         15,000                    -              310,097
   Payment of deferred financing fees                                   -              -                    -              (12,659)
   Payments of long-term debt                                      (6,175)        (8,912)             (33,475)                   -
   Exercise of stock options                                          354             40                   67                    -
   Borrowings (payments) of revolving loans                           165         (4,125)                   -                    -
   Payments on capital lease obligations                           (1,426)        (1,359)              (1,405)                (804)
   Capital contribution from the LLC                                    -              -                    -              223,498
                                                               ----------     ----------     ----------------     ----------------

         Net cash provided by (used for) financing
         activities                                            $   22,918     $      644     $        (34,813)    $        520,132
                                                               ----------     ----------     ----------------     ----------------

                          (Continued on following page)

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                                 (IN THOUSANDS)


                                                                                                                       BRAND
                                                                                                                    INTERMEDIATE
                                                                   DLJ BRAND HOLDINGS, INC. (PREDECESSOR)           HOLDINGS, INC.
                                                               ----------------------------------------------     ----------------
                                                                YEAR ENDED DECEMBER 31,                           OCTOBER 17, 2002
                                                               -------------------------     JANUARY 1, 2002          THROUGH
                                                                                                 THROUGH            DECEMBER 31,
                                                                   2000          2001        OCTOBER 16, 2002           2002
                                                               ----------     ----------     ----------------     ----------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               $    2,895     $    9,521     $         (8,776)    $            933

CASH AND CASH EQUIVALENTS, beginning of period                        244          3,139               12,660                3,884
                                                               ----------     ----------     ----------------     ----------------

CASH AND CASH EQUIVALENTS, end of period                       $    3,139     $   12,660     $          3,884     $          4,817
                                                               ==========     ==========     ================     ===============-

SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Interest paid                                               $   19,957     $   20,178     $         18,497     $          2,558
   Income taxes paid                                                  378            646                  298                    -

NONCASH TRANSACTIONS:
   Notes payable, issued in connection with acquisitions            3,300            500                    -                    -
   Purchase of equipment with capital lease                           289              -                    -                    -
   Issuance of common stock in exchange for notes receivable          275            380                    -                    -

The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                          RECEIVABLES
    DLJ BRAND               ADDITIONAL   FROM SALE OF     PREDECESSOR                 CUMULATIVE
 HOLDINGS, INC.    COMMON     PAID IN    PREDECESSOR'S       BASIS      ACCUMULATED   TRANSLATION              COMPREHENSIVE
  (PREDECESSOR)    STOCK      CAPITAL    COMMON STOCK     ADJUSTMENT      DEFICIT     ADJUSTMENT     TOTAL     INCOME (LOSS)
----------------   ------   ----------   -------------    -----------   -----------   -----------   --------   -------------
Balance,
   December 31,
   1999            $  142   $   14,466   $        (822)   $   (13,038)  $   (29,371)  $      (851)  $(29,474)
Comprehensive
   income
  (loss):
   Net loss             -            -               -              -        (7,172)            -     (7,172)  $      (7,172)
   Translation
     adjustment         -            -               -              -             -          (788)      (788)           (788)
                                                                                                               -------------
Comprehensive
   loss                                                                                                        $      (7,960)
                                                                                                               =============
Issuance of
   promissory
   notes from
   officers and
   employees            -            -            (275)             -             -             -       (275)

Exercise of
   Stock Options        2          352               -              -             -             -        354

Other                   -           12               -              -             -             -         12
                   ------   ----------   -------------    -----------   -----------   -----------   --------

Balance,
   December 31,
   2000            $  144   $   14,830   $      (1,097)   $   (13,038)  $   (36,543)  $    (1,639)  $(37,343)
                   ======   ==========   =============    ===========   ===========   ===========   ========

                          (Continued on following page)

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                          RECEIVABLES
    DLJ BRAND               ADDITIONAL   FROM SALE OF     PREDECESSOR                 CUMULATIVE
 HOLDINGS, INC.    COMMON     PAID IN    PREDECESSOR'S       BASIS      ACCUMULATED   TRANSLATION              COMPREHENSIVE
  (PREDECESSOR)    STOCK      CAPITAL    COMMON STOCK     ADJUSTMENT     DEFICIT      ADJUSTMENT     TOTAL     INCOME (LOSS)
----------------   ------   ----------   -------------    -----------   -----------   -----------   --------   -------------
Balance,
   December 31,
   2000            $  144   $   14,830   $      (1,097)   $   (13,038)  $   (36,543)  $    (1,639)  $(37,343)
Comprehensive
   income:
   Net income           -            -               -              -           563             -        563   $         563
   Translation
     adjustment         -            -               -              -             -          (129)      (129)           (129)
                                                                                                               -------------
Comprehensive
   income                                                                                                      $         434
                                                                                                               =============
Issuance of
   promissory
   notes from
   officers and
   employees            -            -            (380)             -             -             -       (380)

Exercise of
   Stock Options        2          418               -              -             -             -        420

Other                   -           12               -              -             -             -         12
                   ------   ----------   -------------    -----------   -----------   -----------   --------

Balance,
   December 31,
   2001            $  146   $   15,260   $      (1,477)   $   (13,038)  $   (35,980)  $    (1,768)  $(36,857)
                   ======   ==========   =============    ===========   ===========   ===========   ========

The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                          RECEIVABLES
    DLJ BRAND               ADDITIONAL   FROM SALE OF     PREDECESSOR                 CUMULATIVE
 HOLDINGS, INC.    COMMON     PAID IN    PREDECESSOR'S       BASIS      ACCUMULATED   TRANSLATION              COMPREHENSIVE
  (PREDECESSOR)    STOCK      CAPITAL    COMMON STOCK     ADJUSTMENT      DEFICIT     ADJUSTMENT     TOTAL     INCOME (LOSS)
----------------   ------   ----------   -------------    -----------   -----------   -----------   --------   -------------
Balance,
   December
   31, 2001        $  146   $   15,260   $      (1,477)   $   (13,038)  $   (35,980)  $    (1,768)  $(36,857)
Comprehensive
   income:
   Net income           -            -               -              -         8,418             -      8,418   $       8,418
   Translation
     adjustment         -            -               -              -             -          (176)      (176)           (176)
                                                                                                               -------------

Comprehensive
   income                                                                                                      $       8,242
                                                                                                               =============
Exercise of
   Stock Options        -           67               -              -             -             -         67
Non-cash
   compensation
   expense              -        2,491               -              -             -             -      2,491
Equity
   contribution
   for completion
   bonuses              -        5,000               -              -             -             -      5,000
Tax benefit
   related to
   exercises of
   stock options        -        1,444               -              -             -             -      1,444
                   ------   ----------   -------------    -----------   -----------   -----------   --------

Balance,
October 16, 2002   $  146   $   24,262   $      (1,477)   $   (13,038)  $   (27,562)  $    (1,944)  $(19,613)
                   ======   ==========   =============    ===========   ===========   ===========   ========

The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

    DLJ BRAND                              ADDITIONAL                 CUMULATIVE
 HOLDINGS, INC.                  COMMON     PAID IN     ACCUMULATED   TRANSLATION              COMPREHENSIVE
  (PREDECESSOR)                  STOCK      CAPITAL       DEFICIT      ADJUSTMENT    TOTAL     INCOME (LOSS)
----------------                 ------    ----------   -----------   -----------  ---------   -------------
Capital contribution from
   LLC                           $  -      $  223,498   $         -   $         -   $223,498
Comprehensive income
   (loss):
   Net loss                         -               -        (1,845)            -     (1,845)  $      (1,845)
   Translation adjustment           -               -             -           140        140             140
                                                                                               -------------

Comprehensive loss                                                                             $      (1,705)
                                 ----      ----------   -----------   -----------   --------   =============

Balance, December 31, 2002       $  -      $  223,498   $    (1,845)  $       140   $221,793
                                 ====      ==========   ===========   ===========   ========

The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        (IN THOUSANDS EXCEPT SHARE DATA)

1.       ORGANIZATION AND BUSINESS:

         Brand Intermediate Holdings, Inc. and its subsidiaries ("Brand") are 100% owned by Brand Holdings LLC (the "LLC"). As of December 31, 2002, the voting equity interests of the LLC are owned 76.7% by J.P. Morgan Partners and its affiliates ("JPMP"), and 23.3% by other equity investors, on a fully diluted basis. Brand Services, Inc. is a wholly owned subsidiary of Brand Intermediate Holdings, Inc. All references to "the Company", "we", "us", or "our" mean Brand Intermediate Holdings, Inc. and its subsidiaries.

         Prior to October 16, 2002, Brand Services, Inc. was a wholly owned subsidiary of DLJ Brand Holdings, Inc. ("DLJ Brand" or the "Predecessor" company). On October 16, 2002, DLJ Brand merged with Brand Acquisition Corp., which was a wholly-owned subsidiary of the LLC, and was renamed Brand Intermediate Holdings, Inc. The preceding events are referred to as the "Transaction", as discussed further in Note 15.

         The information as of December 31, 2002 and for the period from October 17, 2002 through December 31, 2002 may not be directly comparable to the information provided related to the Predecessor company as a result of the effect of the revaluation of assets and liabilities to their estimated fair market values in accordance with the application of purchase accounting pursuant to Statement of Financial Accounting Standards No. 141, "Business Combinations."

         The Company operates in one segment and provides scaffolding services primarily to refining, petrochemical, chemical, utility and pulp and paper industries, and to a lesser extent general commercial clients. Scaffolding services are typically provided in connection with periodic, routine cleaning and maintenance of refineries, chemical plants and utilities, as well as for new construction projects. The Company provides personnel to erect and dismantle scaffolding structures, transport scaffolding to project sites and supervise and manage such activities. In addition, the Company rents and occasionally sells scaffolding that is classified as property and equipment on the consolidated balance sheets. The Company maintains a substantial inventory of scaffolding in the United States and Canada.

         The Company's services are not rendered to or dependent on any single customer within the industrial or commercial markets and, therefore, the Company does not believe that a material concentration of credit risk exists, except that one customer accounted for $34.0 million (13%) and $32.5 million (11%), of revenue for the years ended December 31, 2000, and 2001, respectively, and another customer accounted for $40.3 million (11%) of our revenues for the combined twelve months ended December 31, 2002.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

         The accompanying financial statements are prepared on a consolidated basis and include those assets, liabilities, revenues and expenses directly attributable to the operations of the Company. All significant intercompany balances and transactions have been eliminated.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

         Labor revenues are recognized when the services are performed. Equipment rental revenue is recognized based on the number of days the equipment is rented beginning with the first day the equipment is under rental.

SALES OF SCAFFOLDING

         The Company periodically sells new scaffolding directly to third parties. The Company recognizes revenue upon shipment and records as operating expense, the average cost of the scaffolding sold. The Company periodically sells scaffolding to third parties, primarily to its rental customers. The Company recognizes revenue for the proceeds of such sales and records as operating expense, the net book value of the scaffolding. Net book value is determined assuming the oldest scaffolding is sold first, as the Company maintains inventory records on a group basis.

CASH AND CASH EQUIVALENTS

         The Company considers all short-term deposits purchased with original maturities of three months or less to be cash equivalents.

ACCRUED REVENUE

         Accrued revenue represents work performed which either due to contract stipulations or lacking contractual documentation requirements, could not be billed. Substantially all unbilled amounts are expected to be billed and collected within one year.

PROPERTY AND EQUIPMENT

         Property and equipment (including major repairs and improvements that extend the useful life of the asset) are capitalized and stated at cost. Ordinary maintenance and repairs of equipment are charged to expense. The cost of property and equipment is depreciated over its estimated useful life on the straight-line method as follows:

     Buildings                         10 to 30 years
     Vehicles and other equipment      3 to 8 years
     Scaffolding equipment             2 to 20 years
     Leasehold improvements            Life of the applicable lease or life of
                                       the improvement, whichever is shorter

         For the years ended December 31, 2000 and 2001, and for the periods from January 1, 2002 through October 16, 2002 and from October 17, 2002 through December 31, 2002, depreciation expense was $24,502, $23,488, $17,906, and $7,964, respectively.

DEFERRED FINANCING COSTS

         In connection with borrowings under the old Credit Facility ("Old Credit Facility") and the February 1998 issuance of 10-1/4% Senior Notes, ("Old Senior Notes") the Company incurred financing fees and expenses that were deferred and were being amortized generally over 10 years. For the years ended December 31, 2000 and 2001, and for the period from January 1, 2002 through October 16, 2002, amortization expense related to deferred financing costs was $739, $737, and $586, respectively.

         In connection with the issuance of the new Credit Facility ("Credit Facility"), the $150.0 million, 12% Senior Subordinated Notes ("Senior Notes"), and the $35.0 million, 13%, pay-in-kind notes ("Intermediate Notes"), the Company incurred financing fees and expenses that were deferred and are being amortized over the lives of the individual debt instruments. For the period from October 17, 2002 through December 31, 2002, amortization expense relating to these deferred financing costs was $380.

ASSET IMPAIRMENT

         If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, the carrying value of the asset is reduced to its estimated fair value.

DEFERRED REVENUE

         Deferred revenue represents amounts collected from customers at a faster rate than the work was performed on these contracts. Substantially all of the costs related to these amounts will be incurred within one year.

STOCK BASED EMPLOYEE COMPENSATION

         Prior to the Transaction, to account for the Company's stock option plan, (the "Plan"), the Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation." The Company accounted for employee stock options under the Plan under APB Opinion 25, as permitted under generally accepted accounting principles. Accordingly, no compensation cost was recognized in the financial statements for the years ended December 31, 2000 and 2001. During the period from January 1, 2002 through October 16, 2002, non-cash compensation expense of $2.5 million was recorded in the consolidated statement of operations since the exercise prices of certain stock compensation awards were less than the estimated fair values of the underlying stock on the date of grant. Estimated fair values were determined by using the stock price inherent in the Transaction. Had compensation cost been determined consistent with SFAS 123, the Company's net income (loss) would reflect the following:

                                                             PREDECESSOR
                                        ------------------------------------------------------
                                                                               FOR THE PERIOD
                                                                                   FROM
                                        FOR THE YEAR ENDED DECEMBER 31,       JANUARY 1, 2002
                                        -------------------------------           THROUGH
                                           2000                 2001          OCTOBER 16, 2002
                                        ----------            ---------       ----------------
Net income (loss) as reported           $   (7,172)           $     563       $          8,418
Less: stock based employee
   compensation under the
   requirements of SFAS 123                    (29)                (142)                     -
                                        ----------            ---------       ----------------
Pro forma net income (loss)             $   (7,201)           $     421       $          8,418
                                        ==========            =========       ================

WORKERS' COMPENSATION AND HEALTH BENEFIT LIABILITIES

         The estimates of workers' compensation and health benefit liabilities are developed using actuarial methods based upon historical data for payment patterns, cost trends, utilization of health care services and other relevant factors. These estimates are continually reviewed and adjustments, if necessary, are reflected in the period known.

FOREIGN OPERATIONS

         The assets and liabilities of the Company's wholly owned foreign subsidiary, Brand Scaffold Services of Canada, Inc., which uses the Canadian dollar as its functional currency, are translated at the rates of exchange in effect on the balance sheet date while income statement accounts are translated at the average exchange rate in effect during the period. The resulting translation adjustments are charged or credited to the cumulative translation adjustment account included in stockholder's equity (deficit). Revenue from the Canadian operation and scaffolding equipment in Canada are less than 10% of the consolidated totals for the Company.

3.       NOTES RECEIVABLE:

         Notes receivable primarily result from scaffolding sales. As of December 31, 2001 and 2002, $327 and $679, respectively, of such notes were outstanding with interest rates ranging from 8.5% to 9.0%.

4.       GOODWILL:

         As of December 31, 2002, goodwill represents the amount paid in connection with the Transaction in excess of the fair value of the identifiable net assets acquired. Prior to December 31, 2001, goodwill was amortized using the straight-line method over five years. Amortization expense related to goodwill was $542 and $2,756 for the years ended December 31, 2000 and 2001, respectively. Goodwill amortization for the year ended December 31, 2001 included an impairment charge of $1.4 million. During 2001, goodwill associated with one of the acquired businesses in 2000 was written down to $0 because management no longer believed the carrying value of that goodwill was recoverable.

         Under SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill is no longer subject to amortization over its useful life; rather, it is subject to at least annual assessments of impairment. Accordingly, amortization of goodwill ceased effective January 1, 2002. The Company completed the required transitional impairment test as of January 1, 2002, and in doing so determined that goodwill was not impaired. The following table shows a reconciliation between reported net income and adjusted net income had SFAS No. 142 been implemented by the Company as of January 1, 2000:

                                                              PREDECESSOR
                                   ----------------------------------------------------------------     -------------------
                                                                                FOR THE PERIOD FROM     FOR THE PERIOD FROM
                                                                                  JANUARY 1, 2002        OCTOBER 17, 2002
                                   FOR  THE YEAR ENDED   FOR THE YEAR ENDED           THROUGH                 THROUGH
                                    DECEMBER 31, 2000     DECEMBER 31, 2001      OCTOBER 16, 2002        DECEMBER 31, 2002
                                   -------------------   ------------------     -------------------     -------------------
Reported net income (loss)         $            (7,172)  $              563     $             8,418     $            (1,845)
Add back:

Goodwill amortization                              542                1,377                       -                       -
                                   -------------------   ------------------     -------------------     -------------------

Adjusted net income                $            (6,630)  $            1,940     $             8,418     $            (1,845)
                                   ===================   ==================     ===================     ===================

5.       OTHER ASSETS AND INTANGIBLES:

         Other assets and intangibles consists of the following at December 31:

                                           2001 (PREDECESSOR)     2002
                                           -----------------    --------
Customer relationships                         $       -        $ 52,777
Trade names                                                       13,514
Deferred financing costs, net of
   accumulated amortization of $3,127
   and $380                                        3,317          12,279
Non-compete agreement                                330             213
Notes receivable                                      28               -
                                               ---------        --------
                                               $   3,675        $ 78,783
                                               =========        ========

         The customer relationships and trade names were recorded at their fair values as a result of the Transaction. The fair value assigned to customer relationships of $53,900 was based on the future discounted cash flows that are expected to result from the customer relationships existing at October 16, 2002. The customer relationships are amortized over twelve years. Amortization expense relating to customer relationships for the period from October 17, 2002 through December 31, 2002 was $1,123. The value assigned to trade names was $13,514. The trade names will not be amortized as this intangible asset has an indefinite life. Amortization expense related to the non-compete agreement was $182, $181, $198, and $43 for the years ended December 31, 2000, and 2001, and for the periods from January 1, 2002 through October 16, 2002 and from October 17, 2002 through December 31, 2002, respectively.

         The following summarizes the balances of intangibles as of December 31, 2002:

                                            GROSS CARRYING     ACCUMULATED      NET CARRYING
                                                AMOUNT         AMORTIZATION        AMOUNT
                                            --------------     ------------     ------------
Amortized intangible assets:
    Customer relationships                  $       53,900     $     (1,123)    $     52,777
    Non-compete agreement                              256              (43)             213
Unamortized intangible assets:
    Trade names                                     13,514                -           13,514

         Aggregate amortization expense for the period from October 17, 2002 through December 31, 2002 was $1,166. Estimated amortization expense for the years ended December 31, is as follows:

                2003                 $ 4,680
                2004                   4,517
                2005                   4,512
                2006                   4,492
                2007                   4,492

6.       ALLOWANCE FOR DOUBTFUL ACCOUNTS:

         Activity in the allowance for doubtful accounts consists of the following:

                                                                    PREDECESSOR
                                             --------------------------------------------------------     -------------------
                                                                                  FOR THE PERIOD FROM     FOR THE PERIOD FROM
                                             FOR  THE YEARS ENDED DECEMBER 31,     JANUARY 1, 2002         OCTOBER 17, 2002
                                             ---------------------------------         THROUGH                 THROUGH
                                                  2000              2001           OCTOBER 16, 2002        DECEMBER 31, 2002
                                               ----------        ----------       -------------------     -------------------

Balance at beginning of period                 $      770        $      913           $    1,150              $    1,222
Additions charged to operating expenses             1,560             1,340                  790                     535
Net write-offs                                     (1,417)           (1,103)                (718)                   (431)
                                               ----------        ----------           ----------              ----------
Balance at end of period                       $      913        $    1,150           $    1,222              $    1,326
                                               ==========        ==========           ==========              ==========

7.       INCOME TAXES:

         Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes are not provided on undistributed earnings of the Company's foreign subsidiary because those earnings are considered to be permanently invested. If the reinvested earnings were to be remitted, the U. S. income taxes under current law would be immaterial.

         For the years ended December 31, 2000 and 2001 and for the periods from January 1, 2002 through October 16, 2002 and from October 17, 2002 through December 31, 2002, the provision (benefit) for income taxes consisted of the following:

                                                                    PREDECESSOR
                                             --------------------------------------------------------     -------------------
                                                                                  FOR THE PERIOD FROM     FOR THE PERIOD FROM
                                             FOR  THE YEARS ENDED DECEMBER 31,     JANUARY 1, 2002         OCTOBER 17, 2002
                                             ---------------------------------         THROUGH                 THROUGH
                                                  2000              2001           OCTOBER 16, 2002        DECEMBER 31, 2002
                                               ----------        ----------       -------------------     -------------------
Deferred domestic tax (benefit)                $     (666)       $      440                  878                    (238)
Current foreign tax (benefit)                         339               244                  906                    (454)
Deferred foreign tax (benefit)                        327              (684)                (449)                   (424)
                                               ----------        ----------           ----------              ----------
Provision (benefit) for income taxes           $        -        $        -           $    1,335              $   (1,116)
                                               ==========        ==========           ==========              ==========

         The reconciliation of the statutory federal income tax expense (benefit) on the Company's pretax income (loss) to the actual provision (benefit) for income taxes for the years ended December 31, 2000 and 2001 and the periods from January 1, 2002 through October 16, 2002 and from October 17, 2002 through December 31, 2002 follows:

                                                                    PREDECESSOR
                                             --------------------------------------------------------     -------------------
                                                                                  FOR THE PERIOD FROM     FOR THE PERIOD FROM
                                             FOR  THE YEARS ENDED DECEMBER 31,     JANUARY 1, 2002         OCTOBER 17, 2002
                                             ---------------------------------         THROUGH                 THROUGH
                                                  2000              2001           OCTOBER 16, 2002        DECEMBER 31, 2002
                                               ----------        ----------       -------------------     -------------------
Statutory federal income taxes                 $   (2,438)       $      191           $    3,414              $   (1,037)
State and local taxes, net of federal                (507)              121                  459                     (42)
Foreign tax rate differential                         151              (100)                  92                    (162)
Non-deductible preferred stock
 dividends of subsidiary                            2,535             2,923                2,630                       -
Interest expense disallowance                           -                 -                1,274                       -
Valuation allowance                                   114            (3,262)              (7,602)                      -
Other                                                 145               127                1,068                     125
                                               ----------        ----------           ----------              ----------

   Provision (benefit) for income taxes        $        -        $        -           $    1,335              $   (1,116)
                                               ==========        ==========           ==========              ==========

         The components of the net deferred income tax liability as of December 31, 2001 and 2002 are as follows:

                                                              2001 (PREDECESSOR)         2002
                                                              ------------------      ----------
Deferred tax assets:
   Accrued liabilities                                            $   7,926           $    6,198
   Property and equipment                                               954                    -
   Net operating loss carryforward                                   41,134               47,731
   Valuation allowance                                               (7,602)                   -
   Other                                                                  -                   70
                                                                  ---------           ----------

            Deferred tax assets                                      42,412               53,999
                                                                  ---------           ----------
Deferred tax liabilities:
   Property and equipment                                           (42,860)             (61,441)
   Intangibles                                                            -              (25,317)
                                                                  ---------           ----------

            Deferred tax liabilities                                (42,860)             (86,758)
                                                                  ---------           ----------

Deferred income tax liability, net                                $    (448)          $  (32,759)
                                                                  =========           ==========

         The Company records a valuation allowance when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. For the years ended December 31, 2000 and 2001, the valuation allowance increased (decreased) $0.1 million, and $(3.3) million, respectively. During the period from January 1, 2002 through October 16, 2002, the Company reduced the valuation allowance on deferred tax assets by $7.6 million. The valuation allowance on deferred tax assets was reduced to $0 because the Company determined that it was more likely than not that all deferred tax assets would be realized based upon current operating results and anticipated operating results for future periods. At December 31, 2002, the Company had net operating loss carryforwards, for federal income tax purposes, of $119.3 million which expire in various years between 2011 and 2022. A majority of the net operating loss carryforwards are subject to an annual limitation under Internal Revenue Code Section 382.

8.       ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

         The major components of accounts payable and accrued expenses as of December 31, 2001 and 2002, are as follows:

                                                       2001 (PREDECESSOR)    2002
                                                       ------------------   -------
Accounts payable                                       $            6,888   $ 6,612
Payroll and related accruals                                       10,201    11,271
Workers' compensation and health benefit liabilities               12,517    13,580
Accrued interest                                                    5,215     4,081
Other                                                               2,207     3,734
                                                       ------------------   -------
                                                       $           37,028   $39,278
                                                       ==================   =======

9.       NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS:

         Notes payable and capital lease obligations as of December 31, 2001 and 2002, are as follows:

                                                       2001 (PREDECESSOR)    2002
                                                       ------------------   -------
Notes payable                                          $            3,119   $ 1,863
Capital lease obligations                                           1,798       845
                                                       ------------------   -------

                                                                    4,917     2,708

Less-  Current portion                                              2,209     1,883
                                                       ------------------   -------

                                                       $            2,708   $   825
                                                       ==================   =======

         Notes payable consist of several promissory notes with interest rates of 8.5% to 9.0%. Future principal payments total $1,038 for 2003, $660 for 2004, and $165 for 2005. See Note 11 for the amortization table of the capital lease obligations.

10.      LONG-TERM DEBT:

         At December 31, 2001 and 2002, the long-term debt consisted of the following:

                                                       2001 (PREDECESSOR)     2002
                                                       ------------------   ---------
Term A loan                                            $            9,000   $       -
Term B loan under Old Credit Agreement                             44,413           -
Credit Facility, due 2009                                               -     130,000
Subordinated Note                                                  14,500           -
Old Senior Notes                                                  130,000           -
12% Senior Subordinated Notes, due 2012                                 -     150,000
13% Intermediate Subordinated Notes, due 2013                           -      35,962
                                                       ------------------   ---------
                                                       $          197,913   $ 315,962

Less -
     Current portion                                               13,150       1,300
     Unamortized discount                                           2,403       8,230
                                                       ------------------   ---------
                                                       $          182,360   $ 306,432
                                                       ==================   =========

         In connection with the Transaction, Brand issued $150.0 million of 12%, Senior Subordinated Notes (the "Senior Notes") due in 2012. The Senior Notes were issued at a discount of $4,216 and are subordinated to the Credit

Facility (the "Credit Facility"). Amortization expense related to the discount on the Senior Notes for the period from October 17, 2002 through December 31, 2002 was $50. Brand also entered into the Credit Facility which provides for $130.0 million in term loans, a $50.0 million revolving credit facility and a $20.0 million letter of credit facility. As of December 31, 2002, no borrowings were outstanding under the revolving credit facility. Brand also issued $35.0 million of 13%, pay-in-kind notes (the "Intermediate Notes"). The Intermediate Notes were issued at a discount of $4,098. Amortization expense related to the discount on the Intermediate Notes for the period from October 17, 2002 through December 31, 2002 was $35. The Intermediate Notes are "pay-in-kind" notes due to restrictions on interest payments in the Credit Facility. Accretion of interest on the Intermediate Notes for the period from October 17, 2002 through December 31, 2002 was $962.

         Interest rates under the Credit Facility are based upon the LIBOR rate (for LIBOR loans under the term borrowing) or the base rate (for base rate loans under the term borrowing) plus a margin of 2.5% to 4.0%. As of December 31, 2002, our term borrowings were LIBOR loans at a rate of 5.41%. The average interest rate under term loans for the period from October 17, 2002 through December 31, 2002 was 5.6%. Interest expense on the term loans and the Senior Notes for the period from October 17, 2002 through December 31, 2002 was $5,357. In connection with the Credit Facility, the Company incurred administrative fees and commitment fees of 0.5% on the unused portion of the revolving credit facility. The fees are included in interest expense and totaled $52 for the period from October 17, 2002 through December 31, 2002.

         Maturities of debt as of December 31, 2002, are as follows:

Year
----
2003                        $  1,300
2004                           1,300
2005                           1,300
2006                           1,300
2007                           1,300
Thereafter                  $309,462
                            --------
         Total              $315,962

         As a result of the Transaction, the loans outstanding under the old $190.0 million Credit Agreement (the "Old Credit Agreement"), the old 10 1/4%, $130.0 million Senior Notes (the "Old Senior Notes"), and the old $14.5 million Subordinated Note (the "Old Subordinated Note") were all repaid in full. The average interest rate under the Old Credit Agreement and the Old Senior Note was 10.20%, 9.63%, and 9.21%, for the years ended December 31, 2000 and 2001 and for the period from January 1, 2002 through October 16, 2002, respectively. Interest expense under the Old Credit Agreement and the Old Senior Notes for the years ended December 31, 2000 and 2001 and for the period from January 1, 2002 through October 16, 2002 was $16,691, $17,901, and $12,433, respectively. Under the Old Credit Agreement, the Company incurred administrative and commitment fees, included in interest expense, of $154, $173, and $158 for the years ended December 31, 2000 and 2001, and for the period from January 1, 2002 through October 16, 2002, respectively.

         As of December 31, 2001 and 2002, the Company had outstanding letters of credit of $15.0 million and $30.6 million, respectively. For the years ended December 31, 2000 and 2001 and for the periods from January 1, 2002 through October 16, 2002, and from October 17, 2002 through December 31, 2002, the Company paid fees related to such commitments (included in interest expense) of $315, $414, $399 and $254, respectively.

         Substantially all of the assets of the Company are pledged as collateral for the Credit Facility. In addition, the Company was required under the Old Credit Agreement and is required under the Credit Facility to comply with various covenants. These covenants include, among other restrictions, the achievement of certain financial ratios. The Company was in compliance with the various covenants at December 31, 2002.

11.      LEASE OBLIGATIONS:

         The Company leases a portion of its operating and office facilities under operating leases. For the years ended December 31, 2000 and 2001 and for the periods from January 1, 2002 through October 16, 2002 and from October 17, 2002 through December 31, 2002, rent expense was $2,564, $2,970, $2,368, and
$791, respectively. The Company leases certain scaffolding equipment under capital leases. The net book value of the scaffolding equipment under capital lease was $2,559 and $1,489 as of December 31, 2001 and 2002, respectively.

         The future minimum lease payments under noncancelable leases as of December 31, 2002, are as follows:

YEAR                                                               CAPITAL LEASES      OPERATING LEASES
----                                                               --------------      ----------------
2003                                                                     $ 845                $2,725
2004                                                                         -                 1,820
2005                                                                         -                 1,314
2006                                                                         -                 1,010
2007                                                                         -                   629
Thereafter                                                                   -                   247
                                                                         -----                ------
Total minimum lease payments                                             $ 845                $7,745
                                                                                              ======
Less-  Imputed interest component                                           14
                                                                         -----
Present value of net minimum lease payments                              $ 831
                                                                         =====

12.      COMMITMENTS AND CONTINGENCIES:

         In the ordinary course of conducting its business, the Company becomes involved in various pending claims and lawsuits. These primarily relate to employee matters. The outcome of these matters is not presently determinable; however, in the opinion of management, based on the advice of legal counsel, the resolution of these matters is not anticipated to have a material adverse effect on the financial position or results of operations of the Company.

13.      SENIOR EXCHANGEABLE PREFERRED STOCK OF SUBSIDIARY:

         Prior to the Transaction, the Company had authorized 1,250,000 shares and at December 31, 2001, had issued and outstanding 1,042,460 of Senior Exchangeable Preferred Stock (the "Old Senior Preferred Stock"). The liquidation value of each share of Old Senior Preferred Stock was $25.00 at issuance. Dividends were calculated quarterly on the liquidation value of such shares (including accreted dividends) at 14.5% annually. For the years ended December 31, 2000, and 2001, and for the period from January 1, 2002 through October 16, 2002, dividends of $6,338, $7,308, and $6,576, respectively, were accreted. All of the Old Senior Preferred Stock was redeemed and paid in full in connection with the Transaction.

14.      STOCKHOLDERS' EQUITY (DEFICIT):

         Subsequent to the Transaction, the Company adopted a Management Equity Incentive Program (the "Management Equity Incentive Program"). Under this program, employees of Brand are eligible to participate in both a time-based equity incentive program and a performance-based equity incentive program to purchase Class C units of the LLC. Under the time-based equity incentive program, for so long as a member of management remains employed by Brand, and subject to an accelerated vesting in the event of certain liquidity events, the time-based incentive units issued to each employee vest over a five-year period. Under the performance-based equity incentive program, the number of outstanding performance-based units that will vest upon the occurrence of a liquidity event will be determined by comparing the net equity valuation of Brand to certain net equity valuation targets agreed to between management and the LLC. In the event that no liquidity event occurs prior to October 16, 2009, the number of the outstanding performance-based units that vest on that date will be determined by the fair market value of the LLC on that date. As of December 31, 2002, 195,142 and 1,170,854 time-based and performance-based Class C units were issued and outstanding, respectively.

         The value of the Class C units under the Management Equity Incentive Program is based upon a formula which calculates the net equity of the LLC. As such, the Company will record compensation expense utilizing variable plan accounting to account for the Management Equity Incentive Program. A liability will be recorded for the amount that would be payable to Class C unit holders at each balance sheet date. As of December 31,2002, the redemption value of the Class C units is $0 and, accordingly, no liability has been recorded.

         In 1997, the Board of Directors of DLJ Brand adopted the Plan for key employees of the Company. In connection with the Transaction, all stock options were exercised and all shares of stock were redeemed on October 16, 2002. The following table summarizes stock option transactions under the Plan for 2000, 2001, and 2002:

                                                                     PREDECESSOR
                                      -------------------------------------------------------------------------------
                                       JANUARY 1, 2000         JANUARY 1, 2001               JANUARY 1, 2002
                                           THROUGH                THROUGH                         THROUGH
                                      DECEMBER 31, 2000       DECEMBER 31, 2001              OCTOBER 16, 2002
                                      -----------------       -----------------          ----------------------------
                                                                                                     WEIGHTED-AVERAGE
                                                                                         SHARES       EXERCISE PRICE
                                                                                         ------      ----------------
Options outstanding at                     269,800                284,050                402,100           $1.53
beginning of period
Options granted                             25,000                131,000                321,000            5.80
Options canceled                             9,750                  5,250                      -               -
Options exercised                            1,000                  7,700                723,100            3.43
                                           -------                -------                -------           -----
Options outstanding at end of period       284,050                402,100                      -               -
                                           -------                -------                -------           -----
Exercisable at end of period               201,500                284,800                      -               -
                                           =======                =======                =======           =====

         The weighted-average exercise price of the outstanding options as of December 31, 2000 and 2001 was $1.03 and $1.53, respectively. Prior to the Transaction, certain members of management were extended loans with full recourse for the purchase of stock of the Predecessor company. In connection with the Transaction, all loans were repaid in full.

15.      THE TRANSACTION:

         On October 16, 2002, the LLC acquired 100% of DLJ Brand in a stock transaction accounted for as a business combination using the purchase method of accounting. The total amount of consideration paid in the Transaction, including the payment of transaction costs incurred by the buyer, was approximately $524.4 million. The financial statements of Brand Intermediate Holdings, Inc. have been prepared utilizing push-down accounting reflecting the LLC's cost of the acquisition. The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed on the date of the Transaction:

Current assets                                        $ 62,662
Property and equipment                                 203,876
Other assets                                            12,916
Intangible assets not subject to amortization -
    Trade names                                         13,514
Intangible assets subject to amortization -
    Customer relationships (twelve year life)           53,900
Goodwill                                               247,891
                                                      --------
    Total assets acquired                              594,759
                                                      --------
Current liabilities                                     36,938
Deferred tax liability                                  33,421
                                                      --------
    Total liabilities assumed                           70,359
                                                      --------
    Net assets acquired                               $524,400
                                                      ========

         In connection with the Transaction, the LLC made a capital contribution to Brand Intermediate Holdings, Inc. in the amount of $223,498. The following unaudited pro forma results of operations assume that the Transaction occurred as of the beginning of each year presented:

                                                                  UNAUDITED
                                                          ------------------------
                                                            2001           2002
                                                          --------       ---------
Total revenues                                            $305,089       $369,769
Pretax income                                              (12,017)        (9,521)
Net income                                                  (7,210)        (5,713)

16.      RELATED-PARTY TRANSACTIONS:

         Prior to the Transaction, certain shareholders of DLJ Brand received a quarterly Management Advisory Fee in return for management, advisory and other services rendered. For the years ended December 31, 2000 and 2001, and for the period from January 1, 2002 through October 16, 2002, such fees totaled $500, $500, and $375, respectively.

         In connection with the consummation of the Transaction, JPMP received a financial advisory fee of $5.0 million. Also, JPMP holds $15.0 million of the $35.0 million Intermediate Notes and holds 221,484 warrants to purchase certain voting equity interests of the LLC.

17.      EMPLOYEE BENEFIT PLAN:

         In 1997, the Company established the Brandshare 401(k) Savings Plan and Profit Sharing Plan ("401(k) Plan"). Substantially all employees are eligible to participate in the Plan, after one year of service. Participants may elect to defer 1% to 25% of their salary, up to the Internal Revenue Service limitation. The Company, at its sole discretion, may make matching contributions to the 401(k) Plan. For the years ended December 31, 2000 and 2001, and for the periods from January 1, 2002 through October 16, 2002 and from October 17, 2002 through December 31, 2002 the Company expensed $383, $411, $402, and $119, respectively, for contributions to the 401(k) Plan.

18.      FAIR VALUES OF FINANCIAL INSTRUMENTS:

         The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     - Notes Receivable - Recorded amounts of notes receivable approximate their fair value.

     - Term Loans - The carrying amounts of the term loans approximate their fair value because such loans carry variable interest rates.

     - Old Senior Notes - The fair value of the Old Senior Notes is based on market rates obtained from dealers.

     - Notes Payable and Capital Lease Obligations - Recorded amounts of the notes payable and capital lease obligations approximate their fair value.

     - Old 14.5% Senior Exchangeable Preferred Stock - The fair value of the Old 14.5% Senior Exchangeable Preferred Stock is based on market rates obtained from dealers.

     - 12% Senior Subordinated Notes - The fair value of the Senior Notes is based upon market rates obtained from dealers.

     - 13% Intermediate Notes - The carrying value of the Intermediate Notes approximates fair value.

         The carrying amounts and fair values of the Company's financial instruments at December 31, 2001 and 2002, are as follows:

                                                         2001 (PREDECESSOR)                   2002
                                                    ---------------------------    --------------------------
                                                     CARRYING                       CARRYING
                                                      AMOUNT         FAIR VALUE      AMOUNT        FAIR VALUE
                                                    ----------       ----------    ----------      ----------
Notes receivable                                    $      327       $      327    $      679      $      679
Term loans (a)                                          53,413           53,413       130,000         130,000
Old Senior Notes                                       130,000          122,200             -               -
Notes payable and capital lease obligations              4,917            4,917         2,708           2,708
Old 14.5% senior exchangeable preferred stock           55,050           46,911             -               -
12% Senior Subordinated Notes (a)                            -                -       150,000         156,750
13% Intermediate Notes (a)                                   -                -        35,962          35,962

(a) Excludes discount.

19.      ACQUISITIONS:

         In December 2001, the Company purchased the scaffolding business of United Rentals, Inc. for an aggregate purchase price of $3.8 million in cash and $0.5 million in a note payable, which was entirely allocated to property and equipment. The purchase price approximated the fair market value of the assets purchased. The acquisition was accounted for using the purchase method of accounting, and accordingly has been included in the financial statements from the date of acquisition. The pro forma effects of this acquisition are not material to the financial position or results of operation of the company.

         During 2000, the Company acquired four companies in four separate transactions for an aggregate purchase price of $11.0 million in cash, $3.3 million in notes payable, and $3.0 million of possible future payments conditioned upon the operating results of two of the acquired companies. The purchase prices, allocated to assets and liabilities assumed, were based on relative fair values. In connection with the acquisitions, the Company recorded goodwill in the amount of $6.0 million based upon the allocation of the purchase prices of the acquisitions. Each of the above acquisitions was accounted for using the purchase method of accounting, and accordingly has been included in the financial statements from the respective date of acquisition.

20.      NEW ACCOUNTING STANDARDS:

         In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001, to be accounted for using the purchase method of accounting. The Company adopted SFAS No. 141 for its December 2001 acquisition. See Note 4 for the disclosures required by SFAS No. 142.

         Under SFAS No. 143, "Accounting for Asset Retirement Obligations", the fair value of a liability for an asset retirement obligation is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 was implemented by the Company on January 1, 2002 with no material impact on the Company's financial statements.

         In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and resolves implementation issues related to SFAS No. 121. SFAS No. 144 was implemented by the Company on January 1, 2002 with no material impact on the Company's financial statements.

         In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections that are not substantive in nature to existing pronouncements. SFAS No. 145 will be adopted by the Company beginning January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13, which will be adopted for transactions occurring subsequent to May 15, 2002. Adoption of SFAS No. 145 will not have a material impact on the financial statements of the Company.

         In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," and requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is incurred rather than when a company commits to such an activity. SFAS No. 146 also establishes that fair value be the objective for initial measurement of the liability. SFAS No. 146 will be adopted by the Company for exit or disposal activities that are initiated after December 31, 2002. Adoption will not have a material impact on the consolidated financial statements of the Company.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The disclosure requirements in the Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. FASB Interpretation 45 was implemented in the fourth quarter 2002. The adoption of this FASB Interpretation did not have a material impact on the consolidated financial statements of the Company.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of FASB Statement No. 123." This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of Statement 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Implementation of SFAS No. 148 will not have a material impact on the results of operations of the Company.

21.      SUPPLEMENTAL CONSOLIDATING INFORMATION:

         The 12% Senior Notes, which are an obligation of Brand Services, Inc. are fully and unconditionally guaranteed on a senior subordinated, joint, and several basis by the other domestic subsidiaries of Brand Intermediate Holdings (which are all 100% owned by Brand Intermediate Holdings) and by Brand Intermediate Holdings, Inc. Supplemental consolidating information of Brand Intermediate Holdings, Inc., Brand Services, Inc., the guarantor subsidiaries, and its foreign non-guarantor subsidiaries is presented below. Investments in subsidiaries are presented on the equity method of accounting. Separate financial statements are not provided because management has concluded that the summarized financial information below provides sufficient information to allow investors to separately determine the nature of the asset held by and the operations of the guarantor and non-guarantor subsidiaries.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Brand Intermediate Holdings, Inc.
     Condensed Consolidating Balance Sheet
     December 31, 2002

                                                                                         BRAND                          BRAND
                                                                                      INTERMEDIATE   ADJUSTMENTS     INTERMEDIATE
                                             BRAND        GUARANTOR    NON-GUARANTOR   HOLDINGS,         AND         HOLDINGS, INC.
                ASSETS                   SERVICES, INC.  SUBSIDIARIES   SUBSIDIARIES      INC.       ELIMINATIONS     CONSOLIDATED
                                         --------------  ------------  -------------  ------------   ------------    --------------
Current Assets:
   Cash and cash equivalents               $   3,931      $       -     $   1,480       $       -     $    (594)       $   4,817
   Trade accounts receivable                       -         57,044         1,419               -             -           58,463
   Accrued revenue                                 -          3,370             9               -             -            3,379
   Notes receivable, current portion             293            386             -               -             -              679
   Other current assets                        4,302          8,044           783               -          (688)          12,441
   Due from affiliates                        78,319          1,372           218               -       (79,909)               -
                                           ---------      ---------     ---------       ---------     ---------        ---------
          Total current assets                86,845         70,216         3,909               -       (81,191)          79,779
                                           ---------      ---------     ---------       ---------     ---------        ---------
Property and Equipment:
   Land                                            -            843           318               -             -            1,161
   Buildings and leasehold
   improvements                                   11          2,791           318               -             -            3,120
   Vehicles and other equipment                5,972         14,174         3,190               -             -           23,336
   Scaffolding equipment                     167,864              -        11,357               -             -          179,221
                                           ---------      ---------     ---------       ---------     ---------        ---------
          Total property and equipment,
          at cost                            173,847         17,808        15,183               -             -          206,838
   Less accumulated depreciation and
   amortization                                5,258          1,335           960               -             -            7,553
                                           ---------      ---------     ---------       ---------     ---------        ---------
          Total property and equipment,
          net                                168,589         16,473        14,223               -             -          199,285
                                           ---------      ---------     ---------       ---------     ---------        ---------
Due from affiliates                            9,750              -             -          36,020       (45,770)               -
                                           ---------      ---------     ---------       ---------     ---------        ---------
Deferred tax asset                                 -              -             -           2,375        (2,375)               -
                                           ---------      ---------     ---------       ---------     ---------        ---------
Investment in subsidiaries                         -              -             -         214,314      (214,314)               -
                                           ---------      ---------     ---------       ---------     ---------        ---------
Goodwill                                     247,891              -             -               -             -          247,891
                                           ---------      ---------     ---------       ---------     ---------        ---------
Customer relationships                        52,777              -             -               -             -           52,777
                                           ---------      ---------     ---------       ---------     ---------        ---------
Intangibles and other assets                  25,023              -             -             983             -           26,006
                                           ---------      ---------     ---------       ---------     ---------        ---------
          Total assets                     $ 590,875      $  86,689     $  18,132       $ 253,692     $(343,650)       $ 605,738
                                           =========      =========     =========       =========     =========        =========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Brand Intermediate Holdings, Inc.
     Condensed Consolidating Balance Sheet
     December 31, 2002 (continued)

                                                                                                                        BRAND
                                                                           NON-           BRAND        ADJUSTMENTS   INTERMEDIATE
LIABILITIES AND STOCKHOLDER'S EQUITY          BRAND         GUARANTOR    GUARANTOR     INTERMEDIATE        AND       HOLDINGS, INC.
(DEFICIT)                                 SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES   HOLDINGS, INC.  ELIMINATIONS  CONSOLIDATED
                                          --------------  ------------  ------------   --------------  ------------  --------------
Current Liabilities:
   Current maturities of long-term debt     $   1,300       $       -    $       -       $       -       $       -     $   1,300
   Notes payable and capital lease
   obligations, current portion                 1,883               -            -               -               -         1,883
   Accounts payable and accrued expenses       31,883           8,340          337               -          (1,282)       39,278
   Deferred revenue                               300           1,164            4               -               -         1,468
   Due to affiliates                            1,372          72,795        5,742               -         (79,909)            -
                                            ---------       ---------    ---------       ---------       ---------     ---------
          Total current liabilities            36,738          82,299        6,083               -         (81,191)       43,929
                                            ---------       ---------    ---------       ---------       ---------     ---------
Long-term debt                                274,533               -            -          31,899               -       306,432
                                            ---------       ---------    ---------       ---------       ---------     ---------
Notes payable and capital lease
obligations                                       825               -            -               -               -           825
                                            ---------       ---------    ---------       ---------       ---------     ---------
Deferred income taxes                          31,807               -        3,327               -          (2,375)       32,759
                                            ---------       ---------    ---------       ---------       ---------     ---------
Due to affiliates                              36,020               -        9,750               -         (45,770)            -
                                            ---------       ---------    ---------       ---------       ---------     ---------
Total stockholder's equity (deficit)          210,952           4,390       (1,028)        221,793        (214,314)      221,793
                                            ---------       ---------    ---------       ---------       ---------     ---------
Total liabilities and stockholder's
equity (deficit)                            $ 590,875       $  86,689    $  18,132       $ 253,692       $(343,650)    $ 605,738
                                            =========       =========    =========       =========       =========     =========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     DLJ Brand Holdings, Inc. (Predecessor)
     Condensed Consolidating Balance Sheet
     December 31, 2001


                                                                          NON-                                          DLJ BRAND
                                            BRAND         GUARANTOR     GUARANTOR      DLJ BRAND     ADJUSTMENTS AND  HOLDINGS, INC.
                ASSETS                  SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES   HOLDINGS, INC.    ELIMINATIONS    CONSOLIDATED
                                        --------------  ------------  ------------   --------------  ---------------  --------------
Current Assets:

    Cash and cash equivalents             $ 10,788        $      -      $  2,057     $      -            $   (185)       $ 12,660
    Trade accounts receivable                    -          51,750         1,425            -                   -          53,175
    Accrued revenue                              -           1,946           184            -                   -           2,130
    Notes receivable, current portion            -             299             -            -                   -             299
    Other current assets                     2,120           5,740           558            -                (413)          8,005
    Due from affiliates                          -          47,700             -            -             (47,700)              -
                                          --------        --------      --------     --------            --------        --------
            Total current assets            12,908         107,435         4,224            -             (48,298)         76,269
                                          --------        --------      --------     --------            --------        --------
Property and Equipment:

    Land                                         -           1,625            96            -                   -           1,721
    Buildings and leasehold
    improvements                               243           4,109           156            -                   -           4,508
    Vehicles and other equipment            10,728          18,960         4,854            -                   -          34,542
    Scaffolding equipment                  205,390               -        11,386            -                   -         216,776
                                          --------        --------      --------     --------            --------        --------
            Total property and
            equipment, at cost             216,361          24,694        16,492            -                   -         257,547
    Less accumulated depreciation and
    amortization                            68,210          10,685         5,008            -                   -          83,903
                                          --------        --------      --------     --------            --------        --------
            Total property and
            equipment, net                 148,151          14,009        11,484            -                   -         173,644
                                          --------        --------      --------     --------            --------        --------
Due from affiliates                          9,750               -             -            -              (9,750)              -
                                          --------        --------      --------     --------            --------        --------
Deferred tax asset                             780               -             -            -                (780)              -
                                          --------        --------      --------     --------            --------        --------
Investment in subsidiaries                       -               -             -      (24,760)             24,760               -
                                          --------        --------      --------     --------            --------        --------
Goodwill                                     3,848               -             -            -                   -           3,848
                                          --------        --------      --------     --------            --------        --------
Intangibles and other assets                 3,675               -             -            -                   -           3,675
                                          --------        --------      --------     --------            --------        --------
            Total assets                  $179,112        $121,444      $ 15,708     $(24,760)           $(34,068)       $257,436
                                          ========        ========      ========     ========            ========        ========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     DLJ Brand Holdings, Inc. (Predecessor)
     Condensed Consolidating Balance Sheet
     December 31, 2001 (continued)

                                                                          NON-                                         DLJ BRAND
LIABILITIES AND STOCKHOLDER'S EQUITY        BRAND        GUARANTOR     GUARANTOR      DLJ BRAND        ADJUSTMENTS    HOLDINGS, INC.
(DEFICIT)                               SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES  HOLDINGS, INC.  AND ELIMINATIONS  CONSOLIDATED
                                        --------------  ------------  ------------  --------------  ----------------  --------------
Current Liabilities:
  Revolving loan                          $       -      $       -      $       -      $       -        $       -       $       -
  Current maturities of long-term debt       13,150              -              -              -                -          13,150
  Notes payable and capital lease
  obligations, current portion                2,204              5              -              -                -           2,209
  Accounts payable and accrued
  expenses                                   31,033          6,291            302              -             (598)         37,028
  Deferred revenue                              300          1,040              -              -                -           1,340
  Due to affiliates                          42,867              -          4,833              -          (47,700)              -
                                          ---------      ---------      ---------      ---------        ---------       ---------
           Total current liabilities         89,554          7,336          5,135              -          (48,298)         53,727
                                          ---------      ---------      ---------      ---------        ---------       ---------
Long-term debt                              170,263              -              -         12,097                -         182,360
                                          ---------      ---------      ---------      ---------        ---------       ---------
Notes payable and capital lease
obligations                                   2,708              -              -              -                -           2,708
                                          ---------      ---------      ---------      ---------        ---------       ---------
Deferred income taxes                             -              -          1,228              -             (780)            448
                                          ---------      ---------      ---------      ---------        ---------       ---------
Preferred stock in subsidiaries              55,050              -              -              -                -          55,050
                                          ---------      ---------      ---------      ---------        ---------       ---------
Due to affiliates                                 -              -          9,750              -           (9,750)              -
                                          ---------      ---------      ---------      ---------        ---------       ---------
Total stockholder's equity (deficit)       (138,463)       114,108           (405)       (36,857)          24,760         (36,857)
                                          ---------      ---------      ---------      ---------        ---------       ---------
Total liabilities and stockholder's
equity (deficit)                          $ 179,112      $ 121,444      $  15,708      $ (24,760)       $ (34,068)      $ 257,436
                                          ---------      ---------      ---------      ---------        ---------       ---------

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Brand Intermediate Holdings, Inc.
     Condensed Consolidating Statement of Operations
     For the Period from October 17, 2002 through December 31, 2002

                                                                                                                         BRAND
                                                                           Non-           BRAND        ADJUSTMENTS     INTERMEDIATE
                                             BRAND         GUARANTOR     GUARANTOR     INTERMEDIATE        AND        HOLDINGS, INC.
                                         SERVICES, INC.   SUBSIDIARIES  SUBSIDIARIES   HOLDINGS, INC.  ELIMINATIONS    CONSOLIDATED
                                         --------------   ------------  ------------   --------------  ------------   --------------
Revenue:

 Labor                                     $      -         $ 60,975      $  1,848        $      -       $      -        $ 62,823
 Equipment rental                                 -           14,399           487               -              -          14,886
 Equipment sales                                  -            1,908            12               -           (333)          1,587
 Intercompany revenue                         3,182               11             -               -         (3,193)              -
                                           --------         --------      --------        --------       --------        --------
    Total revenues                            3,182           77,293         2,347               -         (3,526)         79,296
                                           --------         --------      --------        --------       --------        --------
Operating expenses:

 Labor                                          290           50,638         1,647               -              -          52,575
 Equipment rental                             6,498              669         1,093               -              -           8,260
 Equipment sales                                  -            1,526             5               -           (464)          1,067
 Divisional operating expenses                    2            3,351            48               -              -           3,401
 Intercompany operating expenses                  -            3,182            11               -         (3,193)              -
                                           --------         --------      --------        --------       --------        --------
    Total operating expenses                  6,790           59,366         2,804               -         (3,657)         65,303
                                           --------         --------      --------        --------       --------        --------
    Gross profit                             (3,608)          17,927          (457)              -            131          13,993
Selling and administrative expenses           2,573            5,844         1,591               -              -          10,008
                                           --------         --------      --------        --------       --------        --------
    Operating income                         (6,181)          12,083        (2,048)              -            131           3,985
Interest expense                              6,070                -             -           1,020             15           7,105
Interest income                                (142)               -            (2)              -            (15)           (159)
Intercompany interest                         1,020                -             -          (1,020)             -               -
Equity in loss (income) of subsidiaries           -                -             -           1,845         (1,845)              -
                                           --------         --------      --------        --------       --------        --------
    Income (loss) before provision
    for income tax                          (13,129)          12,083        (2,046)         (1,845)         1,976          (2,961)
Provision (benefit) for income tax           (5,071)           4,833          (878)              -              -          (1,116)
                                           --------         --------      --------        --------       --------        --------
    Net income (loss)                      $ (8,058)        $  7,250      $ (1,168)       $ (1,845)      $  1,976        $ (1,845)
                                           ========         ========      ========        ========       ========        ========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DLJ Brand Holdings, Inc. (Predecessor)
Condensed Consolidating Statement of Operations
For the Period from January 1, 2002 through October 16, 2002

                                                                             NON-                      ADJUSTMENTS     DLJ BRAND
                                               BRAND        GUARANTOR     GUARANTOR      DLJ BRAND         AND       HOLDINGS, INC.
                                           SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES  HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                           --------------  ------------  ------------  --------------  ------------  --------------
Revenue:
   Labor                                     $     453      $ 212,715     $   9,597              -      $    (453)     $ 222,312
   Equipment rental                                  -         56,741         3,210              -              -         59,951
   Equipment sales                                   -         10,131           175              -         (2,096)         8,210
   Intercompany revenue                         14,728             33             -              -        (14,761)             -
                                             ---------      ---------     ---------      ---------      ---------      ---------
      Total revenues                            15,181        279,620        12,982              -        (17,310)       290,473
                                             ---------      ---------     ---------      ---------      ---------      ---------
Operating expenses:
   Labor                                             -        171,624         8,408              -           (453)       179,579
   Equipment rental                             14,972          3,167         2,271              -              -         20,410
   Equipment sales                                   -          8,071           131              -         (2,747)         5,455
   Divisional operating expenses                    30         12,671           335              -              -         13,036
   Intercompany operating expenses                   -         14,728            33              -        (14,761)             -
                                             ---------      ---------     ---------      ---------      ---------      ---------
      Total operating expenses                  15,002        210,261        11,178              -        (17,961)       218,480
                                             ---------      ---------     ---------      ---------      ---------      ---------
      Gross profit                                 179         69,359         1,804              -            651         71,993
Selling and administrative expenses             11,284         20,441           777              -              -         32,502
Non-cash compensation                            2,479              -             -             12              -          2,491
Transaction expenses                             5,297              -             -              -              -          5,297
                                             ---------      ---------     ---------      ---------      ---------      ---------
      Operating income                         (18,881)        48,918         1,027            (12)           651         31,703
Interest expense                                13,727              1             -          1,812            (15)        15,525
Interest income                                   (148)            (1)          (17)             -             15           (151)
Equity in loss (income) of subsidiaries              -              -             -         (7,867)         7,867              -
Accretion of preferred stock dividends of
      subsidiary                                 6,576              -             -              -              -          6,576
                                             ---------      ---------     ---------      ---------      ---------      ---------

      Income (loss) before provision for
         income tax                            (39,036)        48,918         1,044          6,043         (7,216)         9,753

Provision (benefit) for income tax             (16,314)        19,567           457         (2,375)             -          1,335
                                             ---------      ---------     ---------      ---------      ---------      ---------

      Net income (loss)                      $ (22,722)     $  29,351     $     587      $   8,418      $  (7,216)     $   8,418
                                             =========      =========     =========      =========      =========      =========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DLJ Brand Holdings, Inc. (Predecessor)
Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2001

                                                                             NON-                      ADJUSTMENTS     DLJ BRAND
                                               BRAND        GUARANTOR     GUARANTOR      DLJ BRAND         AND       HOLDINGS, INC.
                                           SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES  HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                           --------------  ------------  ------------  --------------  ------------  --------------
Revenue:
  Labor                                      $   1,408      $ 228,525     $  12,742      $      --      $ (16,576)     $ 226,099
  Equipment rental                                  --         64,657         3,477             --             (4)        68,130
  Equipment sales                                   --         13,417            80             --         (2,637)        10,860
  Intercompany revenue                          18,494             78            --             --        (18,572)            --
                                             ---------      ---------     ---------      ---------      ---------      ---------
      Total revenues                            19,902        306,677        16,299             --        (37,789)       305,089
                                             ---------      ---------     ---------      ---------      ---------      ---------
Operating expenses:
  Labor                                                       187,497        11,470             --        (16,295)       182,672
  Equipment rental                              19,841          3,530         2,675             --             (4)        26,042
  Equipment sales                                   --         10,041            52             --         (3,240)         6,853
  Divisional operating expenses                     57         16,353           315             --             --         16,725
  Intercompany operating expenses                   --         16,748            --             --        (16,748)            --
                                             ---------      ---------     ---------      ---------      ---------      ---------
      Total operating expenses                  19,898        234,169        14,512             --        (36,287)       232,292
                                             ---------      ---------     ---------      ---------      ---------      ---------
      Gross profit                                   4         72,508         1,787             --         (1,502)        72,797
Selling and administrative expenses             17,004         25,007           762             12             --         42,785
Intercompany selling and
  administrative expenses                           --             --         1,824             --         (1,824)            --
                                             ---------      ---------     ---------      ---------      ---------      ---------
      Operating income                         (17,000)        47,501          (799)           (12)           322         30,012
Interest expense                                20,567              6           224          1,953             --         22,750
Interest income                                   (609)            --            --             --             --           (609)
Equity in loss (income) of subsidiaries             --             --            --         (2,528)         2,528             --
Accretion of preferred stock dividends of
  subsidiary                                     7,308             --            --             --             --          7,308
                                             ---------      ---------     ---------      ---------      ---------      ---------

      Income (loss) before provision
        for income tax                         (44,266)        47,495        (1,023)           563         (2,206)           563

Provision (benefit) for income tax             (18,558)        18,998          (440)            --             --             --
                                             ---------      ---------     ---------      ---------      ---------      ---------

      Net income (loss)                      $ (25,708)     $  28,497     $    (583)     $     563      $  (2,206)     $     563
                                             =========      =========     =========      =========      =========      =========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DLJ Brand Holdings, Inc. (Predecessor)
Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2000

                                                                             NON-                      ADJUSTMENTS     DLJ BRAND
                                               BRAND        GUARANTOR     GUARANTOR      DLJ BRAND         AND       HOLDINGS, INC.
                                           SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES  HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                           --------------  ------------  ------------  --------------  ------------  --------------
Revenue:
  Labor                                      $     294      $ 180,930     $   9,256      $              $    (589)     $ 189,891
  Equipment rental                                  --         63,595         3,758             --           (293)        67,060
  Equipment sales                                  412          6,562           141             --             --          7,115
  Intercompany revenue                           1,312             62            --             --         (1,374)            --
                                             ---------      ---------     ---------      ---------      ---------      ---------
      Total revenues                             2,018        251,149        13,155             --         (2,256)       264,066
                                             ---------      ---------     ---------      ---------      ---------      ---------
Operating expenses:
  Labor                                             --        147,521         8,032             --           (472)       155,081
  Equipment rental                              20,301          6,377         1,027             --           (293)        27,412
  Equipment sales                                   24          4,710            93             --             --          4,827
  Divisional operating expenses                     35         16,053           281             --             --         16,369
  Intercompany operating expenses                  117             --            --             --           (117)            --
                                             ---------      ---------     ---------      ---------      ---------      ---------
      Total operating expenses                  20,477        174,661         9,433             --           (882)       203,689
                                             ---------      ---------     ---------      ---------      ---------      ---------
      Gross profit                             (18,459)        76,488         3,722             --         (1,374)        60,377
Selling and administrative expenses             10,139         28,174           929             12             --         39,254
Intercompany selling and administrative
  expenses                                          --             --         1,374             --         (1,374)            --
                                             ---------      ---------     ---------      ---------      ---------      ---------
      Operating income                         (28,598)        48,314         1,419            (12)            --         21,123
Interest expense                                20,457             31            --          1,638            (74)        22,052
Interest income                                    (95)                         (74)            --             74            (95)
Equity in loss (income) of subsidiaries             --             --            --          5,522         (5,522)            --
Accretion of preferred stock dividends of
  subsidiary                                     6,338             --            --             --             --          6,338
                                             ---------      ---------     ---------      ---------      ---------      ---------

      Income (loss) before provision for
        income tax                             (55,298)        48,283         1,493         (7,172)         5,522         (7,172)
                                             ---------      ---------     ---------      ---------      ---------      ---------

Provision (benefit) for income tax             (19,979)        19,313           666             --             --             --
                                             ---------      ---------     ---------      ---------      ---------      ---------

      Net income (loss)                      $ (35,319)     $  28,970     $     827      $  (7,172)     $   5,522      $  (7,172)
                                             =========      =========     =========      =========      =========      =========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Brand Intermediate Holdings, Inc.
Condensed Consolidating Statement of Cash Flows
For the Period from October 17, 2002 through December 31, 2002

                                                                                                                         BRAND
                                                                             NON-           BRAND      ADJUSTMENTS    INTERMEDIATE
                                               BRAND        GUARANTOR     GUARANTOR     INTERMEDIATE       AND       HOLDINGS, INC.
                                           SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES  HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                           --------------  ------------  ------------  --------------  ------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by operating activities    $   6,103      $   1,238     $     947      $              $     161      $   8,449
                                             ---------      ---------     ---------      ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment             (2,378)        (1,238)          (92)             -              -         (3,708)
Proceeds from sales of property and
  equipment                                        460              -             -              -              -            460
Payments for acquisitions                     (524,400)             -             -              -              -       (524,400)
                                             ---------      ---------     ---------      ---------      ---------      ---------
Net cash used for investing activities        (526,318)        (1,238)          (92)             -              -       (527,648)
                                             ---------      ---------     ---------      ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments on capital lease obligations             (804)             -             -              -              -           (804)
Proceeds from long-term debt                   310,097              -             -              -              -        310,097
Payment of deferred financing fees             (12,659)             -             -              -              -        (12,659)
Capital contribution from the LLC              223,498              -             -              -              -        223,498
                                             ---------      ---------     ---------      ---------      ---------      ---------
Net cash provided by (used for) financing
  activities                                   520,132              -             -              -              -        520,132
                                             ---------      ---------     ---------      ---------      ---------      ---------

INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                      (83)             -           855              -            161            933

CASH AND CASH EQUIVALENTS, beginning of
  period                                         4,014              -           625              -           (755)         3,884
                                             ---------      ---------     ---------      ---------      ---------      ---------

CASH AND CASH EQUIVALENTS, end of period     $   3,931      $       -     $   1,480      $       -      $    (594)     $   4,817
                                             =========      =========     =========      =========      =========      =========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DLJ Brand Holdings, Inc. (Predecessor)
Condensed Consolidating Statement of Cash Flows
For the Period from January 1, 2002 through October 16, 2002

                                                                             NON-                      ADJUSTMENTS     DLJ BRAND
                                               BRAND        GUARANTOR     GUARANTOR      DLJ BRAND         AND       HOLDINGS, INC.
                                           SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES  HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                           --------------  ------------  ------------  --------------  ------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by operating activities    $ 36,576        $    787      $   (574)      $      -       $   (570)      $ 36,219
                                             --------        --------      --------       --------       --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment           (11,176)           (787)         (858)             -              -        (12,821)
Proceeds from sale of property and
  equipment                                     2,639               -             -              -              -          2,639
Investment in subsidiaries                         67               -             -            (67)             -              -

                                             --------        --------      --------       --------       --------       --------
Net cash used for investing activities         (8,470)           (787)         (858)           (67)             -        (10,182)
                                             --------        --------      --------       --------       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments of long-term debt                    (33,475)              -             -              -              -        (33,475)
Payments on capital lease obligations          (1,405)              -             -              -              -         (1,405)
Exercise of stock options                           -               -             -             67              -             67

                                             --------        --------      --------       --------       --------       --------
Net cash provided by (used for) financing
  activities                                  (34,880)              -             -             67              -        (34,813)
                                             --------        --------      --------       --------       --------       --------

INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                  (6,774)              -        (1,432)             -           (570)        (8,776)

CASH AND CASH EQUIVALENTS, beginning of
  period                                       10,788               -         2,057              -           (185)        12,660
                                             --------        --------      --------       --------       --------       --------

CASH AND CASH EQUIVALENTS, end of period     $  4,014        $      -      $    625       $      -       $   (755)      $  3,884
                                             ========        ========      ========       ========       ========       ========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DLJ Brand Holdings, Inc. (Predecessor)
Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2001

                                                                             NON-                      ADJUSTMENTS     DLJ BRAND
                                               BRAND        GUARANTOR     GUARANTOR      DLJ BRAND         AND       HOLDINGS, INC.
                                           SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES  HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                           --------------  ------------  ------------  --------------  ------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by operating activities     $ 25,338       $  3,087      $  1,065        $     --      $    (49)      $ 29,441
                                              --------       --------      --------        --------      --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment            (16,252)        (3,087)         (296)             --            --        (19,635)
Proceeds from sale of property and
  equipment                                      2,871             --            --              --            --          2,871
Payments for acquisitions                       (3,800)            --            --              --            --         (3,800)
Investment in subsidiaries                          40             --            --             (40)           --             --

                                              --------       --------      --------        --------      --------       --------
Net cash used for investing activities         (17,141)        (3,087)         (296)            (40)           --        (20,564)
                                              --------       --------      --------        --------      --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from long-term debt                    15,000             --            --              --            --         15,000
Payments of long-term debt                      (8,912)            --            --              --            --         (8,912)
Exercise of stock options                           --             --            --              40            --             40
(Payments)  borrowings on revolving loans       (4,125)            --            --              --            --         (4,125)
Payments on capital lease obligations           (1,359)            --            --              --            --         (1,359)

                                              --------       --------      --------        --------      --------       --------
Net cash provided by (used for) financing
  activities                                       604             --                           40             --            644
                                              --------       --------      --------        --------      --------       --------

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                      8,801             --           769              --           (49)         9,521

CASH AND CASH EQUIVALENTS, beginning of
  period                                         1,987             --         1,288              --          (136)         3,139
                                              --------       --------      --------        --------      --------       --------

CASH AND CASH EQUIVALENTS, end of period      $ 10,788             --      $  2,057        $     --      $   (185)      $ 12,660
                                              ========       ========      ========        ========      ========       ========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DLJ Brand Holdings, Inc. (Predecessor)
Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2000

                                                                             NON-        DLJ BRAND     ADJUSTMENTS     DLJ BRAND
                                               BRAND        GUARANTOR     GUARANTOR      HOLDINGS,         AND       HOLDINGS, INC.
                                           SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES       INC.       ELIMINATIONS   CONSOLIDATED
                                           --------------  ------------  ------------    ----------    ------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by operating activities     $ 13,790       $  4,627      $   (245)      $     --       $  1,322       $ 19,494
                                              --------       --------      --------       --------       --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment            (27,438)        (4,648)         (148)            --             --        (32,234)
Proceeds from sales of property and
  equipment                                      3,672             --            --             --             --          3,672
Payments for acquisitions                      (10,955)            --            --             --             --        (10,955)
Investment in subsidiaries                         354             --            --           (354)            --             --

                                              --------       --------      --------       --------       --------       --------
Net cash used for investing activities         (34,367)        (4,648)         (148)          (354)            --        (39,517)
                                              --------       --------      --------       --------       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from long-term debt                    30,000             --            --             --             --         30,000
Payments of long-term debt                      (6,175)            --            --             --             --         (6,175)
Exercise of stock options                           --             --            --            354             --            354
(Payments)  borrowings on revolving loans          165             --            --             --             --            165
Payments on capital lease obligations           (1,426)            --            --             --             --         (1,426)

                                              --------       --------      --------       --------       --------       --------
Net cash provided by (used for) financing
  activities                                    22,564             --            --            354             --         22,918
                                              --------       --------      --------       --------       --------       --------

INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                    1,987            (21)         (393)            --          1,322          2,895

CASH AND CASH EQUIVALENTS, beginning of
  period                                            --             21         1,681             --         (1,458)           244
                                              --------       --------      --------       --------       --------       --------

CASH AND CASH EQUIVALENTS, end of period      $  1,987       $     --      $  1,288       $     --       $   (136)      $  3,139
                                              ========       ========      ========       ========       ========       ========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                                 (In thousands)
                                   (Unaudited)

                                                DLJ Brand               Brand              DLJ Brand              Brand
                                              Holdings, Inc.        Intermediate        Holdings, Inc.         Intermediate
                                              (Predecessor)        Holdings, Inc.        (Predecessor)        Holdings, Inc.
                                              --------------       --------------       --------------        --------------
                                              For the Three Months Ended June 30          For the Six Months Ended June 30
                                              -----------------------------------       ------------------------------------
                                                   2002                 2003                 2002                  2003
                                              --------------       --------------       --------------        --------------
Revenues:
   Labor                                        $   67,926            $ 68,244             $140,779              $145,320
   Equipment rental                                 18,571              18,684               37,980                37,931
   Equipment sales                                   2,597               1,526                5,361                 3,432
                                                ----------            --------             --------              --------
      Total revenues                                89,094            $ 88,454              184,120               186,683
Operating expenses:
   Labor                                            53,874              55,915              112,699               119,296
   Equipment rental                                  6,800              10,037               12,782                20,021
   Equipment sales                                   1,771               1,081                3,570                 2,324
   Divisional operating expenses                     4,124               4,025                8,245                 8,114
                                                ----------            --------             --------              --------
      Total operating expenses                      66,569              71,058              137,296               149,755
                                                ----------            --------             --------              --------
   Gross profit                                     22,525              17,396               46,824                36,928
Selling and administrative expenses                 10,063              11,638               19,649                23,069
Non-cash compensation expense                        2,491                   -                2,491                     -
                                                ----------            --------             --------              --------
   Operating income                                  9,971               5,758               24,684                13,859
Interest expense                                     5,060               8,187               10,046                16,142
Interest income                                        (39)                (62)                (100)                 (105)
Accretion of preferred stock
      dividends of subsidiary                        2,068                   -                4,063                     -
                                                ----------            --------             --------              --------
   Income before provision (benefit) for
      income tax                                     2,882              (2,367)              10,675                (2,178)
Income tax provision (benefit)                       2,321                (816)                 335                  (740)
                                                ----------            --------             --------              --------
   Net income                                    $      561            $ (1,551)            $ 10,340              $ (1,438)
                                                ==========            ========             ========              ========

     The accompanying notes to the consolidated financial statements are an integral part of the consolidated financial statements.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                 (In thousands)

                                                                           December 31,        June 30, 2003
                                                                               2002             (unaudited)
                                                                           ------------        -------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                   $  4,817            $ 23,320
  Trade accounts receivable, net of allowance for doubtful
     accounts of  $1,326 in 2002 and $1,390 in 2003                             58,463              51,796
  Accrued revenue                                                                3,379               2,453
  Notes receivable                                                                 679                 716
  Other current assets                                                          12,441              10,055
                                                                              --------            --------

      Total current assets                                                      79,779              88,340
                                                                              --------            --------

PROPERTY AND EQUIPMENT:
  Land                                                                           1,161               1,220
  Buildings and leasehold improvements                                           3,120               3,375
  Vehicles and other equipment                                                  23,336              25,151
  Scaffolding equipment                                                        179,221             184,604
                                                                              --------            --------

      Total property and equipment, at cost                                    206,838             214,350
  Less-Accumulated depreciation and amortization                                 7,553              26,353
                                                                              --------            --------

      Total property and equipment, net                                        199,285             187,997
                                                                              --------            --------

GOODWILL                                                                       247,891             248,239

CUSTOMER RELATIONSHIPS                                                          52,777              50,531

OTHER ASSETS AND INTANGIBLES                                                    26,006              25,530
                                                                              --------            --------

           TOTAL ASSETS                                                       $605,738            $600,637
                                                                              ========            ========

                          (Continued on following page)

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                (In thousands except share and per share amounts)


                                                                                                            June 30,
                                                                                     December 31,             2003
                                                                                         2002              (unaudited)
                                                                                     -------------         -----------
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt                                                   $  1,300           $  1,300
  Notes payable and capital lease obligations, current portion                              1,883              1,170
  Accounts payable and accrued expenses                                                    39,278             31,892
  Deferred revenue                                                                          1,468              1,880
                                                                                         --------           --------

      Total current liabilities                                                            43,929             36,242
                                                                                         --------           --------

LONG-TERM DEBT                                                                            306,432            308,238
                                                                                         --------           --------

NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS                                                   825                495
                                                                                         --------           --------

DEFERRED INCOME TAXES                                                                      32,759             32,448
                                                                                         --------           --------

STOCKHOLDER'S EQUITY:
  Common stock, $0.01 par value, 1,000 shares authorized, issued and
      outstanding                                                                               -                  -
  Paid-in capital                                                                         223,498            224,212
  Cumulative translation adjustment                                                           140              2,285
  Accumulated deficit                                                                      (1,845)            (3,283)
                                                                                         --------           --------

           Total stockholder's equity                                                     221,793            223,214
                                                                                         --------           --------

           Total liabilities and stockholder's equity                                    $605,738           $600,637
                                                                                         ========           ========

The accompanying notes to the consolidated financial statements are an integral part of the consolidated balance sheets.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                 (In thousands)

                                   (Unaudited)

                                                            DLJ Brand              Brand
                                                          Holdings, Inc.        Intermediate
                                                          (Predecessor)        Holdings, Inc.
                                                          --------------       --------------
                                                           For the Six Months Ended June 30
                                                          -----------------------------------
                                                               2002                 2003
                                                          --------------       --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                $ 10,340             $ (1,438)
   Adjustments to reconcile net income to net
   cash from operating activities:
     Depreciation and amortization                             11,224               21,297
     Deferred income taxes                                       (323)                (740)
     Non-cash interest                                          1,387                2,944
     Non-cash compensation                                      2,491                    -
     Preferred stock dividends of subsidiary                    4,063                    -
     Gain on sale of scaffolding equipment                       (638)                (368)
   Changes in operating assets and liabilities:
     Trade accounts receivable, net                            (2,825)               6,667
     Accrued revenue                                             (582)                 926
     Notes receivable                                            (245)                (152)
     Other current assets                                      (1,807)               2,386
     Accounts payable and accrued expenses                       (817)              (6,672)
     Deferred revenue                                            (256)                 412
     Other                                                       (140)                 156
                                                             --------             --------
         Net cash flows from operating activities              21,872               25,418
                                                             --------             --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                          (7,569)              (6,018)
   Proceeds from sales of property and equipment                1,366                  796
                                                             --------             --------
        Net cash flows from investing activities               (6,203)              (5,222)
                                                             --------             --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term debt                                (23,250)                (650)
  Redemptions and exercises of parent company stock, net           67                    -

  Payments on capital lease obligations                          (690)              (1,043)
                                                             --------             --------
        Net cash flows from financing activities              (23,873)              (1,693)
                                                             --------             --------

NET INCREASE (DECREASE) IN CASH
     AND CASH EQUIVALENTS                                      (8,204)              18,503

CASH AND CASH EQUIVALENTS,
     beginning of  period                                      12,660                4,817
                                                             --------             --------
CASH AND CASH EQUIVALENTS, end of
     period                                                  $  4,456             $ 23,320
                                                             ========             ========

                          (Continued on following page)

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                 (In thousands)

                                   (Unaudited)

                                                             DLJ Brand              Brand
                                                           Holdings, Inc.        Intermediate
                                                           (Predecessor)        Holdings, Inc.
                                                           --------------       --------------
                                                             For the Six Months Ended June 30
                                                           -----------------------------------
                                                                2002                 2003
                                                           --------------       --------------
SUPPLEMENTAL CASH FLOW DISCLOSURES:

   Interest paid                                              $ 8,132             $ 15,749

NON-CASH TRANSACTIONS:

   Accrued bonuses contributed to capital in exchange
   for equity                                                 $     -             $    714


The accompanying notes to the consolidated financial statements are an integral part of the consolidated financial statements.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

                                   (Unaudited)

The financial statements included herein for the periods ended June 30, 2002 and 2003 have been prepared by the Company without audit. In the opinion of management, all adjustments have been made which are of a normal recurring nature necessary to present fairly the Company's financial position as of June 30, 2003, and the results of operations and cash flows for the three months and six months ended June 30, 2002 and 2003. Certain information and footnote disclosures have been condensed or omitted for these periods. The results for interim periods are not necessarily indicative of results for the entire year. Reference is made to the notes to the consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

1.       Organization and Business

Brand Intermediate Holdings, Inc. and its subsidiaries ("Brand") are 100% owned by Brand Holdings LLC (the "LLC"). As of June 30, 2003, the voting equity interests of the LLC are owned 75.1% by J.P. Morgan Partners and its affiliates ("JPMP") and 24.9% by other equity investors on a fully diluted basis. Brand Services, Inc. is a wholly owned subsidiary of Brand Intermediate Holdings, Inc. All references to "the Company", "we", "us", or "our" mean Brand Intermediate Holdings, Inc. and its subsidiaries.

Prior to October 16, 2002, Brand Services, Inc. was a wholly owned subsidiary of DLJ Brand Holdings, Inc. ("DLJ Brand" or the "Predecessor" company). On October 16, 2002, DLJ Brand merged with Brand Acquisition Corp., which was a wholly-owned subsidiary of the LLC, and was renamed Brand Intermediate Holdings, Inc. The preceding events are referred to as the "Transaction".

The information as of December 31, 2002 and for the three months and six months ended June 30, 2003 may not be directly comparable to the information provided related to the Predecessor company as a result of the effect of the revaluation of assets and liabilities to their estimated fair market values in accordance with the application of purchase accounting pursuant to Statement of Financial Accounting Standards No. 141, "Business Combinations."

The Company operates in one segment and provides scaffolding services primarily to refining, petrochemical, chemical, utility and pulp and paper industries, and to a lesser extent general commercial clients. Scaffolding services are typically provided in connection with periodic, routine maintenance of refineries, chemical plants and utilities, as well as for new construction and renovation projects. The Company provides personnel to erect and dismantle scaffolding structures, transport scaffolding to project sites and supervise and manage such activities. In addition, the Company rents and occasionally sells scaffolding that is classified as property and equipment on the consolidated balance sheets. The Company maintains a substantial inventory of scaffolding in the United States and Canada.

2.       Summary of Significant Accounting Policies

The accompanying financial statements are prepared on a consolidated basis and include those assets, liabilities, revenues and expenses directly attributable to the operations of the Company. All significant intercompany balances and transactions have been eliminated.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.       Accrued Revenue

Accrued revenue represents work performed which either due to contract stipulations or lacking contractual documentation requirements, could not be billed. Substantially all unbilled amounts are expected to be billed and collected within one year.

4.       Debt and Borrowing Arrangements

At December 31, 2002 and June 30, 2003, long-term debt consisted of the following (in thousands):

                                                          December 31,       June 30, 2003
                                                             2002             (unaudited)
                                                          ------------       -------------
Credit Facility, due 2009                                  $ 130,000           $ 129,350
12% Senior Subordinated Notes, due 2012                      150,000             150,000
13% Intermediate Subordinated Notes, due 2013                 35,962              38,220
                                                           ---------           ---------
                                                             315,962             317,570
Less
     Current portion                                           1,300               1,300
     Unamortized discount                                      8,230               8,032
                                                           ---------           ---------
                                                           $ 306,432           $ 308,238
                                                           =========           =========

For the three months and six months ended June 30, 2002, the weighted-average interest rate of loans outstanding under the Old Credit Facility was 5.8% and 5.8%, respectively. For the three months and six months ended June 30, 2003, the weighted-average interest rate of loans outstanding under the Credit Facility was 5.3% and 5.4%, respectively.

5.       Deferred Revenue

Deferred revenue represents amounts collected from customers at a faster rate than work was performed on these contracts. Substantially all of the costs related to these amounts will be incurred within one year.

6.       Commitments and Contingencies

In the ordinary course of conducting its business, the Company becomes involved in various pending claims and lawsuits. These primarily relate to employee matters. The outcome of these matters is not presently determinable. However, in the opinion of management, based on the advice of legal counsel, the resolution of these matters is not anticipated to have a material adverse effect on the financial position or results of operations of the Company.

7.       Comprehensive Income

For the three months ended June 30, 2002 and 2003, comprehensive income (loss) was $1.0 million and $(0.3) million, respectively. For the six months ended June 30, 2002 and 2003, comprehensive income was $9.5 million and $0.7 million, respectively.

8.       Income Taxes

For the six months ended June 30, 2002, the Company reduced the valuation allowance on deferred tax assets by $7.6 million and recorded an income tax provision of $7.9 million. During the three months ended March 31, 2002, the valuation allowance on deferred tax assets was reduced to $0 as the Company determined that it was more likely than not that all deferred tax assets would be realized based upon current operating results and anticipated operating results for future periods. For the six months ended June 30, 2003, the effective tax rate benefit of 34% is less than the federal statutory rate of 35% primarily due to permanent tax items for the six months ended June 30, 2003. The following table provides a summary of the provision (benefit) for income taxes for the three months and six months ended June 30, 2002 and 2003:

                                Three Months Ended                                    Six Months Ended
                                  June 30, 2002            Three Months Ended           June 30, 2002          Six Months Ended
                                   (unaudited)               June 30, 2003               (unaudited)            June 30, 2003
                                  (Predecessor)               (unaudited)               (Predecessor)            (unaudited)
                                ------------------         ------------------         -----------------        ----------------
Deferred (benefit)
provision                          $     2,321                  $    (816)                 $  7,937               $     (740)
Reduction of valuation
allowance                                    -                          -                    (7,602)                       -
                                   -----------                  ---------                  --------               ----------
   Provision (benefit)
   for income taxes                $     2,321                  $    (816)                 $    335               $     (740)
                                   ===========                  =========                  ========               ==========

9.       The Transaction

On October 16, 2002, the LLC acquired 100% of DLJ Brand in a stock transaction accounted for as a business combination using the purchase method of accounting. The total amount of consideration paid in the Transaction, including the payment of transaction costs incurred by the buyer, was approximately $524.4 million. The financial statements of Brand Intermediate Holdings, Inc. have been prepared utilizing push-down accounting reflecting the LLC's cost of the acquisition. In connection with the Transaction, the LLC made a capital contribution to Brand Intermediate Holdings, Inc. in the amount of $223,498. The following unaudited pro forma results of operations assume that the Transaction occurred on January 1, 2002:

                                                                               For the six months ended
                                                For the three months ended           June 30, 2002
                                                June 30, 2002 (unaudited)             (unaudited)
                                                --------------------------     ------------------------
Total revenues                                          $ 89,094                       $ 184,120
Pretax income                                             (6,038)                         (3,936)
Net income                                                (3,623)                         (2,362)

10.      New Accounting Standards

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The disclosure requirements in the Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. FASB Interpretation 45 was implemented in the fourth quarter 2002. The adoption of this FASB Interpretation did not have a material impact on the consolidated financial statements and disclosures of the Company.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of FASB Statement No. 123." This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of Statement 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 was adopted by the Company on January 1, 2003, with no material impact on the results of operations of the Company.

11.       Supplemental Consolidating Information

The 12% Senior Notes, which are an obligation of Brand Services, Inc. are fully and unconditionally guaranteed on a senior subordinated, joint, and several basis by the other domestic subsidiaries of Brand Intermediate Holdings (which are all 100% owned by Brand Intermediate Holdings) and by Brand Intermediate Holdings, Inc. Supplemental consolidating information of Brand Intermediate Holdings, Inc., Brand Services, Inc., the guarantor subsidiaries, and its foreign non-guarantor subsidiaries is presented below. Investments in subsidiaries are presented on the equity method of accounting. Separate financial statements are not provided because management has concluded that the summarized financial information below provides sufficient information to allow investors to separately determine the nature of the assets held by and the operations of the guarantor and non-guarantor subsidiaries.

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Brand Intermediate Holdings, Inc.
Condensed Consolidating Balance Sheet
December 31, 2002

                                                                                          BRAND                          BRAND
                                                                                       INTERMEDIATE   ADJUSTMENTS     INTERMEDIATE
                                             BRAND        GUARANTOR    NON-GUARANTOR     HOLDINGS,        AND        HOLDINGS, INC.
                                         SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES        INC.       ELIMINATIONS    CONSOLIDATED
                                         --------------  ------------  -------------   ------------  -------------   --------------
                ASSETS
Current Assets:
   Cash and cash equivalents               $   3,931       $      -      $  1,480       $       -     $     (594)       $   4,817
   Trade accounts receivable                       -         57,044         1,419               -              -           58,463
   Accrued revenue                                 -          3,370             9               -              -            3,379
   Notes receivable, current portion             293            386             -               -              -              679
   Other current assets                        4,302          8,044           783               -           (688)          12,441
   Due from affiliates                        78,319          1,372           218               -        (79,909)               -
                                           ---------       --------      --------       ---------     ----------        ---------
          Total current assets                86,845         70,216         3,909               -        (81,191)          79,779
                                           ---------       --------      --------       ---------     ----------        ---------
Property and Equipment:
   Land                                            -            843           318               -              -            1,161
   Buildings and leasehold improvements           11          2,791           318               -              -            3,120
   Vehicles and other equipment                5,972         14,174         3,190               -              -           23,336
   Scaffolding equipment                     167,864              -        11,357               -              -          179,221
                                           ---------       --------      --------       ---------     ----------        ---------
          Total property and equipment,
          at cost                            173,847         17,808        15,183               -              -          206,838
   Less accumulated depreciation and
   amortization                                5,258          1,335           960               -              -            7,553
                                           ---------       --------      --------       ---------     ----------        ---------
          Total property and equipment,
          net                                168,589         16,473        14,223               -              -          199,285
                                           ---------       --------      --------       ---------     ----------        ---------
Due from affiliates                            9,750              -             -          36,020        (45,770)               -
                                           ---------       --------      --------       ---------     ----------        ---------
Deferred tax asset                                 -              -             -           2,375         (2,375)               -
                                           ---------       --------      --------       ---------     ----------        ---------
Investment in subsidiaries                         -              -             -         214,314       (214,314)               -
                                           ---------       --------      --------       ---------     ----------        ---------
Goodwill                                     247,891              -             -               -              -          247,891
                                           ---------       --------      --------       ---------     ----------        ---------
Customer relationships                        52,777              -             -               -              -           52,777
                                           ---------       --------      --------       ---------     ----------        ---------
Intangibles and other assets                  25,023              -             -             983              -           26,006
                                           ---------       --------      --------       ---------     ----------        ---------
          Total assets                     $ 590,875       $ 86,689      $ 18,132       $ 253,692     $ (343,650)       $ 605,738
                                           =========       ========      ========       =========     ==========        =========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Brand Intermediate Holdings, Inc.
Condensed Consolidating Balance Sheet
December 31, 2002 (continued)

                                                                                                                          BRAND
                                                                                          BRAND        ADJUSTMENTS     INTERMEDIATE
                                             BRAND        GUARANTOR     NON-GUARANTOR  INTERMEDIATE        AND        HOLDINGS, INC.
                                         SERVICES, INC.  SUBSIDIARIES   SUBSIDIARIES   HOLDINGS, INC.  ELIMINATIONS    CONSOLIDATED
                                         --------------  ------------   -------------  --------------  ------------   --------------
LIABILITIES AND STOCKHOLDER'S EQUITY
(DEFICIT)
Current Liabilities:
   Current maturities of long-term debt    $   1,300       $      -        $      -      $       -      $        -      $   1,300
   Notes payable and capital lease
   obligations, current portion                1,883              -               -              -               -          1,883
   Accounts payable and accrued expenses      31,883          8,340             337              -          (1,282)        39,278
   Deferred revenue                              300          1,164               4              -               -          1,468
   Due to affiliates                           1,372         72,795           5,742              -         (79,909)             -
                                           ---------       --------        --------      ---------      ----------      ---------
          Total current liabilities           36,738         82,299           6,083              -         (81,191)        43,929
                                           ---------       --------        --------      ---------      ----------      ---------
Long-term debt                               274,533              -               -         31,899               -        306,432
                                           ---------       --------        --------      ---------      ----------      ---------
Notes payable and capital lease
obligations                                      825              -               -              -               -            825
                                           ---------       --------        --------      ---------      ----------      ---------
Deferred income taxes                         31,807              -           3,327              -          (2,375)        32,759
                                           ---------       --------        --------      ---------      ----------      ---------
Due to affiliates                             36,020              -           9,750              -         (45,770)             -
                                           ---------       --------        --------      ---------      ----------      ---------

Total stockholder's equity (deficit)         210,952          4,390          (1,028)       221,793        (214,314)       221,793
                                           ---------       --------        --------      ---------      ----------      ---------
Total liabilities and stockholder's
equity (deficit)                           $ 590,875       $ 86,689        $ 18,132      $ 253,692      $ (343,650)     $ 605,738
                                           =========       ========        ========      =========      ==========      =========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Brand Intermediate Holdings, Inc.
Condensed Consolidating Balance Sheet
June 30, 2003

                                                          BRAND        GUARANTOR    NON-GUARANTOR
                                                      SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES
                                                      --------------  ------------  -------------
                    ASSETS
Current Assets:
    Cash and cash equivalents                            $  22,729      $      -      $     644
    Trade accounts receivable                                    -        49,503          2,293
    Accrued revenue                                              -         2,267            186
    Notes receivable, current portion                           21           695              -
    Other current assets                                     2,082         7,859          1,491
    Due from affiliates                                     52,874         1,434            393
                                                         ---------      --------      ---------
               Total current assets                         77,706        61,758          5,007
                                                         ---------      --------      ---------
Property and Equipment:
    Land                                                         -           849            371
    Buildings and leasehold improvements                        11         2,985            379
    Vehicles and other equipment                             6,223        15,166          3,762
    Scaffolding equipment                                  171,279             -         13,325
                                                         ---------      --------      ---------
               Total property and equipment, at cost       177,513        19,000         17,837
    Less accumulated depreciation and amortization          16,638         5,379          4,336
                                                         ---------      --------      ---------
               Total property and equipment, net           160,875        13,621         13,501
                                                         ---------      --------      ---------
Due from affiliates                                          9,750             -              -
                                                         ---------      --------      ---------
Deferred tax asset                                               -             -              -
                                                         ---------      --------      ---------
Investment in subsidiaries                                       -             -              -
                                                         ---------      --------      ---------
Goodwill                                                   248,239             -              -
                                                         ---------      --------      ---------
Customer relationships                                      50,531             -              -
                                                         ---------      --------      ---------
Intangibles and other assets                                24,439           114              -
                                                         ---------      --------      ---------
               Total assets                              $ 571,540      $ 75,493      $  18,508
                                                         =========      ========      =========

                                                         BRAND                        BRAND
                                                      INTERMEDIATE  ADJUSTMENTS    INTERMEDIATE
                                                        HOLDINGS,       AND       HOLDINGS, INC.
                                                          INC.      ELIMINATIONS   CONSOLIDATED
                                                      ------------  ------------  --------------
                         ASSETS
Current Assets:
    Cash and cash equivalents                           $       -    $      (53)    $  23,320
    Trade accounts receivable                                   -             -        51,796
    Accrued revenue                                             -             -         2,453
    Notes receivable, current portion                           -             -           716
    Other current assets                                        -        (1,377)       10,055
    Due from affiliates                                         -       (54,701)            -
                                                        ---------    ----------     ---------
               Total current assets                             -       (56,131)       88,340
                                                        ---------    ----------     ---------
Property and Equipment:
    Land                                                        -             -         1,220
    Buildings and leasehold improvements                        -             -         3,375
    Vehicles and other equipment                                -             -        25,151
    Scaffolding equipment                                       -             -       184,604
                                                        ---------    ----------     ---------
               Total property and equipment, at cost            -             -       214,350
    Less accumulated depreciation and amortization              -             -        26,353
                                                        ---------    ----------     ---------
               Total property and equipment, net                -             -       187,997
                                                        ---------    ----------     ---------
Due from affiliates                                        38,366       (48,116)            -
                                                        ---------    ----------     ---------
Deferred tax asset                                          2,375        (2,375)            -
                                                        ---------    ----------     ---------
Investment in subsidiaries                                215,735      (215,735)            -
                                                        ---------    ----------     ---------
Goodwill                                                        -             -       248,239
                                                        ---------    ----------     ---------
Customer relationships                                          -             -        50,531
                                                        ---------    ----------     ---------
Intangibles and other assets                                  977             -        25,530
                                                        ---------    ----------     ---------
               Total assets                             $ 257,453    $ (322,357)    $ 600,637
                                                        =========    ==========     =========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Brand Intermediate Holdings, Inc.
Condensed Consolidating Balance Sheet
June 30, 2003 (Continued)

                                                            BRAND           GUARANTOR     NON-GUARANTOR
                                                        SERVICES, INC.     SUBSIDIARIES    SUBSIDIARIES
                                                        --------------     ------------   -------------
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
      Current maturities of long-term debt                $   1,300          $      -        $      -
      Notes payable and capital lease
      obligations, current portion                            1,170                 -               -
      Accounts payable and accrued expenses                  26,967             5,824             531
      Deferred revenue                                          300             1,580               -
      Due to affiliates                                       1,434            47,525           5,742
                                                          ---------          --------        --------
             Total current liabilities                       31,171            54,929           6,273
                                                          ---------          --------        --------
Long-term debt                                              273,999                 -               -
                                                          ---------          --------        --------
Notes payable and capital lease obligations                     495                 -               -
                                                          ---------          --------        --------
Deferred income taxes                                        30,944                 -           3,879
                                                          ---------          --------        --------
Due to affiliates                                            38,366                 -           9,750
                                                          ---------          --------        --------

Total stockholder's equity (deficit)                        196,565            20,564          (1,394)
                                                          ---------          --------        --------
Total liabilities and stockholder's equity (deficit)      $ 571,540          $ 75,493        $ 18,508
                                                          =========          ========        ========

                                                                                                BRAND
                                                              BRAND        ADJUSTMENTS       INTERMEDIATE
                                                           INTERMEDIATE        AND          HOLDINGS, INC.
                                                          HOLDINGS, INC.   ELIMINATIONS      CONSOLIDATED
                                                          --------------   ------------     --------------
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
      Current maturities of long-term debt                   $       -      $        -         $   1,300
      Notes payable and capital lease
      obligations, current portion                                   -               -             1,170
      Accounts payable and accrued expenses                          -          (1,430)           31,892
      Deferred revenue                                               -               -             1,880
      Due to affiliates                                              -         (54,701)                -
                                                             ---------      ----------         ---------
             Total current liabilities                               -         (56,131)           36,242
                                                             ---------      ----------         ---------
Long-term debt                                                  34,239               -           308,238
                                                             ---------      ----------         ---------
Notes payable and capital lease obligations                          -               -               495
                                                             ---------      ----------         ---------
Deferred income taxes                                                -          (2,375)           32,448
                                                             ---------      ----------         ---------
Due to affiliates                                                    -         (48,116)                -
                                                             ---------      ----------         ---------

Total stockholder's equity (deficit)                           223,214        (215,735)          223,214
                                                             ---------      ----------         ---------
Total liabilities and stockholder's equity (deficit)         $ 257,453      $ (322,357)        $ 600,637
                                                             =========      ==========         =========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DLJ Brand Holdings, Inc. (Predecessor)
Condensed Consolidating Statement of Operations
For the Three Months Ended June 30, 2002

                                                                             NON-                       ADJUSTMENTS    DLJ BRAND
                                                BRAND       GUARANTOR      GUARANTOR      DLJ BRAND         AND       HOLDINGS, INC.
                                           SERVICES, INC.  SUBSIDIARIES   SUBSIDIARIES  HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                           --------------  ------------  -------------  --------------  ------------  -------------
Revenue:

    Labor                                    $      -        $ 64,375       $3,551        $      -         $     -      $ 67,926
    Equipment rental                                -          17,450        1,121               -               -        18,571
    Equipment sales                                 -           3,443          130               -            (976)        2,597
    Intercompany revenue                        5,250              11            -               -          (5,261)            -
                                             --------        --------       ------        --------         -------      --------
        Total revenues                          5,250          85,279        4,802               -          (6,237)       89,094
                                             --------        --------       ------        --------         -------      --------
Operating expenses:

    Labor                                           -          51,127        3,047               -            (300)       53,874
    Equipment rental                            4,832           1,154          814               -               -         6,800
    Equipment sales                                 -           2,788          100               -          (1,117)        1,771
    Divisional operating expenses                   8           4,000          116               -               -         4,124
    Intercompany operating expenses                 -           5,250           11               -          (5,261)            -
                                             --------        --------       ------        --------         -------      --------
        Total operating expenses                4,840          64,319        4,088               -          (6,678)       66,569
                                             --------        --------       ------        --------         -------      --------
        Gross profit                              410          20,960          714               -             441        22,525

Selling and administrative expenses             3,661           6,125          277               -               -        10,063
Non-cash compensation expense                   2,479               -            -              12               -         2,491
                                             --------        --------       ------        --------         -------      --------
        Operating income (loss)                (5,730)         14,835          437             (12)            441         9,971

Interest expense                                4,496               1            -             568              (5)        5,060
Interest income                                   (38)              -           (6)              -               5           (39)
Accretion of preferred stock dividends of
subsidiary                                      2,068               -            -               -               -         2,068
Equity in loss (income) of subsidiaries             -               -            -          (1,440)          1,440             -
                                             --------        --------       ------        --------         -------      --------

        Income (loss) before provision
        for income tax                        (12,256)         14,834          443             860            (999)        2,882

Provision (benefit) for income tax             (4,102)          5,934          190             299               -         2,321
                                             --------        --------       ------        --------         -------      --------

        Net income (loss)                    $ (8,154)       $  8,900       $  253        $    561         $  (999)     $    561
                                             ========        ========       ======        ========         =======      ========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Brand Intermediate Holdings, Inc.
Condensed Consolidating Statement of Operations
For the Three Months Ended June 30, 2003

                                                                                                                          BRAND
                                                                              NON-          BRAND       ADJUSTMENTS    INTERMEDIATE
                                                BRAND       GUARANTOR      GUARANTOR    INTERMEDIATE        AND       HOLDINGS, INC.
                                           SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES   HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                           --------------  ------------  -------------  --------------  ------------  -------------
Revenue:

    Labor                                    $      -        $ 65,103      $  3,141       $      -       $      -       $ 68,244
    Equipment rental                                -          18,041           643              -              -         18,684
    Equipment sales                                 -           2,026            30              -           (530)         1,526
    Intercompany revenue                        1,947              14             -              -         (1,961)             -
                                             --------        --------      --------       --------       --------       --------
        Total revenues                          1,947          85,184         3,814              -         (2,491)        88,454
                                             --------        --------      --------       --------       --------       --------
Operating expenses:

    Labor                                           -          53,470         2,871              -           (426)        55,915
    Equipment rental                            7,479           1,027         1,531              -              -         10,037
    Equipment sales                                 -           1,667            33              -           (619)         1,081
    Divisional operating expenses                 134           3,774           117              -              -          4,025
    Intercompany operating expenses                 -           1,947            14              -         (1,961)             -
                                             --------        --------      --------       --------       --------       --------
        Total operating expenses                7,613          61,885         4,566              -         (3,006)        71,058
                                             --------        --------      --------       --------       --------       --------
        Gross profit                           (5,666)         23,299          (752)             -            515         17,396
Selling and administrative expenses             4,078           7,221           339              -              -         11,638
                                             --------        --------      --------       --------       --------       --------
        Operating income (loss)                (9,744)         16,078        (1,091)             -            515          5,758
Interest expense                                7,025               1             -          1,161              -          8,187
Interest income                                   (53)             (2)           (7)             -              -            (62)
Intercompany interest                           1,161               -             -         (1,161)             -              -
Equity in loss (income) of subsidiaries             -                                        1,551         (1,551)             -
                                             --------        --------      --------       --------       --------       --------

        Income (loss) before provision
        for income tax                        (17,877)         16,079        (1,084)        (1,551)         2,066         (2,367)

Provision (benefit) for income tax             (6,782)          6,432          (466)             -              -           (816)
                                             --------        --------      --------       --------       --------       --------

        Net income (loss)                    $(11,095)       $  9,647      $   (618)      $ (1,551)      $  2,066       $ (1,551)
                                             ========        ========      ========       ========       ========       ========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DLJ Brand Holdings, Inc. (Predecessor)
Condensed Consolidating Statement of Operations
For the Six Months Ended June 30, 2002

                                                                             NON-                       ADJUSTMENTS      DLJ BRAND
                                                BRAND       GUARANTOR      GUARANTOR       DLJ BRAND        AND       HOLDINGS, INC.
                                           SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES   HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                           --------------  ------------  -------------  --------------  ------------  -------------
Revenue:

    Labor                                    $      -       $ 135,342     $   5,437        $     -       $       -      $ 140,779
    Equipment rental                                -          36,113         1,867              -               -         37,980
    Equipment sales                                 -           6,755           142              -          (1,536)         5,361
    Intercompany revenue                       10,704              19             -              -         (10,723)             -
                                             --------       ---------     ---------        -------       ---------      ---------
        Total revenues                         10,704         178,229         7,446              -         (12,259)       184,120
                                             --------       ---------     ---------        -------       ---------      ---------
Operating expenses:

    Labor                                           -         108,173         4,756              -            (230)       112,699
    Equipment rental                            9,209           2,119         1,454              -               -         12,782
    Equipment sales                                 -           5,357           108              -          (1,895)         3,570
    Divisional operating expenses                  30           8,010           205              -               -          8,245
    Intercompany operating expenses                 -          10,704            19              -         (10,723)             -
                                             --------       ---------     ---------        -------       ---------      ---------
        Total operating expenses                9,239         134,363         6,542              -         (12,848)       137,296
                                             --------       ---------     ---------        -------       ---------      ---------
        Gross profit                            1,465          43,866           904              -             589         46,824

Selling and administrative expenses             6,487          12,665           497              -               -         19,649
Non-cash compensation expense                   2,479               -             -             12               -          2,491
                                             --------       ---------     ---------        -------       ---------      ---------
        Operating income (loss)                (7,501)         31,201           407            (12)            589         24,684

Interest expense                                8,941               -             -          1,113              (8)        10,046
Interest income                                   (99)             (1)           (8)             -               8           (100)
Accretion of preferred stock dividends of
subsidiary                                      4,063               -             -              -               -          4,063
Equity in loss (income) of subsidiaries             -               -             -         (9,731)          9,731              -
                                             --------       ---------     ---------        -------       ---------      ---------

        Income (loss) before provision
        for income tax                        (20,406)         31,202           415          8,606          (9,142)        10,675

Provision (benefit) for income tax            (10,590)         12,481           178         (1,734)              -            335
                                             --------       ---------     ---------        -------       ---------      ---------

        Net income (loss)                    $ (9,816)      $  18,721     $     237        $10,340       $  (9,142)     $  10,340
                                             ========       =========     =========        =======       =========      =========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Brand Intermediate Holdings, Inc.
Condensed Consolidating Statement of Operations
For the Six Months Ended June 30, 2003

                                                                                                                           BRAND
                                                                             NON-            BRAND      ADJUSTMENTS    INTERMEDIATE
                                                BRAND       GUARANTOR      GUARANTOR     INTERMEDIATE       AND       HOLDINGS, INC.
                                           SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES   HOLDINGS, INC.  ELIMINATIONS   CONSOLIDATED
                                           --------------  ------------  -------------  --------------  ------------  -------------
Revenue:

    Labor                                   $       -       $ 140,628     $   4,692       $       -      $       -      $ 145,320
    Equipment rental                                -          36,822         1,109               -              -         37,931
    Equipment sales                                 -           4,396            63               -         (1,027)         3,432
    Intercompany revenue                        4,013              21             -               -         (4,034)             -
                                            ---------       ---------     ---------       ---------      ---------      ---------
        Total revenues                          4,013         181,867         5,864               -         (5,061)       186,683
                                            ---------       ---------     ---------       ---------      ---------      ---------
Operating expenses:

    Labor                                           -         115,261         4,337               -           (302)       119,296
    Equipment rental                           14,943           2,039         3,039               -              -         20,021
    Equipment sales                                 -           3,470            58               -         (1,204)         2,324
    Divisional operating expenses                 152           7,736           226               -              -          8,114
    Intercompany operating expenses                 -           4,013            21               -         (4,034)             -
                                            ---------       ---------     ---------       ---------      ---------      ---------
        Total operating expenses               15,095         132,519         7,681               -         (5,540)       149,755
                                            ---------       ---------     ---------       ---------      ---------      ---------
        Gross profit                          (11,082)         49,348        (1,817)              -            479         36,928
Selling and administrative expenses             8,516          13,967           586               -              -         23,069
                                            ---------       ---------     ---------       ---------      ---------      ---------
        Operating income (loss)               (19,598)         35,381        (2,403)              -            479         13,859
Interest expense                               13,795               1             -           2,346              -         16,142
Interest income                                   (89)             (2)          (14)              -              -           (105)
Intercompany interest                           2,346               -             -          (2,346)             -              -
Equity in loss (income) of subsidiaries             -                                         1,438         (1,438)             -
                                            ---------       ---------     ---------       ---------      ---------      ---------

        Income (loss) before provision
        for income tax                        (35,650)         35,382        (2,389)         (1,438)         1,917         (2,178)

Provision (benefit) for income tax            (13,866)         14,153        (1,027)              -                           740
                                            ---------       ---------     ---------       ---------      ---------      ---------

        Net income (loss)                   $ (21,784)      $  21,229     $  (1,362)      $  (1,438)     $   1,917      $  (1,438)
                                            =========       =========     =========       =========      =========      =========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DLJ Brand Holdings, Inc. (Predecessor)
Condensed Consolidating Statement of Cash Flows
For the Six Months Ended June 30, 2002

                                                                             NON-                      ADJUSTMENTS     DLJ BRAND
                                               BRAND        GUARANTOR     GUARANTOR      DLJ BRAND         AND       HOLDINGS, INC.
                                           SERVICES, INC.  SUBSIDIARIES  SUBSIDIARIES  HOLDINGS, INC.  ELIMINATIONS  CONSOLIDATED
                                           --------------  ------------  ------------  --------------  ------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by (used for) operating
activities                                   $ 21,689        $   316      $   (146)      $       -       $     13       $ 21,872
                                             --------        -------      --------       ---------       --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment            (6,651)          (316)         (602)              -              -         (7,569)
Proceeds from sales of property and
equipment                                       1,366              -             -               -              -          1,366
Investment in subsidiaries                         67              -             -             (67)             -              -
                                             --------        -------      --------       ---------       --------       --------
Net cash used for investing activities         (5,218)          (316)         (602)            (67)             -         (6,203)
                                             --------        -------      --------       ---------       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments of long-term debt                    (23,250)             -             -               -              -        (23,250)
Redemptions and exercises of parent
company stock, net                                  -              -             -              67              -             67
Payments on capital lease obligations            (690)             -             -               -              -           (690)
                                             --------        -------      --------       ---------       --------       --------
Net cash used for financing activities        (23,940)             -             -              67              -        (23,873)
                                             --------        -------      --------       ---------       --------       --------

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                    (7,469)             -          (748)              -             13         (8,204)

CASH AND CASH EQUIVALENTS, beginning of
period                                         10,788              -         2,057               -           (185)        12,660
                                             --------        -------      --------       ---------       --------       --------

CASH AND CASH EQUIVALENTS, end of period     $  3,319        $     -      $  1,309       $       -       $   (172)      $  4,456
                                             ========        =======      ========       =========       ========       ========

               BRAND INTERMEDIATE HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Brand Intermediate Holdings, Inc.
Condensed Consolidating Statement of Cash Flows
For the Six Months Ended June 30, 2003


                                                        BRAND SERVICES,    GUARANTOR      NON-GUARANTOR
                                                              INC.        SUBSIDIARIES    SUBSIDIARIES
                                                        ---------------   ------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by (used for) operating activities       $ 24,098         $  1,488        $   (709)
                                                           --------         --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment                          (4,403)          (1,488)           (127)
Proceeds from sales of property and equipment                   796                -               -
                                                           --------         --------        --------
Net cash used for investing activities                       (3,607)          (1,488)           (127)
                                                           --------         --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments of long-term debt                                     (650)               -               -
Payments on capital lease obligations                        (1,043)               -               -
                                                           --------         --------        --------
Net cash used for financing activities                       (1,693)               -               -
                                                           --------         --------        --------

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                                  18,798                -            (836)

CASH AND CASH EQUIVALENTS, beginning of period                3,931                -           1,480
                                                           --------         --------        --------

CASH AND CASH EQUIVALENTS, end of period                   $ 22,729         $      -        $    644
                                                           ========         ========        ========

                                                             BRAND        ADJUSTMENTS    BRAND INTERMEDIATE
                                                         INTERMEDIATE          AND         HOLDINGS, INC.
                                                        HOLDINGS, INC.    ELIMINATIONS      CONSOLIDATED
                                                        ---------------   ------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net cash provided by (used for) operating activities             -         $    541          $ 25,418
                                                             -----         --------          --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment                              -                -            (6,018)
Proceeds from sales of property and equipment                    -                -               796
                                                             -----         --------          --------
Net cash used for investing activities                           -                -            (5,222)
                                                             -----         --------          --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments of long-term debt                                       -                -              (650)
Payments on capital lease obligations                            -                -            (1,043)
                                                             -----         --------          --------
Net cash used for financing activities                           -                -            (1,693)
                                                             -----         --------          --------

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                                      -              541            18,503

CASH AND CASH EQUIVALENTS, beginning of period                   -             (594)            4,817
                                                             -----         --------          --------

CASH AND CASH EQUIVALENTS, end of period                         -         $    (53)         $ 23,320
                                                             =====         ========          ========

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF MEMBERS AND MANAGERS

         Under the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the DGCL requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

         The Company's Certificate of Incorporation, as amended, provides in effect for the indemnification by the Company of each director and officer of the Company to the fullest extent permitted by applicable law.

         If the DGCL is amended to further expand the indemnification permitted to directors, officers, employees or agents of the Company, then the Company shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     See index to exhibits, which is incorporated by reference.

ITEM 22.  UNDERTAKINGS

     Each of the undersigned registrants hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

                  (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Brand Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                                     BRAND SERVICES, INC.

                                     By: _________________________________
                                         Jeffrey W. Peterson
                                         Chief Financial Officer and Vice
                                         President, Finance

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                                         _________________________________
                                         John M. Monter
                                         Chairman of the Board of Directors
                                         Chief Executive Officer and President
                                         (Principal Executive Officer)

                                         _____________________________________
                                         Jeffrey W. Peterson
                                         Chief Financial Officer and Vice
                                         President, Finance (Principal Financial
                                         and Accounting Officer)

                                         _____________________________________
                                         Christopher C. Behrens
                                         Director

                                         _____________________________________
                                         Arnold L. Chavkin
                                         Director

                                         _____________________________________
                                         Sean E. Epps
                                         Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Intermediate Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                                     BRAND INTERMEDIATE HOLDINGS, INC.

                                     By: ____________________________________
                                         Jeffrey W. Peterson
                                         Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                                     _________________________________________
                                         John M. Monter
                                         Chief Executive Officer and President
                                         (Principal Executive Officer)

                                     _________________________________________
                                         Jeffrey W. Peterson
                                         Chief Financial Officer
                                         (Principal Financial and Accounting
                                         Officer)

                                     _________________________________________
                                         Christopher C.  Behrens
                                         Director

                                     _________________________________________
                                         Sean E. Epps
                                         Director

                                     _________________________________________
                                         Arnold L. Chavkin
                                         Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Scaffold Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        BRAND SCAFFOLD SERVICES, INC.

                        By: ____________________________________________________
                            John M. Monter
                            Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            John M. Monter
                            Director, Chief Executive Officer and President (Principal Executive Officer)

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Vice President, Treasurer and Director
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            Raymond L. Edwards
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Scaffold Rental & Erection, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        BRAND SCAFFOLD RENTAL & ERECTION, INC.

                        By: ____________________________________________________
                            David R. Cichy
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            David R. Cichy
                            Director and President (Principal Executive Officer)

                        ________________________________________________________
                            Kirk D. Price
                            Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Director

                        ________________________________________________________
                            Guy S. Huelat
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Scaffold Builders, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        BRAND SCAFFOLD BUILDERS, INC.

                        By: ____________________________________________________
                            James M. McGee
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            James M. McGee
                            Director and President (Principal Executive Officer)

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            Scott M. Robinson
                            Director

                        ________________________________________________________
                            Raymond L. Edwards
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Scaffold-Jax, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        SCAFFOLD-JAX, INC.

                        By: ____________________________________________________
                            James M. McGee
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            James M. McGee
                            Director and President (Principal Executive Officer)

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            Scott M. Robinson
                            Director

                        ________________________________________________________
                            Raymond L. Edwards
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Scaffold Erectors, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        BRAND SCAFFOLD ERECTORS, INC.

                        By: ____________________________________________________
                            James M. McGee
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            James M. McGee
                            President (Principal Executive Officer)

                        ________________________________________________________
                            Irate W. Chan
                            Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            Bruce J. Court
                            Director

                        ________________________________________________________
                            Raymond L. Edwards
                            Director

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Scaffold Building Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        SCAFFOLD BUILDING SERVICES, INC.

                        By: ____________________________________________________
                            James M. McGee
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            James M. McGee
                            Director and President (Principal Executive Officer)

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            Scott M. Robinson
                            Director

                        ________________________________________________________
                            Raymond L. Edwards
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Special Events, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        BRAND SPECIAL EVENTS, INC.

                        By: ____________________________________________________
                            Raymond L. Edwards
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            Raymond L. Edwards
                            Director and President (Principal Executive Officer)

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            John M. Monter
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Mike Brown Grandstands, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        MIKE BROWN GRANDSTANDS, INC.

                        By: ____________________________________________________
                            Raymond L. Edwards
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            Raymond L. Edwards
                            Director and President (Principal Executive Officer)

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            John M. Monter
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Kwikrig, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        KWIKRIG, INC.

                        By: ____________________________________________________
                            Jeffrey W. Peterson
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Director and President (Principal Executive Officer)

                        ________________________________________________________
                            Patrick H. Mahtani
                            Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            John M. Monter
                            Director

                        ________________________________________________________
                            Raymond L. Edwards
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Brand Staffing Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        BRAND STAFFING SERVICES, INC.

                        By: ____________________________________________________
                            Raymond L. Edwards
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            Raymond L. Edwards
                            Director and President (Principal Executive Officer)

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Director and Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            Bruce J. Court
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Skyview Staffing, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        SKYVIEW STAFFING, INC.

                        By: ____________________________________________________
                            Raymond L. Edwards
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            Raymond L. Edwards
                            Director and President (Principal Executive Officer)

                        ________________________________________________________
                            Patrick Mahtani
                            Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Director

                        ________________________________________________________
                            Bruce J. Court
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Hightower Staffing, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        HIGHTOWER STAFFING, INC.

                        By: ____________________________________________________
                            Bruce J. Court
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            Bruce J. Court
                            President (Principal Executive Officer)

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Director and Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            Raymond L. Edwards
                            Director

                        ________________________________________________________
                            Guy S. Huelat
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Brandcraft Labor, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        BRANDCRAFT LABOR, INC.

                        By: ____________________________________________________
                            Raymond L. Edwards
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            Raymond L. Edwards
                            Director and President (Principal Executive Officer)

                        ________________________________________________________
                            Patrick Mahtani
                            Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Director

                        ________________________________________________________
                            Bruce J. Court
                            Director

         Pursuant to the requirements of the Securities Act of 1933, Skyview Safety Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on October 14, 2003.

                        SKYVIEW SAFETY SERVICES, INC.

                        By: ____________________________________________________
                            Raymond L. Edwards
                            President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 14, 2003.

                        ________________________________________________________
                            Raymond L. Edwards
                            Director and President (Principal Executive Officer)

                        ________________________________________________________
                            Patrick Mahtani
                            Treasurer
                            (Principal Financial and Accounting Officer)

                        ________________________________________________________
                            Jeffrey W. Peterson
                            Director

                        ________________________________________________________
                            Bruce J. Court
                            Director

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                        DESCRIPTION
------                                        -----------
 3.1          Certificate of Incorporation of the Brand Services, Inc. (1)

 3.2          Certificate of Amendment of Certificate of Incorporation of Brand Services, Inc. (1)

 3.3          Amended and Restated By-Laws of Brand Services, Inc.(1)

 3.4*         Certificate of Incorporation of the Brand Intermediate Holdings, Inc.

 3.5*         By-Laws of Brand Intermediate Holdings, Inc.

 3.6*         Articles of Incorporation of Scaffold-Jax, Inc.

 3.7*         By-Laws of Scaffold-Jax, Inc.

 3.8*         Articles of Incorporation of Kwikrig, Inc.

 3.9*         By-Laws of Kwikrig, Inc.

 3.10*        Form of Certificate of Incorporation of Brand Scaffold & Erection, Inc. and Brand Scaffold Builders,
              Inc.

 3.11*        Form of Certificate of Incorporation of Delaware subsidiary guarantors other than Brand Scaffold &
              Erection, Inc. and Brand Scaffold Builders, Inc.

 3.12*        Form of By-Laws of Delaware subsidiary guarantors

 4.1*         Indenture dated as of October 16, 2002, between Brand Services, Inc. and Bank of New York Trust Company
              of Texas, N.A., as Trustee.

 4.2*         Registration Rights Agreement, dated as of October 16, 2002, between the Company and Credit Suisse
              First Boston Corporation and J.P. Morgan Securities, Inc., as initial purchasers.

 5.1*         Opinion of Mayer, Brown, Rowe & Maw regarding the legality of the Exchange Notes

 5.2*         Opinion of Milam & Howard, P.C.

 10.1*        Indenture dated as of October 16, 2002, between Brand Intermediate Holdings and Bank of New York Trust
              Company of Texas, N.A., as Trustee.

 10.2*        Credit Agreement dated as of October 16, 2002, among Brand Services, Inc., the lenders party thereto, and Credit Suisse First Boston Corporation, as Administrative Agent

 10.3*        Security Agreement dated as of October 16, 2002, among Brand Services, Inc., Brand Intermediate
              Holdings, Inc. the subsidiary guarantors named therein and Credit Suisse First Boston Corporation, as
              Collateral Agent

 10.4*        Amended Employment Agreement dated as of October 16, 2002, between the Company and John M. Monter

 10.5*        Employment Agreements dated as of October 16, 2002, between the Company and members of the Brand
              Advisory Team

 12.1         Statement re Computation of Earnings to Fixed Charges

 16.1*        Letter regarding Change in Certifying Accountant

 21.1*        Subsidiaries of Brand Services, Inc.

 23.1         Consent of Independent Auditors - KPMG, LLP

 23.2         Consent of Independent Auditors - Ernst & Young, LLP

 24.1*        Power of Attorney (included as part of signature page hereto)

 25.1*        Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Trust Company of Florida, N.A.

-------------

*    Previously filed

(1) Incorporated herein by reference to exhibit of the same number in the Registrant's Registration Statement on Form S-1, Registration Number 333-56817.


                                       2